EXHIBIT 10(b)




                               LMC AGREEMENT



                                     AMONG


                               TIME WARNER INC.,


                           LIBERTY MEDIA CORPORATION,

                          and certain subsidiaries of
                           Liberty Media Corporation


                         Dated as of September 22, 1995






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                               TABLE OF CONTENTS


                                                                      Page

                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.1       Definitions ..........................................2
SECTION 1.2       Terms Generally ......................................8


                                   ARTICLE II

                      COVENANTS WITH RESPECT TO THE MERGER

SECTION 2.1       Agreement to Vote; Related Matters....................9
SECTION 2.2       Reasonable Efforts....................................1
SECTION 2.3       Agreement to Abandon..................................1
SECTION 2.4       Closing Deliveries....................................3
SECTION 2.5       Dissenters' Rights....................................3


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1       Representations and Warranties of LMC Parent and the
                  Shareholders..........................................3
SECTION 3.2       Representations and Warranties of TW Parent..........15


                                   ARTICLE IV

                         CERTAIN POST-CLOSING COVENANTS

SECTION 4.1       Voting Trust; Share Exchange..........................8
SECTION 4.2       No Redemption.........................................9
SECTION 4.3       Certain Post-Closing Compensation Obligations........20








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                                   ARTICLE V

                                 MISCELLANEOUS

SECTION 5.1       Expenses.............................................22
SECTION 5.2       Specific Performance.................................22
SECTION 5.3       Amendments; Termination..............................22
SECTION 5.4       Successors and Assigns...............................23
SECTION 5.5       Entire Agreement.....................................23
SECTION 5.6       Notices..............................................23
SECTION 5.7       Governing Law........................................24
SECTION 5.8       Counterparts; Effectiveness..........................24
SECTION 5.9       Descriptive Headings.................................24
SECTION 5.10      Severability.........................................25
SECTION 5.11      Attorney's Fees......................................25


                             EXHIBITS AND SCHEDULES

EXHIBIT A  Terms of Non-Voting Exchange Preferred Stock
EXHIBIT B  Form of First Refusal Agreement
EXHIBIT C  Terms of Voting Exchange Preferred Stock
EXHIBIT D  Form of Option Agreement
EXHIBIT E  Program Service Agreement
EXHIBIT F  Form of LMC Registration Rights Agreement
EXHIBIT G  Form of Rights Amendment
EXHIBIT H  Form of SportsSouth Agreement
EXHIBIT I  Form of Sunshine Agreement
EXHIBIT J  Form of Voting Trust Agreement

Schedule I  Schedule of Shareholder Shares
Schedule 3.1  Litigation










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                         LMC AGREEMENT, dated as of September 22, 1995,
                    among TIME WARNER INC., a Delaware corporation ("TW Parent"), LIBERTY MEDIA CORPORATION, a Delaware corporation ("LMC Parent"), TCI TURNER PREFERRED, INC., a Colorado corporation ("LMC Sub") and certain other subsidiaries of LMC Parent listed with LMC Sub under "Subsidiaries of LMC Parent" on the signature pages hereto (LMC Sub and such subsidiaries collectively, the "Shareholders").


          Concurrently with the execution and delivery of this Agreement, TW Parent, Time Warner Acquisition Corp. ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of TW Parent, and Turner Broadcasting System, Inc. (the "Company"), a Georgia corporation, are entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"). The Merger (as defined in the Merger Agreement) is subject to certain conditions, including the approval of the Merger and the approval and adoption of the Merger Agreement: by the holders of a majority of the outstanding shares of Class C Convertible Preferred Stock, par value $.125 per share, of the Company (the "Class C Preferred Stock"), voting as a separate class; by the holders of a majority of the voting power of the outstanding shares of Class A Common Stock, par value $.0625 per share, of the Company (the "Class A Common Stock"), and Class B Common Stock, par value $.0625 per share, of the Company (the "Class B Common Stock"; together with the Class A Common Stock, the "Common Stock"), voting as a single class; and by the holders of a majority of the voting power of the outstanding shares of Common Stock and Class C Preferred Stock, voting as a single class. The term "Merger Agreement" as used herein includes the Merger Agreement as the same may be amended pursuant to, and solely in the respects contemplated by, Section 1.01 of the Merger Agreement as in effect on the date hereof and, in the event the Merger Agreement is amended pursuant to the last sentence of said Section, the term "TW Parent" shall, if applicable, mean the newly formed corporation that will become the sole stockholder of TW Parent and the Company.

          Each Shareholder is the record and beneficial owner of the number of shares of Class A Common Stock, Class B Common Stock and Class C Preferred Stock, set forth opposite such Shareholder's name on Schedule I hereto (such shares of Class A Common Stock, Class B Common Stock and Class C Preferred Stock, together with any shares of capital stock of the Company acquired by such Shareholder after the date hereof and prior to the Effective Time of the Merger (as defined in the Merger Agreement) being collectively referred to herein as the "Shareholder Shares").







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          NOW, THEREFORE, the parties agree as follows:


                                 ARTICLE I

                                DEFINITIONS

          SECTION 1.1 Definitions. Capitalized terms used but not defined herein and the term "subsidiary" shall have the meanings assigned to such terms in the Merger Agreement. In this Agreement:

          "Action" shall mean any of (i) the direct or indirect acquisition (through purchase, exchange, merger or consolidation, exercise of rights or otherwise) by TW Parent or any Controlled Affiliate of TW Parent of any assets, securities or business; (ii) any merger or consolidation of TW Parent with or into any other person; (iii) the commencement by TW Parent or any of its Controlled Affiliates of any new business; (iv) any investment by TW Parent or any Controlled Affiliate of TW Parent in any other person; and (v) the sale or issuance by TW Parent or any Controlled Affiliate of TW Parent of TW Securities to any person or the repurchase, redemption or other acquisition by TW Parent or any Controlled Affiliate of TW Parent of any TW Securities; excluding, in all of the cases, any of the foregoing actions that TW Parent or any Controlled Affiliate of TW Parent is required to take pursuant to, or that is expressly contemplated by, this Agreement, the Merger Agreement, any Additional Agreement or any other agreement expressly contemplated by this Agreement, the Merger Agreement or any Additional Agreement.

          "Additional Agreements" shall mean the Voting Trust, the Registration Rights Agreement, the First Refusal Agreement, the Option Agreement, the Program Service Agreement, the Rights Amendment, the TW/LMC Letter Agreement, the SportSouth Agreement and the Sunshine Agreement.

          "Adjustment Amount", with respect to the disposition of any TW Securities as to which TW Parent is obligated to pay an Adjustment Amount to a Liberty Party, means an amount equal to the Nominal Tax Amount divided by the Gross-up Factor. For purposes of this definition, the "Nominal Tax Amount" means an amount equal to the product of (i) the gain or income recognized for Federal income tax purposes from the disposition of such TW Securities and (ii) the Blended Rate, and the "Gross-up Factor" is equal to 1 minus the Blended Rate.

          "Affiliate", when used with respect to a specified person, means any other person which directly or indirectly Controls, is under common Control with or is Controlled by such first person. The term "affiliated" (whether or not capitalized) shall have a







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correlative meaning. For purposes of this Agreement, no Liberty Party shall be deemed to be an Affiliate of TW Parent or any of its subsidiaries and neither TW Parent nor any of its Affiliates shall be deemed to be an Affiliate of any Liberty Party. Prior to the Effective Time of the Merger, neither TW Parent nor any of its Affiliates nor TCI, LMC Parent or any of their respective Affiliates shall be deemed to be an Affiliate of the Company or any of its subsidiaries.

          "Blended Rate", as to any Liberty Party for any relevant taxable year, means the tax rate that is the highest combined corporate Federal, state and local marginal capital gain rate (determined by taking into account any deduction for net capital gain) applicable to gain or income upon dispositions of TW Securities beneficially owned by such Liberty Party during such taxable year as contemplated by Section 4.3, provided, however, that if the tax liability of the Liberty Party (or of the consolidated group of which such Liberty Party is a member for tax purposes) with respect to such income or gain for such taxable year is not determined under Section 1201 of the Internal Revenue Code of 1986, as amended (or any successor Section), such tax rate shall be the highest combined regular corporate Federal, state and local ordinary income tax rate applicable to such Liberty Party (or such consolidated group) for such taxable year. Such tax rate shall be determined taking into account such Liberty Party's (or its consolidated group's) relevant state and local apportionment factors with respect to such gain or income, the deductibility of state and local taxes for Federal income tax purposes (and the deductibility of taxes imposed by any taxing jurisdiction for purposes of computing the tax liability to any other taxing jurisdiction), the dividends received deduction (where such gain or income is eligible for such deduction) and any other relevant considerations.

          "Change in Control Event" shall mean any of the following events:
(i) any person becoming an Acquiring Person (as defined in the Rights Agreement as in effect on the date hereof as if amended in accordance with the Rights Amendment), including any person that would otherwise be excluded from the definition of Acquiring Person in the Rights Agreement by virtue of the acquisition of shares pursuant to a Qualifying Offer (as defined in the Rights Agreement as in effect on the date hereof, as if amended in accordance with the Rights Amendment) and regardless of whether the Rights Agreement continues to be in effect or is so amended, or (ii) TW Parent's entering into any agreement (other than the Merger Agreement or any amendment thereto) providing for any merger or consolidation of TW Parent into any other person, a binding share exchange, or a merger of TW Parent with any other person in which the shares of capital stock of TW Parent are exchanged for or converted into the right to receive anything other than common stock, par value $1.00 per share, of TW Parent.

          "Communications Laws" shall mean the Communications Act of 1934 (as amended and supplemented from time to time and any successor statute or statutes regulating







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tele-communications companies) and the rules and regulations (and interpretations thereof and determinations with respect thereto) promulgated, issued or adopted from time to time by the FCC. All references herein to the Communications Laws shall include as of any relevant date in question the Communications Laws as then in effect (including any Communications Law or part thereof the effectiveness of which is then stayed) and as then formally proposed by the FCC by publication in the Federal Register or promulgated with a delayed effective date.

          "Company Letter" shall mean the letter dated the date hereof from the Company to TW Parent and LMC Parent.

          "Contract" shall mean any agreement, contract, commitment, indenture, lease, license, instrument, note, bond, security, undertaking, promise, covenant, or legally binding arrangement or understanding.

          "Control", as to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person (whether through ownership of securities, partnership interests or other ownership interests, by contract, by participation or involvement in the board of directors, management committee or other management structure of such person, or otherwise). The terms "Controlled," "Controlling" and similar variations shall have correlative meanings.

          "Controlled Affiliate" of any specified person shall mean an Affiliate of such specified person that is Controlled by such specified person and is not Controlled by another person (other than another Controlled Affiliate of the specified person), except that as used in the definition of "Action" in this Section 1.1, the term "Controlled Affiliate" shall include an Affiliate of the specified person that is also Controlled by another person if the specified person has the power (by contract, ownership of voting securities or otherwise) to cause such Affiliate to refrain from taking the Action in question.

          "Covered TW Securities" shall mean (i) (A) if the Merger is consummated, the shares of TW Parent Common Stock beneficially owned by LMC Parent immediately following the consummation of the Merger as a result of the conversion in the Merger of the shares of Company Capital Stock beneficially owned by LMC Parent on the date hereof, (B) if the Contribution Election (as defined in the Elective Merger Agreement) is made and LMC Sub makes the contribution of its assets described therein, the shares of TW Parent Common Stock received by LMC Sub in connection with such contribution, determined in accordance with the Elective Merger Agreement assuming that the shares of Company Capital Stock so contributed by LMC Sub or owned by the subsidiaries of LMC Sub so contributed did not include any shares of Company Capital Stock not beneficially owned by LMC Parent on the date hereof, or (C) if the Elective Merger is consummated, the shares of







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TW Parent Common Stock received by LMC Parent or its designee in connection with the consummation of the Elective Merger (determined in accordance with the Elective Merger Agreement assuming that the shares of Company Capital Stock owned by LMC Sub and its subsidiaries immediately prior to the consummation of the Elective Merger did not include any shares of Company Capital Stock not beneficially owned by LMC Parent on the date hereof), plus, if the Merger is thereafter consummated, such additional number of shares of TW Parent Common Stock, if any, issuable to LMC Parent or its designee pursuant to Section 3.3 of the Elective Merger Agreement, (ii) the shares of Voting Exchange Preferred Stock issued pursuant to the Option Agreement and (iii) all shares of Voting Exchange Preferred Stock and Non-Voting Exchange Preferred Stock for which the shares of TW Parent
Common Stock and Voting Exchange Preferred Stock referred to in clauses (i) and (ii) above and this clause (iii) may be exchanged pursuant to Section 4.1, in each case as such shares may have been changed after issuance thereof. The number of Covered TW Securities shall be appropriately adjusted from time to time to take into account the occurrence of any stock dividends, splits, reverse splits, combinations and the like.

          "Elective Merger" shall mean the merger of LMC Sub into TW Parent or, at the election of TW Parent, into a wholly owned subsidiary of TW Parent contemplated by the Elective Merger Agreement.

          "Elective Merger Agreement" shall mean that certain Agreement and Plan of Merger, to be dated as of the date hereof, among TW Parent, LMC Parent and LMC Sub, as contemplated by the TW/LMC Letter Agreement.

          "FCC" shall mean the Federal Communications Commission and any successor agency or other agency charged with the administration of any Communications Law.

          "First Refusal Agreement" shall mean that certain Stockholders Agreement substantially in the form of Exhibit B hereto to be entered into by TW Parent, the Shareholders and certain other shareholders of the Company at or prior to the Closing.

          "Horizontal Rule" shall mean the rule promulgated by the FCC that is set forth at 47 C.F.R. 76.503 on the date hereof.

          "Judgment" shall mean any order, judgment, writ, decree, injunction, award or other determination, decision or ruling of any court, any other Governmental Entity or any arbitrator.

          "Liberty Party" shall mean LMC Parent and each Affiliate of LMC Parent that is controlled by LMC Parent from time to time and, for so long as LMC Parent is an







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Affiliate of TCI that is controlled by TCI, shall also mean TCI and each
Affiliate of TCI that is controlled by TCI.

          "Non-Voting Exchange Preferred Stock" shall mean the Series J Non-Voting Participating Convertible Preferred Stock of TW Parent, having the terms set forth on Exhibit A hereto.

          "Option Agreement" shall mean that certain Option Agreement substantially in the form of Exhibit D hereto to be entered into by TW Parent and LMC Parent at or prior to the Closing.

          "Option Consideration" shall mean the shares of Voting Exchange Preferred Stock to be issued and delivered by TW Parent pursuant to the Option Agreement.

          "person" shall have the meaning ascribed to such term in the Merger Agreement and shall include any Governmental Entity.

          "Prohibited Effect" shall mean the effect or consequence (in each case either immediately or following any notice, demand, hearing, proceeding, determination or other action by any Governmental Entity) (a) of making the continued ownership by the Liberty Parties or any of them of any TW Securities then owned by the Liberty Parties or any of them illegal under any Specified Law or (b) of imposing or resulting in the imposition under any Specified Law on the Liberty Parties or any of them of damages or penalties by reason of or as a result of such continued ownership or (c) of requiring the divestiture of, or resulting in the requirement to divest, any of such TW Securities by any Liberty Party under any Specified Law, or
(d) of requiring, or resulting in the requirement, under any Specified Law that any Liberty Party discontinue any business or divest of any business or assets or that any license that such Liberty Party holds or is required to hold under the Communications Laws be modified in any significant respect or not be renewed as a result of such continued ownership.

          "Program Service Agreement" shall mean the letter agreement, dated September 15, 1995 between Satellite Services, Inc. ("SSI") and the Company with respect to the provision of certain program services to SSI, a copy of which is annexed as Exhibit E hereto.

          "Registration Rights Agreement" shall mean the LMC Registration Rights Agreement substantially in the form of Exhibit F hereto to be entered into by TW Parent, LMC Parent and the Shareholders at or prior to the Closing.

          "Requirement of Law", when used with respect to any person, shall mean any law, statute, code, rule, regulation or Judgment, and any interpretation of or determination with respect to any of the foregoing, of any court or other Governmental Entity applicable to or binding upon such person, or to which such person, any of its assets or any business conducted by it is subject, whether now existing or at any time hereafter enacted, promulgated, issued, entered or otherwise becoming effective.

          "Restriction Period" shall mean the period of time commencing on the date any Covered TW Securities are first issued and continuing until the first time that the ownership or deemed ownership by the Liberty Parties of the TW Parent Common Stock and other voting securities of TW Parent then owned by the Liberty Parties (assuming conversion in full of all Non-Voting Exchange Preferred Stock) would, unless the exercise by the Liberty Parties of the rights of a holder of TW Common Stock or other voting securities of TW Parent were restricted through a voting trust or other arrangement satisfactory to the FCC, have a Prohibited Effect under any Communications Law (determined on the assumption that the Horizontal Rule, unless previously declared invalid by a final unappealable Judgment, is in full force and effect). Notwithstanding the foregoing, (a) if the Voting Trust is terminated prior to the expiration of the Restriction Period and the TW Securities held by the trustee thereunder are released to the Liberty Parties, then unless LMC Parent complies with its covenant pursuant to Section 4.1 to deliver such TW Securities to TW Parent for exchange for Non-Voting Exchange Preferred Stock within five business days thereafter, the Restriction Period shall be deemed to terminate upon the expiration of such five business day period, and (b) if any Non-Voting Exchange Preferred Stock is converted into TW Parent Common Stock or into Voting Exchange Preferred Stock by the Liberty Parties, then the Restriction Period shall be deemed to terminate upon such conversion.

          "Rights Amendment" shall mean those amendments described on Exhibit G hereto to the terms of the Rights Agreement.

          "Specified Law", when used with respect to the Liberty Parties, shall mean (i) the Communications Laws, (ii) any United States federal law or statute and any law or statute of any state of the United States or of the District of Columbia and (iii) the rules and regulations (and interpretations thereof or determinations with respect thereto) of any agency charged with the administration of any Specified Law within the meaning of clause (ii), applicable to or binding upon a Liberty Party or to which a Liberty Party, any of its assets or any business conducted by it is subject. All references herein to Specified Law shall include as of any relevant date in question each Specified Law as then in effect (including any Specified Law or part thereof the effectiveness of which is then stayed) and as then formally proposed by the relevant Governmental Entity or promulgated with a delayed effective date.








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          "SportSouth Agreement" shall mean the Stock Purchase Agreement, dated as of September 22, 1995, between the Company and LMC Southeast Sports, Inc., and the Exhibits and Schedules thereto, a copy of which is annexed as Exhibit H hereto.

          "Sunshine Agreement" shall mean an agreement substantially in the form of Exhibit I to be entered into by Time Warner Entertainment Company, L.P. and Liberty Sports, Inc. at or prior to the Closing.

          A "Takeover Proposal" shall be pending if any bona fide tender or exchange offer for the TW Parent Common Stock shall have been commenced or publicly announced and not terminated or withdrawn if consummation of such offer in accordance with its terms would result in a Change in Control Event. A tender offer will not be deemed to be bona fide that is not fully financed unless it is made or guaranteed by a person whose senior debt securities have investment grade ratings in one of the four highest investment grade categories.

          "Transactions" shall mean the Merger, the other transactions contemplated by the Merger Agreement and the transactions contemplated by this Agreement and the Additional Agreements.

          "Turner Letter" shall mean that certain letter dated the date hereof from R.E. Turner, III to TW Parent and LMC Parent.

          "TW/LMC Letter Agreement" shall mean the letter dated September 22, 1995 from TW Parent to LMC Parent with respect to the negotiation, execution and delivery of the Elective Merger Agreement.

          "TW Parent Common Stock" shall mean the common stock, par value $1.00 per share, of TW Parent as it exists on the date hereof and shall include, where appropriate, in the case of any reclassification, recapitalization or other change in the TW Parent Common Stock, or in the case of a consolidation or merger of TW Parent with or into another person affecting the TW Parent Common Stock, such capital stock or other securities to which a holder of TW Parent Common Stock shall be entitled upon the occurrence of such event.

          "TW Securities" shall mean any and all shares of capital stock and any and all other equity securities of TW Parent of any class, series, issue or other type, whether now authorized or existing or hereafter authorized or designated or otherwise created, including the TW Parent Common Stock, the Voting Exchange Preferred Stock and the Non-Voting Exchange Preferred Stock.








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          "Voting Exchange Preferred Stock" shall mean the Series K Voting
Participating Convertible Preferred Stock of TW Parent, having the terms set forth on Exhibit C hereto.

          "Voting Trust" shall mean the Voting Trust Agreement substantially in the form of Exhibit J hereto to be entered into by the Shareholders and the Trustee named therein at the Closing, subject however to Section 4.1.

          SECTION 1.2 Terms Generally. The definitions of terms contained in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice shall be deferred until, or may be taken or given on, the next business day.


                                ARTICLE II

                   COVENANTS WITH RESPECT TO THE MERGER

          SECTION 2.1 Agreement to Vote; Related Matters.

          (a) Subject to the terms and conditions of this Agreement, each of the Shareholders agrees that such Shareholder shall attend, and LMC Parent shall cause the Shareholders to attend, the Shareholders Meeting and each adjournment thereof (provided in each case that the same is held prior to the Termination Date), in person or by proxy, and shall vote all the Shareholder Shares (and each class thereof) of such Shareholder that such Shareholder is entitled to vote, in favor of the approval of the Merger and each of the other transactions contemplated by the Merger Agreement and in favor of the approval of the Merger Agreement (as the same may be amended from time to time to the extent consistent with clause (i) of the following sentence). The foregoing agreement of LMC Parent and each Shareholder is subject to the satisfaction of the following conditions as of the time of the Shareholders Meeting or any adjournment thereof at which the Shareholder Approvals are







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sought: (i) the Merger Agreement shall be in full force and effect in the form originally executed and shall not have been amended in any respect, nor shall any right of the Company or obligation of TW Parent thereunder (including any condition to the obligation of the Company to consummate the Merger and the other transactions contemplated by the Merger Agreement) have been waived, other than (x) amendments contemplated by Section 1.01 of the Merger Agreement as in effect on the date hereof and (y) any amendments and waivers that do not change the consideration to be received in exchange for Company Capital Stock in the Merger or the exchange ratio therefor (except to increase the number of shares of TW Parent Common Stock to be issued in exchange for each share of Company Capital Stock or to provide additional consideration to all stockholders of the Company that does not affect the tax-free nature of the transaction) and that, when taken together with all other amendments and waivers, do not have a material adverse effect on the value of the consideration to be received in exchange for Company Capital Stock in the Merger; (ii) R.E. Turner, III, as a shareholder of the Company, shall have voted or shall simultaneously be voting all his shares of Company Capital Stock in favor of the approval of the Merger; (iii) if the Parent Stockholder Approvals shall have been voted upon, the Parent Stockholder Approvals shall have been obtained; (iv) no Judgment shall have been entered and be continuing that restrains or enjoins (preliminarily, temporarily or permanently) LMC Parent or any Shareholder from voting the Shareholder Shares; and (v) no Change of Control Event shall have occurred.

          (b) While this Agreement is in effect, each Shareholder agrees that it shall not, and LMC Parent agrees to cause each Shareholder not to,
(i) grant or permit any of its subsidiaries to grant any proxy or other right with respect to the voting of the Shareholder Shares of such Shareholder or (ii) transfer or permit any of its subsidiaries to transfer (including by operation of law in a merger) any of such shares to any person (other than TW Parent) unless such transferee agrees to be bound with respect to such transferred shares by this Section 2.1 to the same extent as the transferor was so bound with respect to such transferred shares and such transfer is made in compliance with all applicable requirements of the Stock Agreements (as defined in Section 3.1(a)).

          (c) To the extent that such consent or waiver is required by the terms of any agreement (any "Relevant Agreement") to which the Company, TW Parent, Time TBS Holdings, Inc. ("Time-TBS"), Tele-Communications, Inc. ("TCI"), TCI Communications, Inc. ("TCIC") and/or any of the Shareholders is a party which relates to the ownership, voting or disposition of any shares of the capital stock of the Company of any class or series (including the Stock Agreements), each of TW Parent, Time-TBS, TCI, TCIC and each Shareholder hereby consents to the execution, delivery and performance of the Support Agreement, this Agreement, the Additional Agreements, the Merger Agreement and the Elective Merger Agreement by all parties (and intended parties) to each such agreement and waives any inconsistent provision of any Relevant Agreement and any rights or remedies which such party might otherwise have under any Relevant Agreement or by virtue thereof by reason of such execution, delivery or performance. Each of TW Parent, Time-TBS, TCI, TCIC, LMC Parent and each Shareholder confirms and agrees that the execution, delivery and performance of this Agreement, the Merger Agreement, the Additional Agreements, the Elective Merger Agreement and the Support Agreement by all parties (and intended parties) thereto do not and will not conflict with any provision of the Amended and Restated Articles of Incorporation of the Company and do not and will not result in the loss of any right, power, privilege, remedy or benefit which any holder of Class C Preferred Stock otherwise has or might have or in the reduction, qualification or other modification of any such right, power, privilege, remedy or benefit; none of them shall make, join in, endorse or recognize any claim to the contrary, and each of them shall vigorously oppose any such claim made by any other person.

          (d) Nothing contained in this Agreement shall create any obligation on the part of LMC Parent, any Shareholder or any of LMC Parent's Affiliates or restrict LMC Parent, any Shareholder or any of LMC Parent's Affiliates in the exercise and enjoyment of full rights of ownership of shares of capital stock of the Company, except as expressly provided in this Section 2.1. Without limiting the generality of the immediately preceding sentence, if the grant or effectiveness of any consent or approval of any Governmental Entity required in connection with the consummation of the Transactions shall be conditioned upon the surrender or modification in any significant respect of any license, franchise or permit held by TCI or any of its Affiliates, the divestiture or rearrangement of the composition of any assets of TCI or any of its Affiliates, the holding of any assets of any such person in a trust or otherwise separate and apart from such person's other assets, limitations on any such person's freedom of action with respect to future acquisitions of assets or with respect to any existing or future business or activities or its enjoyment of the full rights of ownership, possession and use of any asset now owned or hereafter acquired by such person (including any requirement not to receive shares of TW Parent Common Stock or Voting Exchange Preferred Stock pursuant to the Merger Agreement, the Option Agreement, the First Refusal Agreement or otherwise), or to agree to divest of any such shares, or any requirement not to receive, or to agree to divest, shares of Voting Exchange Preferred Stock or Non-Voting Exchange Preferred Stock to be received pursuant to Section 4.1, any change in such person's ownership or in any rights of or arrangements among its equity holders or any other restrictions, limitations, requirements or conditions which are or might be burdensome or adverse to any such person (other than, in any case, the holding of TW Parent Common Stock and other TW Securities in the voting trust created by, and in accordance with the terms of, the Voting Trust, the required exchange of TW Parent Common Stock for Voting or Non-Voting Exchange Preferred Stock, as contemplated by Section 4.1, or compliance with this Agreement and the Additional Agreements), then nothing in this Agreement (including Section 2.2) shall be construed as imposing any obligation or duty on the part of TCI or any of its Affiliates to agree to, approve or otherwise be bound by or satisfy any such condition. Nothing contained in this Agreement shall require LMC Parent, any Shareholder or any of LMC Parent's other Affiliates to terminate or modify the terms of any existing pledge of any shares of capital stock of the Company held by LMC Parent, such Shareholder or Affiliate until the Closing.

          SECTION 2.2 Reasonable Efforts. Prior to the Termination Date, TCI and LMC Parent shall, and LMC Parent shall cause each Shareholder to, and TW Parent shall, use reasonable efforts (a) to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with each other in good faith in doing, all things necessary to obtain, in the most expeditious manner practicable, all actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings with Governmental Entities, in each case as may be necessary for the consummation of the Transactions or to avoid any action or proceeding by any Governmental Entity; and (b) to defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement, this Agreement, any of the Additional Agreements or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; provided, however, that nothing in this Section 2.2 shall require any such person (i) to agree to, approve or otherwise be bound by or satisfy any condition of any kind referred to in Section 2.1(d), (ii) to agree to enter into or be bound by any settlement or judgment, or (iii) subject to Section 4.1, to agree to any change to the terms of the Voting Trust (including the identity of the Trustee), this Agreement or any of the other Additional Agreements.

          SECTION 2.3 Agreement to Abandon. Unless the Elective Merger has theretofore occurred, TW Parent shall, upon the written request of LMC Parent, terminate the Merger Agreement and abandon the Merger if:

          (a) on the date fixed for the Closing (i) this Agreement, any Additional Agreement or the Merger Agreement or consummation of the Merger or any other Transaction shall be illegal, the consummation of the Merger or any other Transaction would result in the imposition on the Liberty Parties of damages or penalties (other than any such damages or penalties arising out of a breach of this Agreement or any Additional Agreement by LMC Parent or any of its Affiliates or for which TW Parent has agreed to indemnify LMC Parent and its Affiliates) or there shall be pending any suit, action or proceeding by any Governmental Entity in which the relief sought would have any of the effects described in clause (i) and (ii) above or in Section 2.1(d); or

          (b) on the date fixed for the Closing, any consent or approval of any Governmental Entity required in connection with the consummation of the Transactions shall be subject to any condition of any kind referred to in
Section 2.1(d) and LMC Parent, any

Shareholder or any other Affiliate of LMC Parent has (without the consent of TCI or LMC Parent) become bound to comply with such condition; or

          (c) at or prior to the Closing, the Rights Agreement, if still in effect, shall have been amended in any material respect other than as contemplated by this Agreement or shall not have been amended in accordance with the Rights Amendment; or

          (d) on or prior to the date fixed for the Closing, a Change in Control Event shall have occurred or on the Closing Date a Takeover Proposal shall be pending; or

          (e) on the date fixed for the Closing, the condition set forth in
Section 6.03(a) of the Merger Agreement to the Company's obligations has not been satisfied (determined without regard to the Company's willingness to waive the failure of such condition); or

          (f) any Action shall have been taken by TW Parent or any of its Controlled Affiliates after the date hereof and prior to the Closing which if taken after the Effective Time of the Merger would result in a Prohibited Effect; or

          (g) as of the date fixed for the Closing, (i) the representations and warranties of TW Parent made herein and to be made in each Additional Agreement to which TW Parent is intended to be a party shall not be true and correct in all material respects as of such date with the same force and effect as if then made, or (ii) any signatory hereto (other than TCI, LMC Parent and the Shareholders) shall be in breach or default in any material respect of any of its obligations hereunder, or (iii) any party (other than TCI, LMC Parent or any of their respective Affiliates) to any of the Additional Agreements then in effect shall be in breach or default in any material respect of any of its obligations thereunder or any intended party (other than TCI, LMC Parent or any of their respective Affiliates) to any of the Additional Agreements shall have failed to execute and deliver to the other parties thereto any such Additional Agreement or any of the other closing deliveries contemplated by the Turner Letter or the Company Letter shall not have been made; or

          (h) as of the date fixed for the Closing, any required approval by the stockholders of TW Parent of the issuance of the Option
Consideration or of this Agreement, any of the Additional Agreements or the Transactions has not been obtained.

Notwithstanding anything in this Agreement or any other agreement to the contrary, if TW Parent notifies LMC Parent within 15 days following the date hereof that it is unwilling to execute and deliver the Option Agreement, then TW Parent shall have no obligation to do so, provided that in such event LMC Parent shall have the right to elect, within five business days of such notice, not to consummate all (but not less than all) of the transactions contemplated by this Agreement and the Additional Agreements, without any further liability on the part of any party hereunder or thereunder, and in such event TW Parent shall terminate the Merger Agreement and abandon the Merger.

          SECTION 2.4 Closing Deliveries. At the Closing, TW Parent, LMC Parent and the Shareholders shall (and shall cause their respective Affiliates which are named as parties in the Additional Agreements to) execute and deliver to the other parties thereto each Additional Agreement to which he or it is intended to be a party or, in the case of the Program Service Agreement and any other Additional Agreement entered into prior to the Closing, deliver an officer's certificate signed by its president or a senior vice president confirming that such Additional Agreement is effective in accordance with its terms and such party is in compliance with its obligations thereunder in all material respects. Immediately following the Effective Time of the Merger, TW Parent shall deliver to LMC Parent, or to LMC Parent's designee (which shall be a wholly-owned subsidiary of LMC Parent) the Option Consideration. LMC Parent and TW Parent shall each deliver to the other at the Closing, an officer's certificate signed by its president or a senior vice president to the effect that the representations and warranties set forth in Section 3.1 and Section 3.2, respectively, are true in all material respects on and as of the Closing Date with the same force and effect as if then made.

          SECTION 2.5 Dissenters' Rights. None of the Shareholders shall, nor shall LMC Parent permit any Shareholder to, give notice pursuant to
Section 1321 of the Georgia BCC of such Shareholder's intent to demand payment for any shares of Company Capital Stock, or take any other action to exercise dissenters' rights under Article 13 of the Georgia BCC, if the Merger is effectuated.


                                ARTICLE III

                      REPRESENTATIONS AND WARRANTIES

          SECTION 3.1 Representations and Warranties of LMC Parent and the Shareholders. Each Shareholder represents and warrants to TW Parent, as to itself, and LMC Parent represents and warrants to TW Parent as to itself and as to each Shareholder, that (assuming that the consents, waivers and agreements given and made by TW Parent and Time-TBS pursuant to Section 2.1(c) and by the Company in the Company Letter and by R.E. Turner, III in the Turner Letter are valid and effective for the intended purposes):

          (a) Each Shareholder is as of the date hereof the record and beneficial owner of the Shareholder Shares set forth opposite the name of such Shareholder on Schedule I hereto, such Shareholder has the right to vote such Shareholder Shares in the manner provided in Section 2.1(a), and such Shareholder Shares constitute all of the shares of capital stock of the Company owned of record or beneficially by such Shareholder. The Shareholder Shares constitute all shares of capital stock of the Company beneficially owned by TCI, other than the Excluded Shares (as defined in Section 4.1). None of the Shareholder Shares owned by any Shareholder is subject to any proxy, voting trust or other agreement, arrangement or restriction with respect to the voting of such Shareholder Shares which is inconsistent with the agreement of such Shareholder pursuant to Section 2.1 hereof, other than the Stock Agreements. The "Stock Agreements" means (a) the Investors Agreement dated as of June 3, 1987, among the Company and the original holders of the Class C Preferred Stock; (b) the Shareholders' Agreement dated as of June 3, 1987, as amended by the First Amendment dated as of April 15, 1988, among the Company, R.E. Turner, III, and the original holders of the Class C Preferred Stock; (c) the Voting Agreement dated as of June 3, 1987, among certain holders of Class C Preferred Stock and (d) the Agreement dated as of June 3, 1987 among TW Parent, certain of the Shareholders and certain other holders of Class C Preferred Stock affiliated with TW Parent and/or LMC Parent. To the knowledge of TCI and LMC Parent, none of TCI, LMC Parent or any of their respective Affiliates are party to any agreement with the Company, any of the Company's Affiliates, TW Parent or any of TW Parent's Affiliates that would require the consent, waiver or approval of or by TCI, LMC Parent or any of their respective Affiliates of the Merger or for the consummation of any of the Transactions, or the execution, delivery or performance of the Merger Agreement, this Agreement or the Additional Agreements, other than the Stock Agreements.

          (b) LMC Parent and the Shareholders each have the requisite corporate power and authority to enter into this Agreement and each of the Additional Agreements to which it is contemplated to be a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of such Additional Agreements by LMC Parent and the Shareholders and the consummation by them of the Transactions have been duly authorized by all necessary corporate action. This Agreement has been, and when delivered at or prior to the Closing of the Merger each of such Additional Agreements will have been, duly executed and delivered by LMC Parent, the Shareholders and the applicable Affiliates of LMC Parent named as parties thereto (each, an "Applicable LMC Affiliate") and constitutes, or in the case of such Additional Agreements will as of the Closing constitute, a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). The execution and delivery of this Agreement and each of the Additional Agreements to which it is contemplated to be a party by LMC Parent and each Applicable LMC Affiliate do not, and the performance by them of their respective obligations hereunder and thereunder and the consummation of the Transactions will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of LMC Parent or any Applicable LMC Affiliate under, (i) the Certificate of Incorporation or By-laws of LMC Parent or the comparable organizational documents of any Applicable LMC Affiliate, (ii) any Contract to which LMC Parent or any Applicable LMC Affiliate is a party or by which any of them or their respective properties or assets are bound, or (iii) subject to the governmental filings and other matters referred to in Sections 3.01(d) and 3.02(d) of the Merger Agreement and in the following sentence, any Requirement of Law applicable to LMC Parent or any Applicable LMC Affiliate or their respective properties or assets, other than the Horizontal Rule as to which no representation is being made, and other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) prevent LMC Parent or any Applicable LMC Affiliate from performing its obligations under this Agreement or any applicable Additional Agreement in any material respect or (y) prevent or delay in any material respect the consummation of any of the Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to LMC Parent or any Applicable LMC Affiliate in connection with the execution and delivery of this Agreement or any applicable Additional Agreement by them or the consummation by them of the Transactions, except for (i) filings under the HSR Act, (ii) such filings with, and orders of, the FCC as may be required under the Communications Laws in connection with the Transactions and (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the Transactions or prevent LMC Parent or any Applicable LMC Affiliate from performing its obligations under this Agreement or any applicable Additional Agreement in any material respect.

          (c) Except as disclosed on Schedule 3.1, as of the date of this Agreement, there is no suit, action or proceeding (including any proceeding by or before the FCC) pending or, to the knowledge of LMC Parent and TCI, threatened against or affecting LMC Parent or any of its Affiliates (and LMC Parent and TCI are not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, could reasonably be expected to (i) prevent LMC Parent or any Applicable LMC Affiliate from performing its obligations under this Agreement or any applicable Additional Agreement in any material respect or (ii) prevent or delay in any material respect the consummation of the Merger or any of the other Transactions. As of the date of this Agreement, and other than the Horizontal Rule, neither LMC Parent nor any Applicable LMC Affiliate is aware of any current or formally proposed Communications Law that would prevent any Shareholder from receiving, or would require any Shareholder to divest all or any part of, the TW Parent

Common Stock issuable to such Shareholder in connection with the Merger (assuming no exchange of such TW Parent Common Stock pursuant to Section 4.1).

          (d) No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of LMC Parent or any Shareholder.

          SECTION 3.2 Representations and Warranties of TW Parent. TW Parent represents and warrants to LMC Parent and each Shareholder that (assuming that the consents, waivers and agreements given and made by TCI, LMC Parent and the Shareholders pursuant to Section 2.1(c) and by the Company in the Company Letter and by R.E. Turner, III in the Turner Letter are valid and effective for the intended purposes):

          (a) TW Parent has delivered to LMC Parent complete and correct copies of its Restated Certificate of Incorporation, By-laws and the Rights Agreement and of the certificates of incorporation and by-laws or comparable organizational documents of the Material Parent Subsidiaries, in each case as amended to the date of this Agreement. As of the date hereof, no amendments to the Rights Agreement have been authorized, approved or adopted and there is no commitment, arrangement or understanding by TW Parent to effect any amendment other than the Rights Amendment. All shares of Voting Exchange Preferred Stock and Non-Voting Exchange Preferred Stock which may be issued pursuant to Sections 4.1 or 4.2 of this Agreement or pursuant to the Option Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

          (b) TW Parent has all requisite corporate power and authority to enter into this Agreement and each of the Additional Agreements to which it is contemplated to be a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each such Additional Agreement by TW Parent and the consummation by it of the Transactions have been duly authorized by all necessary corporate action subject to the Parent Stockholder Approvals. This Agreement has been, and when delivered at or prior to the Closing each of such Additional Agreements will have been, duly executed and delivered by TW Parent and the applicable Affiliates of TW Parent named as parties thereto (if any) (each, an "Applicable TW Affiliate") and constitutes, or in the case of such Additional Agreements will as of the Closing of the Merger constitute, a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms (except as enforceability may be limited be applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). Except as otherwise set forth in the Merger Agreement or in the Parent Disclosure Letter, the execution and delivery of this Agreement and each of the Additional Agreements to which it is contemplated to be a party by TW Parent and each Applicable TW Affiliate and the consummation by them of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of TW Parent or any Parent Subsidiary under, (i) the Restated Certificate of Incorporation or By-laws of TW Parent or the comparable organizational documents of any Parent Subsidiary, (ii) any Contract to which TW Parent or any Parent Subsidiary is a party or by which any of them or their respective properties or assets are bound, other than the Stock Agreements as to which no representation is being made or (iii) subject to the governmental filings and other matters referred to in Sections 3.01(d) and 3.02(d) of the Merger Agreement and in the following sentence, any Requirement of Law applicable to TW Parent or any Parent Subsidiary or their respective properties or assets, other than the Horizontal Rule as to which no representation is being made, and other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Parent Material Adverse Effect, (y) prevent TW Parent or any Applicable TW Affiliate from performing its obligations under this Agreement or any applicable Additional Agreement in any material respect or (z) prevent or delay in any material respect the consummation of any of the Transactions. Except as otherwise set forth in the Merger Agreement or in the Parent Disclosure Letter, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to TW Parent or any Applicable TW Affiliate in connection with the execution and delivery of this Agreement or any applicable Additional Agreement by TW Parent or any Applicable TW Affiliate or the consummation by TW Parent or any Applicable TW Affiliate, as the case may be, of any of the Transactions, except for (i) filings under the HSR Act, (ii) such filings with, and orders of, the FCC as may be required under the Communications Laws in connection with the Transactions, (iii) approvals of cable franchising authorities and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the Transactions or otherwise prevent TW Parent or any Applicable TW Affiliate from performing its obligations under this Agreement or any applicable Additional Agreement in any material respect or have, individually or in the aggregate, a Parent Material Adverse Effect. To the knowledge of TW Parent, none of TW Parent or any of its Affiliates are party to any agreement with the Company, any of the Company's Affiliates, TCI or any of TCI's Affiliates that would require the consent, waiver or approval of or by TW Parent or any of its Affiliates of the Merger or for the consummation of any of the Transactions, or the execution, delivery or performance of the Merger Agreement, this Agreement or the Additional Agreements, other than the Stock Agreements.

          (c) Except as disclosed in the Parent Disclosure Letter, as of the date of this Agreement, there is no suit, action or proceeding (including any proceeding by or before the FCC) pending or, to the knowledge of TW Parent, threatened against or affecting TW Parent or any its Affiliates (and TW Parent is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, could reasonably be expected to (i) prevent TW Parent or any Applicable TW Affiliate from performing its obligations under this Agreement or any applicable Additional Agreement in any material respect, or (ii) prevent or delay in any material respect the consummation of the Merger or any of the other Transactions.

          (d) As of the date of this Agreement, and other than the Horizontal Rule, TW Parent is not aware of any current or formally proposed Communications Law that would prevent any Shareholder from receiving, or would require any Shareholder to divest all or any part of, the TW Parent Common Stock issuable to such Shareholder in connection with the Merger (assuming no exchange of such TW Parent Common Stock pursuant to Section 4.1).

          (e) No broker, investment banker, financial advisor or other person, other than Morgan Stanley & Co Incorporated, the fees and expenses of which will be paid by TW Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of TW Parent.


                                ARTICLE IV

                      CERTAIN POST-CLOSING COVENANTS

          SECTION 4.1 Voting Trust; Share Exchange. Immediately following the Effective Time of the Merger or the Elective Merger (and subject to the third sentence of this Section), each Shareholder shall cause all of its Covered TW Securities that consist of shares of TW Parent Common Stock to be delivered to TW Parent for exchange into, and TW Parent shall issue in exchange therefor, shares of Voting Exchange Preferred Stock. Each Shareholder shall deposit the shares of Voting Exchanged Preferred Stock received for such Covered TW Securities with the Trustee under the Voting Trust and take such other action as may be required of it pursuant to the Voting Trust. Notwithstanding the foregoing, if the FCC conditions its required consent or approval in connection with the Merger upon any changes to the terms of the Voting Trust or the identity of the Trustee thereunder, or does not accept that the Voting Trust, without such changes, would be sufficient to preclude the Liberty Parties from having an attributable interest in the assets and businesses of TW Parent, and LMC Parent is unwilling to agree to such changes, then at the request of either

TW Parent or LMC Parent, in lieu of entering into the Voting Trust, each Shareholder will cause to be delivered to TW Parent all such Covered TW Securities for exchange into, and TW Parent shall issue in exchange therefor, shares of Non-Voting Exchange Preferred Stock. The rate of any exchange pursuant to the foregoing provisions of this Section 4.1 shall be 1,000 shares of TW Parent Common Stock for each whole share of Voting Exchange Preferred Stock or Non-Voting Exchange Preferred Stock (and fractional shares of Voting or Non-Voting Exchange Preferred Stock, as the case may be, will be issued to each Shareholder for the balance of its shares of TW Parent Common Stock). An exchange for Voting Exchange Preferred Stock or Non-Voting Exchange Preferred Stock shall be effected through a direction from each Shareholder to the Exchange Agent to register all of the shares of TW Common Stock issuable to such Shareholder in the Merger in the name of, and to deliver the appropriate certificates to, TW Parent and, upon receipt by TW Parent of such certificates, the issuance and delivery by TW Parent to each Shareholder of the appropriate number of shares of Voting Exchange Preferred Stock or Non-Voting Exchange Preferred Stock, as the case may be. All shares of Voting Exchange Preferred Stock and Non-Voting Exchange Preferred Stock delivered to the Liberty Parties shall be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. If any shares of Voting Exchange Preferred Stock are deposited under the Voting Trust, then until the Voting Trust shall have terminated in accordance with its terms (and irrespective of the termination of any other provision of this Agreement), all voting securities of TW Parent from time to time owned beneficially or of record by LMC Parent or any of its Controlled Affiliates shall be deposited with the Trustee under the Voting Trust and, for so long as LMC Parent is a Controlled Affiliate of TCI, all voting securities of TW Parent owned beneficially or of record by TCI or any of its Controlled Affiliates, other than the shares (the "Excluded Shares") described in the letter from Baker & Botts, L.L.P., counsel to TCI, to Peter Haje, Esq., General Counsel of TW Parent, dated the date hereof, shall be deposited with the Trustee unless TCI has made alternative arrangements for the voting of such shares that are satisfactory to the FCC. If the Voting Trust is terminated prior to the expiration of the Restriction Period, LMC Parent shall as promptly as practicable notify TW Parent of such termination in writing and shall cause to be delivered to TW Parent all TW Parent Common Stock and Voting Exchange Preferred Stock distributed to the Liberty Parties from the trust, for exchange for Non-Voting Exchange Preferred Stock. For so long prior to the expiration of the Restriction Period as the Liberty Parties hold any Non-Voting Exchange Preferred Stock, then until the expiration of the Restriction Period all of the TW Parent Common Stock and Voting Exchange Preferred Stock from time to time owned beneficially or of record by LMC Parent or any of its Controlled Affiliates shall be delivered to TW Parent for exchange for Non-Voting Exchange Preferred Stock and for so long as LMC Parent is a Controlled Affiliate of TCI all TW Parent Common Stock and Voting Exchange Preferred Stock owned beneficially or of record by TCI or any of its Controlled Affiliates (other than any Excluded Shares) shall also be delivered to TW Parent for exchange for Non-Voting Exchange Preferred Stock. TW Parent shall issue, in exchange for the TW Parent Common Stock delivered to it pursuant to the two immediately preceding sentences, a number of shares of Non-Voting Exchange Preferred Stock equal to (i) the number of shares of TW Parent Common Stock so delivered divided by (ii) the Formula Number then in effect pursuant to the terms of the Non-Voting Exchange Preferred Stock, and, in exchange for each share of Voting Exchange Preferred Stock delivered to it at any time pursuant to the two immediately preceding sentences, one share of Non-Voting Exchanged Preferred Stock.

          SECTION 4.2 No Redemption.

          The Voting Exchange Preferred Stock and the Non-Voting Exchange Preferred Stock shall not be redeemable at the option of TW Parent, including pursuant to Section 5 of Article IV of its Restated Certificate of Incorporation, as amended, as in effect on the date hereof (or any equivalent provision in any further amendment to or restatement of TW Parent's Restated Certificate of Incorporation) ("TW Article IV"). TW Parent further agrees that it shall not exercise any right pursuant to TW
Article IV to require the redemption from any Liberty Party of any of its shares of TW Common Stock unless it has first given at least 10 business days prior written notice of such redemption to each Liberty Party (which notice shall state that TW Parent intends to effect the redemption of shares of TW Common Stock by such Liberty Party, the number of shares to be redeemed and the proposed redemption date (in addition to any other information required by TW Article IV)), and each Liberty Party shall have the right at any time prior to the redemption date to exchange the shares to be redeemed for a number of shares of Voting Exchange Preferred Stock that are convertible into the same number of shares of TW Parent Common Stock so called for redemption.

          SECTION 4.3 Certain Post-Closing Compensation Obligations.

          (a) If, after the Effective Time of the Merger and during the Restriction Period,

                    (i) any Action shall be taken by TW Parent or any of its Controlled Affiliates (including, after the Effective Time, the Company and its Controlled Affiliates) which has a Prohibited Effect under any Specified Law then in effect (including any Specified Law the effectiveness of which has been stayed if such stay is subsequently lifted) or then formally proposed or promulgated with a delayed effective date if such Specified Law becomes effective thereafter, and

                    (ii) such Prohibited Effect did not exist prior to the taking of such Action and did not result from any breach of this Agreement by LMC Parent or any Applicable LMC Affiliate or any breach by them of the Voting Trust, then, in any such case, the provisions of this Section 4.3 shall apply.

          (b) As promptly as practicable after obtaining actual knowledge that TW Parent intends to take an Action and that such Action will likely result in a Prohibited Effect, LMC Parent shall notify TW Parent thereof. If such notice is received by TW Parent prior to the taking of the referenced Action, then either TW Parent and its Controlled Affiliates shall not take such Action or if the Action is taken and a Prohibited Effect described in Section 4.3(a) occurs, TW Parent shall be obligated to compensate the Liberty Parties pursuant to this Section 4.3.

          (c) As promptly as practicable after obtaining actual knowledge that a Prohibited Effect has occurred or will likely occur (other than a Prohibited Effect with respect to which notice has been given under Section 4.3(b)), LMC Parent shall notify TW Parent thereof. Following the giving of such notice, LMC Parent shall at TW Parent's request consult with TW Parent as to such Prohibited Effect and its causes and discuss in good faith the actions that either party might take to avoid or cure such Prohibited Effect. If LMC Parent and TW Parent agree that certain actions can be taken by TW Parent and its Controlled Affiliates to cure or avoid the Prohibited Effect, then TW Parent and its Controlled Affiliates shall either take such actions or become obligated to compensate the Liberty Parties pursuant to this Section 4.3 if a Prohibited Effect described in Section 4.3(a) occurs; provided, however, that if LMC Parent and TW Parent also agree that certain actions could be taken by LMC Parent and its Controlled Affiliates to eliminate the Prohibited Effect which would be substantially less burdensome to LMC Parent and its Controlled Affiliates than the actions that TW Parent and its Controlled Affiliates would be required to take in order to cure the Prohibited Effect would be to TW Parent and its Controlled Affiliates and the costs to effect such actions would be substantially less than the cost to compensate the Liberty Parties pursuant to this Section 4.3, then subject to the following sentence the Liberty Parties shall, at TW Parent's expense, use reasonable efforts to take such actions. Notwithstanding the foregoing, unless such Liberty Party otherwise agrees, no Liberty Party shall be required to dispose of any of its TW Securities (other than by way of exchange of TW Securities held pursuant to the Voting Trust for Non-Voting Exchange Preferred Stock), to dispose of any assets or discontinue any business or investments that LMC Parent determines in good faith are material to the Liberty Parties or their respective strategic objectives, or to agree to any restrictions or limitations that LMC Parent deems significant on the future operation of its business.

          (d) If the Prohibited Effect cannot be cured or avoided, or for any reason (including the failure of the parties to agree upon any course of action or alternative courses of action that would cure or avoid the Prohibited Effect or the relative burdens thereof) has not been cured or avoided (x) within 60 days after notice has been given to TW Parent pursuant to this Section 4.3 (unless prior to the expiration of such 60-day period, TW Parent or the Liberty Parties, as agreed by TW Parent and LMC Parent, have commenced an agreed upon course of action to cure such Prohibited Effect and such cure is effected within an agreed period of time thereafter), or
(y) if earlier, by such date as any Liberty Party would be required by any Governmental Entity or pursuant to any Judgment against it or its properties to divest of any TW Securities or suffer any consequences of the kind enumerated in clauses (b) through (d) of the definition of Prohibited Effect, then in any such event TW Parent shall be obligated to compensate the Liberty Parties pursuant to this Section 4.3.

          (e) If TW Parent becomes obligated to compensate the Liberty Parties pursuant to this Section 4.3, then TW Parent shall be required to
(i) compensate any Liberty Party that disposes of Covered TW Securities to the extent required by or to the extent necessary to avoid the applicable Prohibited Effect and (ii) if the aggregate number of Covered TW Securities disposed of by the Liberty Parties pursuant to clause (i) above equals or exceeds (on an as converted basis, if applicable) 5% of the number of Covered TW Securities of all Shareholders immediately after the Effective Time of the Merger or the Elective Merger (including the Option Consideration) (as such number shall be appropriately adjusted from time to time to take into account the occurrence of any stock dividends, splits, reverse splits, combinations and the like), then, at the option of LMC Parent (exercised by notice in writing to TW Parent within 60 days of the first disposition pursuant to clause (i) above), compensate all Liberty Parties for the disposition of all the Covered TW Securities if all TW Securities of all Liberty Parties are disposed of within 12 months of such notice. If TW Parent becomes obligated to compensate any Liberty Party pursuant to this Section 4.3, then such Liberty Party, if it desires to assert a claim for compensation hereunder, shall provide to TW Parent a statement, certified by independent public accountants of national standing, setting forth the estimated Blended Rate for the taxable year in which the disposition occurred and the estimated Adjustment Amount owed to such Liberty Party with respect to its TW Securities so disposed of. Within 30 days after delivery of such statement, TW Parent shall pay to such Liberty Party the estimated Adjustment Amount by wire transfer of immediately available funds to such account and in accordance with such instructions as such Liberty Party shall have previously advised TW Parent in writing. Within 30 days after the end of the taxable year in which the disposition of TW Securities by such Liberty Party occurred, such Liberty Party shall provide to TW Parent a statement, certified by independent public accountants of national standing, setting forth the actual Blended Rate for such taxable year and the actual Adjustment Amount owed to such Liberty Party. Within five days after delivery of such statement, (i) TW Parent shall pay to Liberty Party an amount equal to the amount by which the Adjustment Amount exceeds the estimated Adjustment Amount, or (ii) such Liberty Party shall pay to TW Parent an amount equal to the amount by which the estimated Adjustment Amount exceeds the Adjustment Amount. Any such payment shall be made by wire transfer of immediately available funds to such account and in accordance with such instructions as such payee shall have previously advised such payor in writing.

          (f) LMC Parent shall upon request from time to time advise TW Parent of the identity of each Liberty Party.

          (g) LMC Parent shall promptly notify TW Parent in writing of (i) any acquisition of "Beneficial Ownership" of "Common Shares" by any of its "Affiliates" or Associates", and (ii) any "Person" who has "Beneficial Ownership" of any "Common Shares" becoming its "Affiliate" or "Associate", in each case promptly following LMC Parent's obtaining actual knowledge of such occurrence. Terms used in this Section 4.3(g) in quotation marks have the meanings given such terms in the Rights Agreement, as amended by the Rights Amendment and as the same may be further amended to the actual knowledge of LMC Parent from time to time.


                                 ARTICLE V

                               MISCELLANEOUS

          SECTION 5.1 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

          SECTION 5.2 Specific Performance. Each of LMC Parent and the Shareholders, on the one hand, and TW Parent, on the other hand, agrees that the other parties would be irreparably damaged if for any reason such party fails to perform any of such party's obligations under this Agreement, and that the other parties would not have an adequate remedy at law for money damages in such event. Accordingly, any of the other parties shall be entitled to seek specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by such party. This provision is without prejudice to any other rights the parties may have against each other for any failure to perform their respective obligations under this Agreement.

          SECTION 5.3 Amendments; Termination. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. The representations, warranties, covenants and agreements set forth herein shall terminate, except with respect to liability for prior breaches thereof, upon the first to occur of (x) December 31, 1996, if the Effective Time of the Merger has not occurred on or prior to such date unless the Elective Merger has theretofore been consummated, (y) the termination of the Merger Agreement in accordance with its terms or the abandonment thereof by TW Parent if required pursuant to Section 2.3 hereof unless the Elective Merger has theretofore been consummated and (z) LMC Parent having timely made the election not to consummate the Transactions pursuant to
Section 2.3 (the "Termination Date"). The representations, warranties, covenants and agreements set forth herein (other than in Article II) shall survive the Effective Time of the Merger (and, if applicable, the Elective Merger).

          SECTION 5.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that a party may not assign, delegate or otherwise transfer any of such party's rights or obligations under this Agreement without the consent of the other parties hereto and any purported assignment, delegation or transfer without such consent shall be null and void.

          SECTION 5.5 Entire Agreement. This Agreement (including Exhibits and Schedules), the TW/LMC Letter Agreement and the Elective Merger Agreement contemplated thereby, together with the Stock Agreements, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          SECTION 5.6 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (i) on the first business day following the date received, if delivered personally or by telecopy (with telephonic confirmation of receipt by the addressee), (ii) on the business day following timely deposit with an overnight courier service, if sent by overnight courier specifying next day delivery and (iii) on the first business day that is at least five days following deposit in the mails, if sent by first class mail, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to TW Parent, to it at:

          75 Rockefeller Plaza
          New York, New York 10019
          Facsimile: (212) 956-7281

          Attention:  General Counsel

                  with a copy (which shall not constitute notice) to:

                           Cravath, Swaine & Moore
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, NY  10019
                           Facsimile:  (212) 474-3700

                           Attention:  Peter S. Wilson, Esq.

                  If to LMC Parent or any Shareholder, to it at:

                           8101 East Prentice Avenue
                           Suite 500
                           Englewood, Colorado  80111
                           Facsimile:  (303) 721-5415
                           Attention:  President

                  with a copy (which shall not constitute notice) to each of:

                           Stephen M. Brett, Esq.
                           General Counsel
                           Tele-Communications, Inc.
                           Terrace Tower II
                           5619 DTC Parkway
                           Englewood, Colorado 80111-3000
                           Facsimile: (303) 488-3245

                           Baker & Botts, L.L.P.
                           885 Third Avenue
                           New York, New York  10022
                           Facsimile:       (212) 705-5125

                           Attention:         Elizabeth M. Markowski, Esq.


          SECTION 5.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

          SECTION 5.8 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 5.9 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          SECTION 5.10 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provision with a valid provision the effects of which come as close as possible to those of such invalid, illegal or unenforceable provisions.

          SECTION 5.11 Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.

          IN WITNESS WHEREOF, TW Parent, LMC Parent and the Shareholders have caused this Agreement to be duly executed as of the day and year first above written.


                                         TIME WARNER INC.

                                         By:/s/ Peter R. Haje
                                            ------------------------
                                            Name:
                                            Title:


With respect to                           LIBERTY MEDIA CORPORATION
Sections 2.1(c), 2.2, 3.1(c) and 4.1 only:

                TELE-COMMUNICATIONS, INC. By: /s/ Stephen M. Brett
                                              -----------------------
                                             Name:
                                             Title:

                                          By: /s/ Stephen M. Brett
                                              -----------------------
                                             Name:
                                             Title:

With respect to                           SUBSIDIARIES OF LMC PARENT:
Section 2.1(c) only:

                                          TCI TURNER PREFERRED, INC.
TCI COMMUNICATIONS, INC.


By: /s/ Stephen M. Brett                  By: /s/ Stephen M. Brett
   ---------------------                     -----------------------
   Name:                                     Name:
   Title:                                    Title:


TIME TBS HOLDINGS, INC.                   COMMUNICATIONS CAPITAL CORP.


By: /s/ Thomas W. McEnerney               By: /s/ Stephen M. Brett
   ------------------------                  -----------------------
   Name:                                     Name:
   Title:                                    Title:

                   UNITED CABLE TURNER
                   INVESTMENT INC.


                   By:/s/ Stephen M. Brett
                      -----------------------
                      Name:
                      Title:

                                                          EXHIBIT A TO
                                                         LMC AGREEMENT







      CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS, PREFERENCES
        AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL
               RIGHTS AND QUALIFICATIONS, LIMITATIONS OR
                   RESTRICTIONS THEREOF, OF SERIES K
                   VOTING PARTICIPATING CONVERTIBLE
                            PREFERRED STOCK

                                  OF

                           TIME WARNER INC.

                         --------------------


        Pursuant to Section 151 of the General Corporation Law
                       of the State of Delaware

                         --------------------


          TIME WARNER INC., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the following resolution was duly adopted by action of the Board of Directors of the Corporation (the "Board of Directors") at a meeting duly held on September 22, 1995.

          RESOLVED that pursuant to the authority expressly granted to and vested in the Board of Directors by the provisions of Section 2 of
Article IV of the Restated Certificate of Incorporation of the Corporation, as amended from time to time (the "Certificate of Incorporation"), and Section 151(g) of the General Corporation Law of the State of Delaware (the "DGCL"), the Board of Directors hereby creates, from the authorized shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of Preferred Stock, and hereby fixes the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series as follows:

          The series of Preferred Stock hereby established shall consist of [ ] shares designated as Series K Voting Participating Convertible Preferred Stock. The number of shares constituting such series may be increased or decreased from time to time by a resolution or resolutions of the Board of Directors. The rights, preferences and limitations of such series shall be as follows:

          1. Definitions. As used herein, the following terms shall have the indicated meanings:

               1.1 "Board of Directors" shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

               1.2 "Capital Stock" shall mean any and all shares of corporate stock of a Person (however designated and whether representing rights to vote, rights to participate in dividends or distributions upon liquidation or otherwise with respect to such Person, or any division or subsidiary thereof, or any joint venture, partnership, corporation or other entity).

               1.3 "Certificate" shall mean the Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series K Voting Participating Convertible Preferred Stock filed with respect to this resolution with the Secretary of State of the State of Delaware pursuant to Section 151 of the DGCL.

               1.4 "Certificate of Incorporation" shall mean the Restated Certificate of Incorporation of the Corporation, as amended from time to time.

               1.5 "Closing Price" of the Common Stock shall mean the last reported sale price of the Common Stock (regular way) as shown on the Composite Tape of the NYSE, or, in case no such sale takes place on such day, the average of the closing bid and asked prices on the NYSE, or, if the Common Stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such stock is listed or admitted to trading, or, if it is not listed or admitted to trading on any national securities exchange, the last reported sale price of the Common Stock, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported by NASDAQ.

               1.6 "Common Stock" shall mean the class of Common Stock, par value $1.00 per share, of the Corporation authorized at the date of the Certificate, or any other class of stock resulting from (x) successive changes or reclassifications of such Common Stock consisting of changes in par value, or from par value to no par value, (y) a subdivision or combination or
(z) any other changes for which an adjustment is made under
Section 2.4(a) hereof, and in any such case including any shares thereof authorized after the date of the Certificate, together with any associated rights to purchase other securities of the Corporation which are at the time represented by the certificates representing such shares of Common Stock.

               1.7 "Communications Laws" shall mean the Communications Act of 1934 (as amended and supplemented from time to time and any successor statute or statutes regulating telecommunications companies) and the rules and regulations (and interpretations thereof and determinations with respect thereto) promulgated, issued or adopted from time to time by the Federal Communications Commission (the "FCC"). All references herein to Communications Laws shall include as of any relevant date in question the Communications Laws as then in effect (including any Communications Law or part thereof the effectiveness of which is then stayed) or promulgated with a delayed effective date.

               1.8 "Conversion Date" shall have the meaning set forth in Section 3.5 hereof.

               1.9 "Corporation" shall mean Time Warner Inc., a
Delaware corporation, and any of its successors by operation of law, including by merger or consolidation.

               1.10 "DGCL" shall mean the General Corporation Law of the State of Delaware.

               1.11 "Dividend Payment Date" shall have the meaning set forth in Section 2.1 hereof.

               1.12 "Effective Time of the Merger" shall have the meaning given to such term in the Merger Agreement.

               1.13 "Formula Number" shall have the meaning set forth in Section 2.1 hereof.

               1.14 "Junior Stock" shall mean the Common Stock, the Series A Stock and the shares of any other class or series of Capital Stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be junior to the shares of this Series in respect of the right to receive dividends or to participate in any distribution of assets other than by way of dividends.

               1.15 "LMC Agreement" shall mean the Agreement dated as of September 22, 1995, among the Corporation, Liberty Media Corporation, a Delaware corporation ("LMC Parent"), and certain subsidiaries of LMC Parent listed under "Subsidiaries of LMC Parent" on the signature pages thereto, as the same may be amended from time to time.

               1.16 "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of September 22, 1995, among the Corporation, Time Warner Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Corporation and Turner Broadcasting System, Inc., a Georgia corporation, as the same may be amended from time to time.

               1.17 "NASDAQ" shall mean The Nasdaq Stock Market.

               1.18 "NYSE" shall mean the New York Stock Exchange,
Inc.

               1.19 "Parity Stock" shall mean the Series J Stock and the shares of any other class or series of Capital Stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall, in the event that the stated dividends thereon are not paid in full, be entitled to share ratably with the shares of this Series in the payment of dividends in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, or shall, in the event that the amounts payable thereon in liquidation are not paid in full, be entitled to share ratably with the shares of this Series in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full; provided, however, that the term "Parity Stock" shall be deemed to refer in Section 5.4 hereof to any stock which is Parity Stock in respect of the distribution of assets.

               1.20 "Permitted Transferee" shall mean any Liberty
Party, as such term is defined in the LMC Agreement.

               1.21 "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

               1.22 "Preferred Stock" shall mean the class of Preferred Stock, par value $1.00 per share, of the Corporation authorized at the date of the Certificate, including any shares thereof authorized after the date of the Certificate.

               1.23 "Record Date" shall have the meaning set forth in
Section 2.1 hereof.

               1.24 "Senior Stock" shall mean the Series B Stock, the Series C Stock, the Series D Stock, the Series E Stock, the Series F Stock, the Series G Stock, the Series H Stock and the shares of any class or series of Capital Stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be senior to the shares of this Series in respect of the right to receive dividends or to participate in any distribution of assets other than by way of dividends.

               1.25 "Series A Stock" shall mean the series of Preferred Stock authorized and designated as Series A Participating Cumulative Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

               1.26 "Series B Stock" shall mean the series of Preferred Stock authorized and designated as Series B 6.40% Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

               1.27 "Series C Stock" shall mean the series of Preferred Stock authorized and designated as Series C Convertible
Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

               1.28 "Series D Stock" shall mean the series of Preferred Stock authorized and designated as Series D Convertible
Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

               1.29 "Series E Stock" shall mean the series of Preferred Stock authorized and designated as the Series E Convertible Preferred Stock issued or issuable pursuant to the Agreement and Plan of Merger dated as of February 6, 1995, among Cablevision Industries Corporation, Alan Gerry, the Corporation and TW CVI Acquisition Sub (the "Cablevision Merger Agreement"), including any shares thereof authorized and designated after the date of the Certificate.

               1.30 "Series F Stock" shall mean the series of Preferred Stock authorized and designated as the Series F Convertible Preferred Stock issued or issuable pursuant to the Cablevision Merger Agreement, including any shares thereof authorized and designated after the date of the Certificate.

               1.31 "Series G Stock" shall mean the series of Preferred Stock authorized and designated as the Series G Convertible Preferred Stock issued or issuable pursuant to the Restructuring Agreement, dated as of August 31, 1995, among the Corporation, ITOCHU Corporation and ITOCHU Entertainment Inc. and the Restructuring Agreement dated as of August 31, 1995, between the Corporation and Toshiba Corporation (together, the "Restructuring Agreements"), including any shares thereof authorized and designated after the date of the Certificate.

               1.32 "Series H Stock" shall mean the series of Preferred Stock authorized and designated as the Series H Convertible Preferred Stock issued or issuable pursuant to the Restructuring
Agreements, including any shares thereof authorized and designated after the date of the Certificate.

               1.33 "Series I Stock" shall mean the series of Preferred Stock authorized and designated as the Series I Convertible Preferred Stock issued or issuable pursuant to the Restructuring Agreements, including any shares thereof authorized and designated after the date of the Certificate.

               1.34 "Series J Stock" shall mean the series of Preferred Stock authorized and designated as Series J Non-Voting
Participating Convertible Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

               1.35 "Series K Stock" and "this Series" shall mean the series of Preferred Stock authorized and designated as Series K Voting Participating Convertible Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

               1.36 "Trading Day" shall mean, so long as the Common Stock is listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on the NYSE, a day on which the principal national securities exchange on which the Common Stock is listed is open for the transaction of business, or, if the Common Stock is not so listed or admitted for trading on any national securities exchange, a day on which the National Market System of NASDAQ is open for the transaction of business.


          2. Dividends.

               2.1 The holders of shares of this Series shall be entitled to receive dividends, if, as and when declared by the Board of Directors, out of funds legally available therefor, payable on such dates as may be set by the Board of Directors for payment of cash dividends on the Common Stock (each such date being referred to herein as a "Dividend Payment Date"), in cash, in an amount per share equal to the product of (i) the Formula Number in effect as of such Dividend Payment Date multiplied by (ii) the amount of the regularly scheduled cash dividend to be paid on one share of Common Stock on such Dividend Payment Date; provided, however, dividends on the shares of this Series shall be payable pursuant to this Section 2.1 only to the extent that regularly scheduled cash dividends are declared and paid on the Common Stock. As used herein, the "Formula Number" shall initially be 1,000, which shall be adjusted from time to time pursuant to Section 2.4 hereof. The dividends payable on any Dividend Payment Date shall be paid to the holders of record of shares of this Series at the close of business on the record date for the related regularly scheduled cash dividend on the Common Stock (each such date being referred to herein as a "Record Date"). The amount of dividends that are paid to each holder of record on any Dividend Payment Date shall be rounded to the nearest cent.

               2.2 In case the Corporation shall at any time distribute (other than a distribution in liquidation of the Corporation) to the holders of its shares of Common Stock any assets or property, including evidences of indebtedness or securities of the Corporation (other than Common Stock subject to a distribution or reclassification covered by Section 2.4 hereof) or of any other Person (including common stock of such Person) or cash (but excluding regularly scheduled cash dividends payable on shares of Common Stock) or in case the Corporation shall at any time distribute (other than a distribution in liquidation of the Corporation) to such holders rights, options or warrants to subscribe for or purchase shares of Common Stock (including shares held in the treasury of the Corporation), or rights, options or warrants to subscribe for or purchase any other security or rights, options or warrants to subscribe for or purchase any assets or property (in each case, whether of the Corporation or otherwise, but other than any distribution of rights to purchase securities of the Corporation if the holder of shares of this Series would otherwise be entitled to receive such rights upon conversion of shares of this Series for Common Stock pursuant to Section 3 hereof; provided, however, that if such rights are subsequently redeemed by the Corporation, such redemption shall be treated for purposes of this Section 2.2 as a cash dividend (but not a regularly scheduled cash dividend) on the Common Stock), the Corporation shall simultaneously distribute such assets, property, securities, rights, options or warrants to the holders of shares of this Series on the record date fixed for determining the holders of Common Stock entitled to participate in such distribution (or, if no such record date shall be established, the effective time thereof) in an amount per share of this Series equal to the amount that a holder of one share of this Series would have been entitled to receive had such share of this Series been converted into Common Stock immediately prior to such record date (or effective time). In the event of a distribution to holders of shares of this Series pursuant to this Section 2.2, such holders shall be entitled to receive fractional shares or interests only to the extent that holders of Common Stock are entitled to receive the same. The holders of shares of this Series on the applicable record date (or effective time) shall be entitled to receive in lieu of such fractional shares or interests the same consideration as is payable to holders of Common Stock with respect thereto. If there are no fractional shares or interests payable to holders of Common Stock, the holders of shares of this Series on the applicable record date (or effective time) shall receive in lieu of such fractional shares or interests the fair value thereof as determined by the Board of Directors.

               2.3 In the event that the holders of Common Stock are entitled to make any election with respect to the kind or amount of securities or other property receivable by them in any distribution that is subject to Section 2.2 hereof, the kind and amount of securities or other property that shall be distributable to the holders of shares of this Series shall be based on (i) the election, if any, made by the holder of record (as of the date used for determining the holders of Common Stock entitled to make such election) of the largest number of shares of this Series in writing to the Corporation on or prior to the last date on which a holder of Common Stock may make such an election or (ii) if no such election is timely made, an assumption that such holder failed to exercise any such rights (provided that if the kind or amount of securities or other property is not the same for each nonelecting holder, then the kind and amount of securities or other property receivable by holders of shares of this Series shall be based on the kind or amount of securities or other property receivable by a plurality of the shares held by the nonelecting holders of Common Stock). Concurrently with the mailing to holders of Common Stock of any document pursuant to which such holders may make an election of the type referred to in this Section 2.3, the Corporation shall mail a copy thereof to the holders of record of shares of this Series as of the date used for determining the holders of record of Common Stock entitled to such mailing, which document shall be used by the holders of record of shares of this Series to make such an election.

               2.4 The Formula Number shall be adjusted from time to time as follows, whether or not any shares of this Series have been issued by the Corporation, for events occurring on or after [ ]:<F1>

               (a) In case the Corporation shall (i) pay a dividend in shares of its Common Stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares, (iii) subdivide its outstanding shares of Common Stock or (iv) reclassify (other than by way of a merger or consolidation that is subject to
     Section 3.6 hereof) its shares of Common Stock, then the Formula Number in effect immediately before such event shall be appropriately adjusted so that immediately following such event the holders of shares of this Series shall be entitled to receive upon conversion thereof the kind and amount of shares of Capital Stock of the Corporation which they would have owned or been entitled to receive upon or by reason of such event if such shares of this Series had been converted immediately before the record date (or, if no record date, the effective date) for such event (it being understood that any distribution of cash or Capital Stock (other than Common Stock) that shall accompany a reclassification of the Common Stock, shall be subject to Section
     2.2 hereof rather than this Section 2.4(a)). An adjustment made pursuant to this Section 2.4(a) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective retroactively immediately after the effective date in the case of a subdivision, combination or reclassification. For the purposes of this Section 2.4(a), in the event that the holders of Common Stock are entitled to make any election with respect to the kind or amount of securities receivable by them in any transaction that is subject to this Section 2.4(a) (including any election that would result in all or a portion of the transaction becoming subject to Section 2.2 hereof), the kind and amount of securities that shall be distributable to the holders of shares of this Series shall be based on (i) the election, if any, made by the holder of record (as of the date used for determining the holders of Common Stock entitled to make such election) of the largest number of shares of this Series in writing to the Corporation on or prior



     <F1> Insert the date of filing of the Certificate or the relevant effective time.

     to the last date on which a holder of Common Stock may make such an election or (ii) if no such election is timely made, an assumption that such holder failed to exercise any such rights (provided that if the kind or amount of securities is not the same for each nonelecting holder, then the kind and amount of securities receivable shall be based on the kind or amount of securities receivable by a plurality of nonelecting holders of Common Stock). Concurrently with the mailing to holders of Common Stock of any document pursuant to which such holders may make an election of the type referred to in this Section 2.4(a), the Corporation shall mail a copy thereof to the holders of record of shares of this Series as of the date used for determining the holders of record of Common Stock entitled to such mailing, which document shall be used by the holders of record of shares of this Series to make such an election.

               (b) The Corporation shall be entitled to make such additional adjustments in the Formula Number, in addition to those required by Section 2.4(a) hereof as shall be necessary in order that any dividend or distribution in Common Stock or any subdivision, reclassification or combination of shares of Common Stock referred to above, shall not be taxable to the holders of Common Stock for United States Federal income tax purposes, so long as such additional adjustments pursuant to this Section 2.4(b) do not decrease the Formula Number.

               (c) All calculations under this Section 2 and Section 3 hereof shall be made to the nearest cent, one-hundredth of a share or, in the case of the Formula Number, one hundred-thousandth. Notwithstanding any other provision of this
     Section 2.4, the Corporation shall not be required to make any adjustment of the Formula Number unless such adjustment would require an increase or decrease of at least one percent (1%) of the Formula Number. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) of the Formula Number. Any adjustments under this Section 2.4 shall be made successively whenever an event requiring such an adjustment occurs.

               (d) Promptly after an adjustment in the Formula Number is required, the Corporation shall provide written notice to each of the holders of shares of this Series, which notice shall state the adjusted Formula Number.

               (e) If a distribution is made in accordance with the provisions of Section 2.2 hereof, anything in this Section 2.4 to the contrary notwithstanding, no adjustment pursuant to this
     Section 2.4 shall be effected by reason of the distribution of such assets, property, securities, rights, options or warrants or the subsequent modification, exercise, expiration or termination of such securities, rights, options or warrants.


          3. Conversion at the Option of the Holder.

               3.1 Each holder of a share of this Series shall have the right at any time to convert such share of this Series into a number of shares of Common Stock per share of this Series equal to the Formula Number in effect on the Conversion Date; provided, however, that such holder may convert shares of this Series only to the extent that the ownership by such holder or its designee of the shares of Common Stock issuable upon such conversion would not violate the Communications Laws.

               3.2 No adjustments in respect of payments of dividends on shares of this Series surrendered for conversion or any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of this Series (it being understood that if the Conversion Date for shares of this Series occurs after the Record Date and prior to the Dividend Payment Date of any such dividend, the holders of record on such Record Date shall be entitled to receive the dividend payable with respect to such shares on the related Dividend Payment Date pursuant to Section 2.1 hereof).

               3.3 The Corporation may, but shall not be required to, in connection with any conversion of shares of this Series, issue a fraction of a share of Common Stock, and if the Corporation shall determine not to issue any such fraction, the Corporation shall make a cash payment (rounded to the nearest cent) equal to such fraction multiplied by the Closing Price of the Common Stock on the last Trading Day prior to the Conversion Date.

               3.4 Any holder of shares of this Series electing to convert such shares into Common Stock shall surrender the certificate or certificates for such shares at the principal executive office of the Corporation (or at such other place as the Corporation may designate by notice to the holders of shares of this Series) during regular business hours, duly endorsed to the Corporation or in blank, or accompanied by instruments of transfer to the Corporation or in blank, or in form satisfactory to the Corporation, and shall give written notice to the Corporation at such office that such holder elects to convert such shares of this Series. If any such certificate or certificates shall have been lost, stolen or destroyed, the holder shall, in lieu of delivering such certificate or certificates, deliver to the Corporation (or such other place) an indemnification agreement and bond satisfactory to the Corporation. The Corporation shall, as soon as practicable (subject to Section 3.8 hereof) after such deposit of certificates for shares of this Series or delivery of the indemnification agreement and bond, accompanied by the written notice above prescribed, issue and deliver at such office (or such other place) to the holder for whose account such shares were surrendered, or a designee of such holder, certificates representing the number of shares of Common Stock and the cash, if any, to which such holder is entitled upon such conversion. Each share of Common Stock delivered to a holder or its designee as a result of conversion of shares of this Series pursuant to this Section 3 shall be accompanied by any rights associated generally with each other share of Common Stock outstanding as of the Conversion Date.

               3.5 Conversion shall be deemed to have been made as of the date (the "Conversion Date") that the certificate or certificates for the shares of this Series to be converted and the written notice prescribed in Section 3.4 hereof are received by the Corporation; and the Person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the holder of record of such Common Stock on such date. The Corporation shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or for this Series are duly closed for any purpose, but certificates for shares of Common Stock shall be delivered as soon as practicable after the opening of such books.

               3.6 In the event that on or after [ ]<F2>, whether or not any shares of this Series have been issued by the Corporation, either
(a) any consolidation or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock or (b) any sale or conveyance of all or substantially all of the property and assets of the Corporation, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of this Series shall have the right thereafter, during the period such share shall be convertible, to convert such share into the kind and amount of shares of stock or other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such shares of this Series could have been converted immediately prior to such consolidation, merger, sale or conveyance, subject to adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 2.4 hereof and this Section
3 (based on (i) the election, if any, made in writing to the Corporation by the holder of record (as of the date used for determining holders of Common Stock entitled to make such election) of the largest number of shares of this Series on or prior to the last date on which a holder of Common Stock may make an election regarding the kind or amount of securities or other property receivable by such holder in such transaction or (ii) if no such election is timely made, an assumption that such holder failed to exercise any such rights (provided that if the kind or amount of securities or other property is not the same for each nonelecting holder, then the kind and amount of securities or other property receivable shall be based upon the kind and amount of securities or other property receivable by a plurality of the nonelecting holders of Common Stock)). In the event that any of the transactions referred to in clause (a) or (b) of the first sentence of



     <F2> Insert the date of filing of the Certificate or the relevant effective time.

this Section 3.6 involves the distribution of cash or property (other than equity securities) to a holder of Common Stock, lawful provision shall be made as part of the terms of the transaction whereby the holder of each share of this Series on the record date fixed for determining holders of Common Stock entitled to receive such cash or property (or if no such record date is established, the effective date of such transaction) shall be entitled to receive the amount of cash or property that such holder would have been entitled to receive had such holder converted his shares of this Series into Common Stock immediately prior to such record date (or effective date) (based on the election or nonelection made by the holder of record of the largest number of shares of this Series, as provided above). Concurrently with the mailing to holders of Common Stock of any document pursuant to which such holders may make an election regarding the kind or amount of securities or other property that will be receivable by such holders in any transaction described in clause (a) or (b) of the first sentence of this Section 3.6, the Corporation shall mail a copy thereof to the holders of record of the shares of this Series as of the date used for determining the holders of record of Common Stock entitled to such mailing, which document shall be used by the holders of shares of this Series to make such an election. The Corporation shall not enter into any of the transactions referred to in clauses (a) or (b) of the first sentence of this Section 3.6 unless effective provision shall be made in the certificate or articles of incorporation or other constituent documents of the Corporation or the entity surviving the consolidation or merger, if other than the Corporation, or the entity acquiring the Corporation's assets, as the case may be, so as to give effect to the provisions set forth in this
Section 3.6. The provisions of this Section 3.6 shall apply similarly to successive consolidations, mergers, sales or conveyances. For purposes of this Section 3.6, the term "Corporation" shall refer to the Corporation as constituted immediately prior to the merger, consolidation or other transaction referred to in this Section 3.6.

               3.7 The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of this Series, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of this Series into such Common Stock at any time (assuming that, at the time of the computation of such number of shares, all such Common Stock would be held by a single holder); provided, however, that nothing contained herein shall preclude the Corporation from satisfying its obligations in respect of the conversion of the shares by delivery of purchased shares of Common Stock that are held in the treasury of the Corporation. All shares of Common Stock that shall be deliverable upon conversion of the shares of this Series shall be duly and validly issued, fully paid and nonassessable. For purposes of this Section 3, any shares of this Series at any time outstanding shall not include shares held in the treasury of the Corporation.

               3.8 In any case in which Section 2.4 hereof shall require that any adjustment be made effective as of or retroactively immediately following a record date, the Corporation may elect to defer (but only for five (5) Trading Days following the occurrence of the event which necessitates the notice referred to in Section 2.4(d) hereof) issuing to the holder of any shares of this Series converted after such record date (i) the shares of Common Stock issuable upon such conversion over and above (ii) the shares of Common Stock issuable upon such conversion on the basis of the Formula Number prior to adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

               3.9 If any shares of Common Stock that would be issuable upon conversion pursuant to this Section 3 require registration with or approval of any governmental authority before such shares may be issued upon conversion (other than any such registration or approval required to avoid a violation of the Communications Laws), the Corporation will in good faith and as expeditiously as possible cause such shares to be duly registered or approved, as the case may be. The Corporation will use commercially reasonable efforts to list the shares of (or depositary shares representing fractional interests in) Common Stock required to be delivered upon conversion of shares of this Series prior to such delivery upon the principal national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

               3.10 The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of this Series pursuant hereto. The Corporation shall not, however, be required to pay any tax which is payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than that in which the shares of this Series so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

               3.11 In case of (i) the voluntary or involuntary dissolution, liquidation or winding up of the Corporation or (ii) any action triggering an adjustment to the Formula Number pursuant to
Section 2.4 hereof or Section 3.6 hereof, then, in each case, the Corporation shall cause to be mailed, first-class postage prepaid, to the holders of record of the outstanding shares of this Series, at least fifteen (15) days prior to the applicable record date for any such transaction (or if no record date will be established, the effective date thereof), a notice stating (x) the date, if any, on which a record is to be taken for the purpose of any such transaction (or, if no record date will be established, the date as of which holders or record of Common Stock entitled to participate in such transaction are determined), and (y) the expected effective date thereof. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this
Section 3.11.


          4. Voting.

               4.1 The shares of this Series shall have no voting rights except as expressly provided in this Section 4 or as required by law.

               4.2 Each share of this Series shall be entitled to vote together with the holders of shares of Common Stock upon all matters upon which the holders of shares of Common Stock are entitled to vote. In any such vote, the holders of shares of this Series shall be entitled to a number of votes per share of this Series equal to the product of (i) the Formula Number then in effect multiplied by (ii) the maximum number of votes per share of Common Stock that any holder of shares of Common Stock generally then has with respect to such matter.

               4.3 Except as otherwise provided herein or by applicable law, the holders of shares of this Series and the holders of shares of Common Stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of stockholders of the Corporation.

               4.4 So long as any shares of this Series remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of shares of this Series representing at least 66-2/3% of the aggregate voting power of shares of this Series then outstanding, amend, alter or repeal any of the provisions of the Certificate, or the Certificate of Incorporation, so as in any such case to adversely affect the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of this Series.

               4.5 So long as any shares of this Series remain outstanding, the Corporation shall not, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of shares of this Series representing 100% of the aggregate voting power of shares of this Series then outstanding, amend, alter or repeal the provisions of Section 7.8 hereof.

               4.6 No consent of holders of shares of this Series shall be required for (i) the creation of any indebtedness of any kind of the Corporation, (ii) the authorization or issuance of any class or series of Junior Stock, Parity Stock or Senior Stock, (iii) the authorization of any increase or decrease in the number of shares constituting this Series or (iv) the approval of any amendment to the Certificate of Incorporation that would increase or decrease the aggregate number of authorized shares of Preferred Stock or Common Stock, except to the extent expressly required by the DGCL.


          5. Liquidation Rights.

               5.1 Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made to the holders of shares of Junior Stock (either as to dividends or upon liquidation, dissolution or winding up) unless, prior thereto, the holders of shares of this Series shall have received an amount equal to the greater of (i) $.01 per whole share of this Series or (ii) an aggregate amount per share equal to the product of the Formula Number then in effect multiplied by the aggregate amount to be distributed per share to holders of Common Stock.

               5.2 Neither the sale, exchange or other conveyance (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation, or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 5.

               5.3 After the payment to the holders of the shares of this Series of full preferential amounts provided for in this Section 5, the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

               5.4 In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders and the holders of all Parity Stock are entitled, no such distribution shall be made on account of any shares of any Parity Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably, in proportion to the full distributable amounts for which holders of all Parity Stock are entitled upon such dissolution, liquidation or winding up.


          6. Transfer Restrictions.

               6.1 Without the prior written consent of the Corporation, no holder of shares of this Series shall offer, sell, transfer, pledge, encumber or otherwise dispose of, or agree to offer, sell, transfer, pledge, encumber or otherwise dispose of, any shares of this Series or interests in any shares of this Series except to a Permitted

Transferee that shall agree that, prior to such Permitted Transferee ceasing to be a Permitted Transferee, such Permitted Transferee must transfer ownership of any shares of this Series, and all interests therein, held by such Permitted Transferee to the initial holder who received such shares pursuant to the LMC Agreement. For the avoidance of doubt, the preceding sentence is not intended to prohibit a holder of shares of this Series from entering into, or offering to enter into, any arrangement under which such holder agrees to promptly convert shares of this Series and sell, transfer or otherwise dispose of the Common Stock issuable upon such the conversion.

               6.2 Certificates for shares of this Series shall bear such legends as the Corporation shall from time to time deem appropriate.


          7. Other Provisions.

               7.1 All notices from the Corporation to the holders of shares of this Series shall be given by one of the methods specified in Section 7.2 hereof. With respect to any notice to a holder of shares of this Series required to be provided hereunder, neither failure to give such notice, nor any defect therein or in the transmission thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other holders or affect the legality or validity of any distribution, right, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

               7.2 All notices and other communications hereunder shall be deemed given (i) on the first Trading Day following the date received, if delivered personally, (ii) on the Trading Day following timely deposit with an overnight courier service, if sent by overnight courier specifying next day delivery and (iii) on the first Trading Day that is at least five days following deposit in the mails, if sent by first class mail to (x) a holder at its last address as it appears on the transfer records or registry for the shares of this Series and
(y) the Corporation at the following address (or at such other address as the Corporation shall specify in a notice pursuant to this Section 7.2): Time Warner Inc., 75 Rockefeller Plaza, New York, New York 10019, Attention: General Counsel.

               7.3 Any shares of this Series which have been converted or otherwise acquired by the Corporation shall, after such conversion or acquisition, as the case may be, be retired and promptly cancelled and the Corporation shall take all appropriate action to cause such shares to obtain the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors. The Corporation may cause a certificate setting forth a resolution adopted by the Board of Directors that none of the authorized shares of this Series are outstanding to be filed with the Secretary of State of the State of Delaware. When such certificate becomes effective, all references to this Series shall be eliminated from the Certificate of Incorporation and the shares of Preferred Stock designated hereby as Series K Voting Participating Convertible Preferred Stock shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of any new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

               7.4 The shares of this Series shall be issuable in whole shares, in such fraction of a whole share as may be required in order to effect any exchange of shares of Common Stock for shares of this Series required by the terms of the LMC Agreement or, if authorized by the Board of Directors (or any authorized committee thereof), in any other fraction of a whole share so authorized.

               7.5 The Corporation shall be entitled to recognize the exclusive right of a Person registered on its records as the holder of shares of this Series, and such holder of record shall be deemed the holder of such shares for all purposes.

               7.6 All notice periods referred to in the Certificate shall commence on the date of the mailing of the applicable notice.

               7.7 Any registered holder of shares of this Series may proceed to protect and enforce its rights by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in the Certificate or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

               7.8 The shares of this Series shall not be subject to redemption at the option of the Corporation, including pursuant to
Section 5 of Article IV of the Certificate of Incorporation (or any equivalent provision in any further amendment to or restatement of the Certificate of Incorporation).

               IN WITNESS WHEREOF, Time Warner Inc. has caused this certificate to be signed and attested this [ ] day of [ ].

                                TIME WARNER INC.,

                                by
                                  --------------------
                                  Name:
                                  Title:


Attest:
        --------------------
        Name:
        Title:

                                                 EXHIBIT B TO LMC AGREEMENT
                                                            [FIRST REFUSAL]


                          STOCKHOLDERS' AGREEMENT

                    Stockholders' Agreement, dated ___________, ____, by
               and among TCI Turner Preferred, Inc., a Colorado corporation ("TCITP"), United Cable Turner Investment, Inc. ("UC-Turner") and Communications Capital Corp. ("CCC" and, together with UC- Turner and TCITP, the "TCITP Stockholders"), R.E. Turner, III ("Turner") and Turner Outdoor, Inc. ("TOI" and, together with Turner, the "Turner Stockholders"), and Time Warner Inc., a Delaware corporation ("TW").

          Each of the TCITP Stockholders, Turner and the Turner Stockholders is or may become a beneficial owner of shares of capital stock of TW. Turner, the Turner Stockholders, TW, and the TCITP Stockholders desire to enter into the arrangements set forth in this Agreement regarding future dispositions of shares of TW capital stock which Turner, the Turner Stockholders or the TCITP Stockholders now or may in the future beneficially own.

          Therefore, in consideration of the premises and the mutual benefits to be derived hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1. Definitions: The following terms shall have the following respective meanings:

          Affiliate: With respect to any Person, any other Person which directly or indirectly Controls, is under common Control with or is Controlled by such first Person. The term "affiliated" (whether or not capitalized) shall have a correlative meaning. For purposes of this Agreement (i) the Turner Foundation, Inc. (the "Turner Foundation"), the R.E. Turner Charitable Remainder Unitrust No. 2 (the "Turner Unitrust") and any other Charitable Transferee or Qualified Trust shall be deemed not to be Affiliates of any Turner Stockholder and (ii) (A) no TCITP Affiliate shall be deemed to be an Affiliate of any Turner Affiliate, or vice versa, and (B) no TCITP Affiliate or Turner Affiliate shall be deemed to be an Affiliate of any TW Affiliate, or vice versa.

          Affiliated Group: With respect to any Stockholder, the group consisting of such Stockholder and all Controlled Affiliates of such Stockholder.

          Agreement: This Agreement as the same may be amended from time to time in accordance with its terms.

          Appraised Value: As defined in Section 4.1 hereof.

          The "beneficial owner" of any security means a direct or indirect beneficial owner of such security within the meaning of Rule 13d-3 under the Exchange Act, as in effect on and as interpreted by the Commission through the date of this Agreement, and the terms (whether or not capitalized) "beneficially own," "beneficially owned" and "owned beneficially" shall have correlative meanings; provided, however, that any Person who at any time beneficially owns any Option or Convertible Security shall also be deemed to beneficially own the Underlying Securities, whether or not such Option or Convertible Security then is or within 60 days will be exercisable, exchangeable or convertible.

          Board of Directors: The Board of Directors of TW.

          Bona Fide Offer: As defined in Section 3.1 hereof.

          Broker Transactions: "Broker's transactions" within the meaning of paragraph (g) of Rule 144 of the General Rules and Regulations under the Securities Act.

          Charitable Transfer: Any Disposition of Covered Securities by a Turner Stockholder to the Turner Foundation, any other Charitable Transferee, the Turner Unitrust or any other Qualified Trust that is not an Exempt Transfer pursuant to clause (viii) of the definition of Exempt Transfer; provided, however, that any such transferee shall, by a written instrument in form and substance reasonably satisfactory to TCITP, agree to be bound by the provisions of this Agreement with respect to the Covered Securities that are the subject of such Charitable Transfer to the same extent as the Turner Stockholder making such Disposition.

          Charitable Transferee: Any charitable organization described in
Section 501(c)(3) of the Code.

          Code: The Internal Revenue Code of 1986, as amended.

          Commission: The Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act or the Exchange Act.

          Common Stock: The common stock, par value $1.00 per share, of TW or any other shares of capital stock of TW into which the Common Stock may be reclassified or changed.

          Contract: Any agreement, contract, commitment, indenture, lease, license, instrument, note, bond or security.

          Control: As to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person (whether through ownership of securities, partnership interests or other ownership interests, by contract, or otherwise). The terms "Controlled," "Controlling" and similar variations shall have correlative meanings.

          Controlled Affiliate: When used with respect to a specified Person, means each Affiliate of such Person which is Controlled by such Person and which is not Controlled by or under common Control with any other Person (except one or more other Controlled Affiliates of such specified Person); provided, however, that for purposes of any provision of this Agreement which requires any Stockholder to cause one or more of its Controlled Affiliates to take or refrain from taking any action (including any action relating to the Disposition of any Covered Securities) or which otherwise purports to be applicable to any Covered Securities owned or held by one or more Controlled Affiliates of such Stockholder, no Affiliate of such Stockholder which otherwise would be a Controlled Affiliate of such Stockholder shall be deemed to be a Controlled Affiliate of such Stockholder unless such Stockholder possesses, directly or indirectly, the power to direct decisions regarding such action or the Disposition of such Covered Securities.

          Convertible Securities: Evidences of indebtedness, shares of stock or other securities or obligations which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for any TW Shares, either immediately or upon the occurrence of a specified date or a specified event, the satisfaction of or failure to satisfy any condition or the happening or failure to happen of any other contingency.

          Covered Securities: Any and all TW Shares, Convertible Securities and Options.

          Current Market Price: As to any share of Common Stock at any date, the average of the daily closing prices for shares of the Common Stock for the five consecutive trading days ending on the trading day immediately before the day in question. The closing price for such shares for each day shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the principal United States securities exchange on which such shares are listed or admitted to trading, or if they are not listed or admitted to trading on any such exchange, the last reported sale price (or the average of the quoted closing bid and asked prices if no sale is reported) as reported on the Nasdaq Stock Market, or any comparable system, or if such shares are not quoted on the Nasdaq Stock Market, or any comparable system, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected by TW.

          Defensive Provision: (i) any control share acquisition, interested stockholder, business combination or other similar antitakeover statute (including the Delaware Statute) applicable to TW, (ii) any provision of the Restated Certificate of Incorporation or Bylaws of TW (including Article V of such Restated Certificate of Incorporation), and
(iii) any plan or agreement to which TW is a party (including the Rights
Plan), whether now or hereafter existing, which would constitute a "poison pill" or similar antitakeover device.

          Delaware Statute: Section 203 of the Delaware General Corporation Law or any successor statutory provision.

          Disadvantageous Result: (i) The breach or violation of any Restriction applicable to any member of the Group of such Stockholder or its Affiliates, (ii) any member of the Group of such Stockholder or its Affiliates becoming subject to any Restriction to which it was not previously subject, or (iii) the occurrence of any Rights Plan Triggering Event.

          Disposition: When used with respect to any Covered Security, any sale, assignment, alienation, gift, exchange, conveyance, transfer, hypothecation or other disposition whatsoever, whether voluntary or involuntary and whether direct or indirect, of such Covered Security or of dispositive control over such Covered Security. "Disposition" shall not include (i) a transfer of voting control of a Covered Security to the extent required to avoid imposition of any prohibition, restriction, limitation or condition on or requirement under any Requirement of Law or Defensive Provision having any of the effects described in clauses (A) and (B) of the definition of Restriction herein, or (ii) delivery of a revocable proxy in the ordinary course of business. The term "dispose" (whether or not capitalized) shall mean to make a Disposition. Without limiting the generality of the foregoing:

          (i) any redemption, purchase or other acquisition in any manner (whether or not for any consideration) by TW of any Covered Securities shall be deemed to be a Disposition of such Covered Securities; and

          (ii) none of the conversion or exchange of a Convertible Security, the exercise of any Option or the failure to convert or exchange a Convertible Security or to exercise any Option prior to the expiration of the right of conversion, exchange or exercise shall be deemed to be a Disposition of such Convertible Security or such Option.

For purposes of this Agreement any Disposition of any Option or Convertible Security shall also constitute a Disposition of the Underlying Securities.

          Effective Time: "Effective Time of the Merger", as defined in the Merger Agreement.

          Encumbrance: As defined in Section 3.1(f) hereof.

          Exchange Act: The Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, as from time to time in effect.

          Exempt Transfer: Any Disposition that falls within any one of the following clauses: (1) An exchange or conversion of Covered Securities which occurs by operation of law in connection with a merger, consolidation of TW with or into another corporation, or a recapitalization, reclassification or similar event that has been duly authorized and approved by the required vote of the Board of

Directors and the stockholders of TW pursuant to the Restated Certificate of Incorporation of TW and the law of the jurisdiction of incorporation of TW; (2) any surrender by a Stockholder to TW of Covered Securities upon redemption by TW of such Covered Securities pursuant to any right or obligation under the express terms of such Covered Securities that is made on a proportionate basis from all holders of such Covered Securities and is not at the option of such Stockholder; (3) any Permitted Pledge and any transfer of such pledged Covered Securities to the Pledgee upon default of the obligations secured by such pledge; (4) any transfer solely from one member of the Affiliated Group of a Stockholder to another member of the Affiliated Group of a Stockholder; (5) any (A) deposit of Covered Securities into a trust under the Voting Trust Agreement, (B) transfer or other disposition of Covered Securities so deposited from any trustee thereunder to a successor trustee pursuant to
Section 5(i) of the Voting Trust Agreement or (C) transfer or other disposition of Covered Securities so deposited from the trustee to TCITP or any Controlled Affiliate of TCITP pursuant to Section 4(e) of the Voting Trust Agreement; (6) any transfer by a Stockholder who is an individual to
(A) a spouse, (B) any other member of his immediate family (i.e., parents, children, including those adopted before the age of 18, grandchildren, brothers, sisters, and the spouses or children of the foregoing), (C) Qualified Trust or (D) a custodian under the Uniform Gifts to Minors Act or similar fiduciary for the exclusive benefit of his children during their lives; (7) subject to Section 4, any transfer to the legal representatives of a Stockholder who is an individual upon his death or adjudication of incompetency or by any such legal representatives to any Person to whom such Stockholder could have transferred such Covered Securities pursuant to any clause of this definition; (8) a transfer by the Turner Stockholders of up to an aggregate of 12 million shares (less the product of (A) the number of shares of Class A Common Stock and Class B Common Stock of TBS that are the subject of a Disposition (as such term is defined in the TBS Shareholders' Agreement) effected by Turner that is contemplated by Section 3(a) of the TBS Shareholders' Agreement after September 22, 1995 and (B) the Common Conversion Number (as defined in the Merger Agreement)) of Common Stock (appropriately adjusted to take into account any stock split, reverse stock split, reclassification, recapitalization, conversion, reorganization, merger or other change in such Common Stock) to any Charitable Transferee if, in the written opinion of legal counsel reasonably acceptable to TCITP, requiring such Charitable

Transferee to become a party to this Agreement would limit by a material amount the amount of the deduction for federal income tax purposes that would be available to the applicable Turner Stockholder in the absence of such requirement, and any subsequent transfer by any such Charitable Transferee of any such shares; (9) any exchange, conversion or transfer of Covered Securities pursuant to Section 4.1 of the LMC Agreement; and (10) any sale or transfer permitted by and made in accordance with Section 3 or 4 hereof; provided, however, that no Disposition pursuant to clause (iii),
(iv), (v)(C), (vi) or (vii) shall be an Exempt Transfer, unless each Person to whom any such Disposition is made, unless already a party to this Agreement and bound by such provisions or a Controlled Affiliate of a party to this Agreement who is bound by such provisions, shall by a written instrument become a party to this Agreement bound by all of the provisions hereof applicable to the Stockholder making such Disposition.

          Exercise Notice: Either an Other Stockholder Exercise Notice or a TW Exercise Notice, as the context requires.

          Fast-Track Offer Notice: As defined in Section 3.3(a) hereof.

          Fast-Track Sale: Any sale of shares of Common Stock for the account of any Stockholder which meets all of the following requirements as of the date a Fast-Track Offer Notice is given with respect thereto pursuant to Section 3.3:

          (i) such Stockholder has a bona fide intention to sell such shares of Common Stock within a period of 115 days after such date and such sale is not being undertaken as a result of any offer to buy, bid or request, invitation or solicitation to sell made by any Person (other than any such offer, bid, request, invitation or solicitation from a registered broker-dealer or investment banker not intended to circumvent the provisions of Section 3.1);

          (ii) the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act and is listed for trading on a national securities exchange registered under the Exchange Act or traded in the over-the-counter market and quoted in an automated quotation system of the National Association of Securities Dealers, Inc.;

          (iii) such sale is to be effected through Broker Transactions or pursuant to a registration statement covering such shares in effect at the date of the Fast-Track Offer Notice; and

          (iv) the following sum does not exceed $100 million:


               (A) the aggregate Current Market Price of the shares of Common Stock to be sold (determined as of the date a Fast-Track Offer Notice with respect thereto is given pursuant to Section 3.3), plus

               (B) the aggregate sale price of all shares of Common
               Stock sold pursuant to Section 3.3 by any member or former member of the same Group as such Stockholder during the 90 days immediately preceding the date of such Fast Track Offer Notice, plus

               (C) without duplication, the aggregate Current Market Price, determined as of the date specified in subclause (A) of this clause (iv), of all shares of Common Stock as to which any Fast-Track Offer Notice is given by any other Stockholder who is a member of the same Group as such Stockholder within two business days before or two business days after such date.

          Fast-Track Shares: As defined in Section 3.3(a) hereof.

          Free to Sell Date: As defined in Section 3.1(j) hereof.

          Governmental Authority: Any nation or government, any state or other political subdivision thereof and any court, commission, agency or other body exercising executive, legislative, judicial or regulatory functions.

          Group: Either the TCITP Stockholders considered collectively as a group or the Turner Stockholders considered collectively as a group, as the context requires.

          Initial Trigger: As of a given time, for either Stockholder, with respect to the Subject Shares covered by any Offer Notice or Tender Notice, the greatest number of such Subject Shares as may then be acquired by such Stockholder (or its Affiliates) without causing a Disadvantageous Result.

          Involuntary Event: As defined in Section 4.1 hereof.

          Judgment: Any order, judgment, writ, decree, award or other determination, decision or ruling of any court, judge, justice or magistrate, any other Governmental Authority or any arbitrator.

          LMC Agreement: The LMC Agreement dated as of September 22, 1995, among TW, Liberty Media Corporation and certain subsidiaries of Liberty Media Corporation.

          Merger Agreement: The Agreement and Plan of Merger dated as of September 22, 1995, among Time Warner Inc., Time Warner Acquisition Corp. and TBS.

          Offer Notice: As defined in Section 3.1(a) hereof.

          Options: Any options, warrants or other rights (except Convertible Securities), however denominated, to subscribe for, purchase or otherwise acquire any TW Shares or Convertible Securities, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or failure to satisfy any condition or the happening or failure to happen of any other contingency.

          Original Rights Plan: As defined in Section 5.2 hereof.

          Other  Stockholder:  With  respect to a Turner  Stockholder,  the
"Other   Stockholder"   shall  be  TCITP,  and  with  respect  to  a  TCITP
Stockholder, the "Other Stockholder" shall be Turner.

          Other Stockholder Elected Shares: As defined in Section 3.1(e) hereof.

          Other Stockholder Exercise Notice: As defined in Section 3.1(e) hereof.

          Other Stockholder Group: With respect to any Other Stockholder, the Group of which such Other Stockholder is a member.

          Permitted Pledge: A bona fide pledge of Covered Securities by a Stockholder to a financial institution to secure borrowings permitted by applicable law; provided that such financial institution agrees in writing to be bound by the provisions of Sections 2, 3 and 4 of this Agreement to the same extent and with the same effect as such Stockholder and the borrowings so secured are with full recourse against other assets of such Stockholder or other collateral.

          Per-Share Offer Consideration: As defined in Section 3.1(a) hereof.

          Person: Any individual, corporation, limited liability company, general or limited partnership, joint venture, association, joint stock company, trust, unincorporated business or organization, governmental authority or other legal entity or legal person, whether acting in an individual, fiduciary or other capacity. The term "Person" also includes any group of two or more Persons formed for any purpose.

          Prospective Purchaser: As defined in Section 3.1 hereof.

          Public Sale: Any sale to the public for the account of any Stockholder, (i) in Broker Transactions, (ii) otherwise pursuant to Rule 144 or (iii) through a registered offering pursuant to an effective registration statement under the Securities Act which in any case meets both of the following requirements (to the extent applicable) as of the date an Offer Notice is given:

          (A) such Stockholder has a bona fide intention to sell such shares of Common Stock as promptly as practicable after all applicable requirements of the Securities Act are satisfied, and such sale is not being undertaken as a result of any offer to buy, bid or request, invitation or solicitation to sell made by any Person (other than any such offer, bid, request, invitation or solicitation from a registered broker-dealer or investment banker not intended to circumvent the provisions of Section 3.1); and

          (B) in the case of a registered offering, such shares either have been registered under the Securities Act or such Stockholder has the immediate right to require TW to register such shares under the Securities Act.

          Purchase Price: As defined in Section 3.1(a) hereof.

          Purchase Right: As defined in Section 3.1(c) hereof.

          Purchased Shares: When used with reference to a Purchaser which is the Other Stockholder, the Other Stockholder Elected Shares, and when used with respect to a Purchaser which is a TW Affiliate, the TW Elected Shares.

          Purchaser: The term "Purchaser" means TCITP, in the case of any purchase of TCITP Elected Shares pursuant to any Other Stockholder Exercise Notice, Turner, in the case of any purchase of Turner Elected Shares pursuant to any Other Stockholder Exercise Notice, and TW, in the case of any purchase of TW Elected Shares pursuant to any TW Exercise Notice.

          Qualified Trust: Any trust described in Section 664 of the Code of which a Stockholder, members of his family or a Charitable Transferee (and no other persons) are income beneficiaries.

          Related Party: As to any Person, any Affiliate of such Person and, if such Person is a natural person, such Person's parents, children, siblings and spouse, the parents and siblings of such Person's spouse and the spouses of such Person's children who become parties to this Agreement.

          Requirement of Law: With respect to any Person, all federal, state and local laws, rules, regulations, Judgments, injunctions and orders of a court or other Governmental Authority or an arbitrator, applicable to or binding upon such Person, any of its property or any business conducted by it or to which such Person, any of its assets or any business conducted by it is subject.

          Restriction: Any prohibition, restriction, limitation or condition on or requirement under any Defensive Provision or Requirement of Law (A) that (i) limits the ability of any Stockholder to acquire additional TW Shares or hold or dispose of any TW Shares or to participate in any material right or benefit otherwise available or to be distributed to security holders of the same class as the TW Shares, generally, or requires such Stockholder to Dispose of any TW Shares, (ii) reduces or otherwise limits the ability to exercise the voting or other rights of all or a portion of the TW Shares beneficially owned by such Stockholder below that applicable to TW Shares generally, or (iii) limits the ability of any Stockholder to consummate any merger, consolidation, business combination or other transaction with, TW or any of its subsidiaries or other Affiliates or substantially increases the cost of consummation or (B) under which the acquisition or ownership of additional TW Shares (i) would result in a material violation of applicable law, (ii) would require the discontinuance of any material business or activity or the divestiture of any material portion of any business or property, or (iii) would make the continuation of any such business or activity or the ownership of such property illegal or subject to material damages or penalties.

          Rights: The rights issued to the holders of record of the Common Stock outstanding on January 20, 1994, or issued thereafter, with each right entitling the holder thereof to purchase, on the terms and subject to the conditions contained in the Rights Plan, one one-thousandth of a share of Series A Participating Cumulative Preferred Stock, par value $1.00 per share, of TW, as the same may have been or may be amended or modified from time to time, and any other security or right which may be issued or granted in exchange or substitution therefor or in replacement or upon exercise thereof.

          Rights Plan: The Rights Agreement, dated as of January 20, 1994, between TW and Chemical Bank, as Rights Agent, as the same may have been or may be amended from time to time.

          Rights Plan Trigger: As of a given time, for either Stockholder, with respect to the Subject Shares covered by any Offer Notice or Tender Notice, the greatest number of such Subject Shares as may then be acquired by such Stockholder (or its Affiliates) without causing a Rights Plan Triggering Event.

          Rights Plan Triggering Event: Any member of either Group becoming an "Acquiring Person" within the meaning of the Rights Plan (as then in effect) or the Rights becoming transferable separately from shares of the Common Stock, as determined in accordance with Section 3.1(d) (or an analogous event under any subsequent "poison pill" adopted by TW).

          Sale Agreement: As defined in Section 3.1(f) hereof.

          Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, as from time to time in effect.

          Selling Stockholder: As defined in Section 3.1 hereof.

          Stockholder: Any TCITP Stockholder or Turner Stockholder.

          Subject Shares: As defined in Section 3.1 hereof.

          TBS: Turner Broadcasting System, Inc.

          TBS Shareholders' Agreement: The Shareholders' Agreement dated as of June 3, 1987, among TBS, Turner and the Original Investors named therein.

          TCITP: As defined in the opening paragraphs of this Agreement.

          TCITP Affiliates: TCITP and the Affiliates of TCITP.

          TCITP Stockholders: TCITP and all Controlled Affiliates of TCITP, in each case so long as such Person is or is required to be a party to this Agreement or is the beneficial owner of any TCITP TW Shares.

          TCITP TW Shares: Any and all Covered Securities of which any TCITP Stockholder becomes the direct or indirect beneficial owner at the Effective Time or thereafter.

          Tendering Stockholder: As defined in Section 3.4(a) hereof.

          Tender Notice: As defined in Section 3.4(a) hereof.

          Tender Shares: As defined in Section 3.4(a) hereof.

          Turner: As defined in the opening paragraphs of this Agreement.

          Turner Affiliates: The Turner Stockholders and the Affiliates of the Turner Stockholders.

          Turner Stockholders: Turner and all Affiliates of Turner, in each case so long as such Person is the beneficial owner of any Covered Securities, the Turner Foundation, the Turner Unitrust or any other Charitable Transferee if such entity is required to become a party to this Agreement as a result of a Charitable Transfer (provided, however, that any such entity shall be deemed a Turner Stockholder only with respect to Turner TW Shares acquired by such entity in a Charitable Transfer) and any Turner Related Party who is required to become a party to this Agreement pursuant to the terms hereof.

          Turner TW Shares: Any and all Covered Securities of which any Turner Stockholder becomes the direct or indirect beneficial owner at the Effective Time or thereafter; provided, however, that Covered Securities beneficially owned by the Turner Foundation or the Turner Unitrust immediately after the Effective Time shall not be Turner TW Shares.

          TW: As defined in the opening paragraphs of this Agreement.

          TW Affiliate: TW and Affiliates of TW.

          TW Elected Shares: In the case of any Offer Notice, any Subject Shares covered thereby as to which TW exercises its right of purchase pursuant to Section 3.1(e).

          TW Exercise Notice: As defined in Section 3.1(e).

          TW Shares: Any and all shares of capital stock of TW of any class or series, whether now or hereafter authorized or existing.

          TW Stockholders Agreement: Any stockholders' agreement between TW or any one or more Turner Stockholders in effect on the date hereof.

          Underlying Securities: When used with reference to any Option or Convertible Security as of any time, the Covered Securities issuable or deliverable upon exercise, exchange or conversion of such Option or Convertible Security (whether or not such Option or Convertible Security is then exercisable, exchangeable or convertible). In the case of an Option to acquire a Convertible Security, the Underlying Securities of such Option shall include the Underlying Securities of such Convertible Security.

          A. Restrictions on Dispositions of Covered Securities. No Turner Stockholder shall Dispose of any Turner TW Shares, except in an Exempt Transfer or a Charitable Transfer. No TCITP Stockholder shall Dispose of any TCITP TW Shares, except in an Exempt Transfer. Any purported
Disposition of Covered Securities in violation of this Agreement shall be null and void and of no force or effect, and, if TW has actual knowledge of such violation, TW shall (and shall direct each registrar and transfer agent, if any, for the Covered Securities to) refuse to register or record any such purported Disposition on its transfer and registration books and records or to otherwise recognize such purported Disposition. Subject to
Section 4, if any Involuntary Event affecting any Stockholder shall occur, such Stockholder's legal representatives, heirs, successors or transferees, as the case may be, and all Covered Securities beneficially owned by them shall be bound by all the terms and provisions of this Agreement. The
Turner Stockholders shall, and shall cause each Related Party of Turner to, comply with the provisions of this Agreement intended to be applicable to the Turner Stockholders or any Turner TW Shares. The TCITP Stockholders shall, and shall cause each Related Party of each TCITP Stockholder to, comply with the provisions of this Agreement intended to be applicable to the TCITP Stockholders or any TCITP TW Shares.

          B.   Right of First Refusal:

          1. If any Stockholder (the "Selling Stockholder") desires to accept an offer (other than with respect to a Public Sale or a Fast-Track Sale, consistent with the definitions thereof, or a tender or exchange offer to which Section 3.4 is applicable) (a "Bona Fide Offer") from a Person which is not a Related Party of such Selling Stockholder
(the "Prospective Purchaser") to purchase any or all of the Covered
Covered Securities beneficially owned by such Selling Stockholder (the "Subject Shares"), such Selling Stockholder shall, in accordance with the following procedures, terms and conditions, first offer to sell the Subject Shares to the Other Stockholder for a consideration (subject to subsections
(g) and (h) of this Section 3.1) and on terms no more favorable to the Selling Stockholder than those which would apply if the Selling Stockholder accepted the Bona Fide Offer:

               a. The Selling Stockholder shall deliver to the Other Stockholder a written notice (the "Offer Notice", which term shall include any Offer Notice delivered pursuant to Section 3.2(a)) which shall (i) state the number of shares or other appropriate unit of Covered Securities of each class, series or other type that comprise the Subject Shares; (ii) identify the Prospective Purchaser; and (iii) state the aggregate purchase price to be paid by the Prospective Purchaser for the Subject Shares (the "Purchase Price") and the kind and amount of consideration proposed to be paid or delivered by the Prospective Purchaser for the Subject Shares of each class, series or other type and the amount thereof allocable to each share or other appropriate unit of the Subject Shares of that class, series or other type (the "Per-Share Offer Consideration" for the Covered Securities of that class, series or other type), the timing and manner of the payment or other delivery thereof and any other material terms of such Bona Fide Offer. The Selling Stockholder shall deliver a copy of the Offer Notice to TW at the same time it is delivered to the Other Stockholder.

               b. The Offer Notice shall be accompanied by a true and complete copy of the Bona Fide Offer.

               c. If an Offer Notice is given by a Selling Stockholder, the Other Stockholder shall have the right (the "Purchase Right"), exercisable in the manner hereinafter provided, to require the Selling Stockholder to sell to the Other Stockholder the number or other amount of the Subject Shares determined in accordance with this Section 3.1(c). If there is no Defensive Provision or Requirement of Law in effect at the time any Offer Notice is given that imposes any Restriction on the Other Stockholder (or that would impose a Restriction if the Other Stockholder were to exercise the Purchase Right as to all the Subject Shares), the Other Stockholder may exercise the Purchase Right only as to all, but not less than all of the Subject Shares. If there are one or more Defensive Provisions or Requirements of Law in effect at the time such Offer Notice is given that impose any Restriction on the Other Stockholder (or that would impose such a Restriction if the Other Stockholder were to exercise the Purchase Right as to all the Subject Shares), the Other Stockholder may exercise the Purchase Right only as to a number of Subject Shares that is greater than or equal to the Initial Trigger relating to the Other Stockholder at such time and less than or equal to the Rights Plan Trigger relating to the Other Stockholder at such time. For purposes of this Section 3.1(c), the Initial Trigger and the Rights Plan Trigger will be determined as provided in Section 3.1(d).

               d. Commencing not later than the second business day after an Offer Notice is given if there are one or more Defensive Provisions in effect at such time, the Selling Stockholder and the Other Stockholder shall consult with each other and TW in an effort to agree with respect to the Initial Trigger and the Rights Plan Trigger, and upon request TW will provide the Stockholders with information relating thereto pursuant to
Section 3.5. If agreement is not reached by the Selling Stockholder and the Other Stockholder on or prior to the fifth business day after the Offer Notice was given, then, within two business days after such fifth business day, the Selling Stockholder and the Other Stockholder shall jointly designate an independent law firm of recognized national standing, which firm will be directed to submit a written report regarding its conclusions as to the Initial Trigger and the Rights Plan Trigger within 5 business days. The number of Subject Shares as to which the Other Stockholder may exercise the Purchase Right shall be determined as follows:

               (i) upon such law firm rendering a written report within such 5 business day period as to the Initial Trigger and the Rights Plan Trigger, if the Other Stockholder elects to exercise its Purchase Right, the Other Stockholder may exercise such Purchase Right only as to a number of Subject Shares equal to or greater than the Initial Trigger and less than or equal to the Rights Plan Trigger, as such amounts shall be specified in such report; and

               (ii) if such law firm does not render a written report as to the Initial Trigger and the

          Rights Plan Trigger within such 5 business day period, if the Other Stockholder elects to exercise its Purchase Right, the Other Stockholder may exercise such Purchase Right only as to a number of Subject Shares equal to or greater than the Initial Trigger and less than or equal to the Rights Plan Trigger, as determined by such Other Stockholder.

If any law firm is so retained, TW, the Other Stockholder and the Selling Stockholder shall provide such law firm with such information as may be reasonably requested in connection with the preparation of such report and shall otherwise cooperate with each other and such law firm with the goal of allowing such law firm to render such report as promptly as reasonably practicable. Each of TW, the Other Stockholder and the Selling Stockholder shall be responsible for the payment of one-third of the fees and disbursements of such law firm, except that if, at the time such law firm is retained, TW waives its right to purchase any Subject Shares covered by the current Offer Notice, TW shall not be responsible for any such fees and disbursements, which shall in such case be borne equally by the Selling Stockholder and the Other Stockholder. If the Selling Stockholder and the Other Stockholder are unable to agree upon the selection of an independent law firm within the two business day period provided for in this Section 3.1(d), either such Stockholder may apply to the American Arbitration Association (or another nationally-recognized organization that provides alternative dispute resolution services) to appoint an independent law firm to prepare and submit the report provided for in this Section 3.1(d), and any law firm so appointed shall constitute the law firm contemplated by this Section 3.1(d). Anything contained herein to the contrary notwithstanding, no determination relating to the Initial Trigger or the Rights Plan Trigger pursuant to this Section 3.1(d) shall be binding upon TW in the absence of a written instrument signed by TW agreeing to such determination (it being understood that TW has no obligation to provide the Stockholders with any such written instrument).

               (e) If the Other Stockholder desires to exercise the Purchase Right with respect to any Subject Shares covered by any Offer Notice, it shall do so by a written notice (an "Other Stockholder Exercise Notice") delivered to the Selling Stockholder by the Other Stockholder prior to 5:00 P.M., New York City time, on the eighth business day following the receipt of an Offer Notice or, if there is any dispute as to the Initial Trigger or the Rights Plan Trigger, within 3 business days after the resolution of such dispute.
The Other Stockholder Exercise Notice shall state the aggregate number or other appropriate amount of each class, series or other type of the Subject Shares to be purchased (the "Other Stockholder Elected
Shares"). A copy of the Other Stockholder Exercise Notice shall be sent to TW at the same time it is given to the Selling Stockholder. If an Other Stockholder Exercise Notice is given within such period but, in accordance with Sections 3.1(c) and 3.1(d), such Other Stockholder Exercise Notice specifies that only a portion of the Subject Shares are elected to be purchased (a "Partial Exercise Notice), then the Selling Stockholder shall have the right, exercisable by written notice to each of the Other Stockholder and TW given within five business days after the Partial
Exercise Notice was given, to terminate the Offer Notice and abandon the proposed sale pursuant to the Bona Fide Offer, in which case the provisions of this Section 3.1 shall be reinstated with respect to any and all proposed future Dispositions of the same or any Subject Shares pursuant to any subsequent Bona Fide Offer by the same or any other Prospective Purchaser. If no Other Stockholder Exercise Notice is delivered within the applicable number of business days, or if an Other Stockholder Exercise Notice is delivered but the number of Other Stockholder Elected Shares is less than the number of Covered Securities that are the subject of such Offer Notice and the Selling Stockholder does not exercise its right to terminate the Offer Notice and abandon the proposed sale pursuant to the preceding sentence, TW shall have the right, exercisable by a written notice (a "TW Exercise Notice") given to the Selling Stockholder by TW prior to 5:00 P.M., New York City time, on the second business day following the expiration of such period of 8 or 3 business days, as the case may be, to elect to purchase all, but not less than all of the Subject Shares which are not Other Stockholder Elected Shares, in accordance with the procedures, terms and conditions set forth below in this Section 3.1 and for a consideration (subject to subsections (g) and (h) of this Section 3.1) and on terms no more favorable to the Selling Stockholder than those which would apply if the Selling Stockholder accepted the Bona Fide Offer with respect to the TW Elected Shares. A copy of the TW Exercise Notice shall be sent to the Other Stockholder at the same time it is given to the Selling Stockholder. The Selling Stockholder shall have the right to condition the closing of the sale of the Other Stockholder Elected Shares to the Other Stockholder upon the closing of the sale of any TW Elected Shares and the closing of the sale of any TW Elected Shares on the closing of the sale of the Other
Stockholder Elected Shares.

               (f) If an Exercise Notice is given in accordance with Section 3.1(e), within 5 business days thereafter the Purchaser and the Selling Stockholder shall enter into a binding agreement (the "Sale Agreement") for the sale of the Purchased Shares to the Purchaser, which agreement shall contain such representations, warranties, covenants and conditions no less favorable to the Selling Stockholder than the terms contemplated by the Bona Fide Offer, except with respect to the kind and number or other amount of Subject Shares to be purchased and the aggregate purchase price payable in the event that the Purchased Shares constitute fewer than all the Subject Shares. The Sale Agreement shall provide for the closing of the purchase and sale of the Purchased Shares to be held at the offices of the Selling Stockholder at 11:00 a.m. local time on the 60th day after the Offer Notice was given (subject to extension in accordance with Sections 3.1(i) and 5.1) or at such other place or on such earlier date as the parties to the Sale Agreement may agree. At such closing, the Purchaser shall (subject to subsections (e), (g) and (h) of this Section 3.1) purchase the Purchased Shares for cash by wire transfer of immediately available funds in an account at a bank designated by the Selling Stockholder, such designation to be made no less than three days prior to closing. At the closing, the Selling Stockholder shall deliver the certificates and other evidences of the Purchased Shares to the Purchaser, against payment in full for the Purchased Shares, free and clear of any pledge, claim, lien, option, restriction, charge, shareholders' agreement, voting trust or other encumbrance of any nature whatsoever to which the Purchased Shares are subject in the hands of the Selling Stockholder other than restrictions on transfer arising under federal and state securities laws and claims, restrictions, options and encumbrances arising under this Agreement (an "Encumbrance"). Without limiting the generality of the immediately preceding sentence, if such Purchased Shares are Other Stockholder Elected Shares and if the Other Stockholder is TCITP, such Purchased Shares shall be free and clear of all Encumbrances existing or arising under any TW Stockholders Agreement, and TW shall release all such Encumbrances upon the closing of the purchase and sale of such Purchased Shares pursuant hereto. The certificates evidencing the Purchased Shares will be in proper form for transfer, with appropriate stock powers executed in blank attached and documentary or transfer tax stamps affixed. The Selling Stockholder shall execute such other documents as shall be necessary to effectuate the sale of the Purchased Shares and such additional documents as may be contemplated by the Bona Fide Offer or as may reasonably be requested by any purchaser. The Other Stockholder may assign any or all of its rights, and delegate any or all of its obligations, under any Sale Agreement to which it is a party with respect to the purchase and sale of any or all of the Other Stockholder Elected Shares to any Controlled Affiliate of the Other Stockholder, provided that no such assignment or delegation shall release the Other Stockholder from its obligations thereunder without the written consent of the Selling Stockholder. TW may assign any or all of its rights, and delegate any or all of its obligations, under any Sale Agreement to which it is a party or otherwise with respect to the purchase and sale of any or all of the TW Elected Shares to any Controlled Affiliate of TW, provided that no such assignment or delegation shall release TW from its obligations thereunder without the written consent of the Selling Stockholders.

               (g) Subject to Section 3.1(h), if the Bona Fide Offer contemplated that the Purchase Price for the Subject Shares proposed to be Disposed of by the Selling Stockholder would be paid, in whole or in part, other than in cash, then the Purchaser shall pay for its Purchased Shares in cash in lieu of such other consideration in an amount equal to the fair market value of such other consideration as agreed by the Selling
Stockholder and the Other Stockholder. In the event of any disagreement between the Other Stockholder and the Selling Stockholder as to the fair market value of any non-cash consideration payable to the Selling Stockholder, then at the request of either such party given within 5 business days following the delivery of the Offer Notice such determination shall be conclusively made by a panel of appraisers, one of whom shall be selected by the Other Stockholder, the second of whom shall be selected by the Selling Stockholder and the third of whom shall be selected by the first two appraisers. The Other Stockholder and the Selling Stockholder shall each designate their appraiser within 3 business days after receipt of any request for appraisal, and such appraisers shall designate the third appraiser within 3 business days thereafter. Each appraiser shall submit its determination of the fair market value of such non-cash consideration to the Other Stockholder, TW and the Selling Stockholder within five business days after the panel is empaneled and such fair market value shall be the average of the two closest valuations (or the middle valuation, if the highest and lowest valuation differ from the middle valuation by an equal amount). Each appraiser appointed shall be a nationally recognized investment banking, appraisal or accounting firm which is not directly or indirectly a Related Party of any party to this Agreement or any Prospective Purchaser and which has no interest (other than the receipt of customary fees) in the event giving rise to the need for the appraisal. Each of the Other Stockholder and the Selling
Stockholder shall be responsible for the payment of one-half of the costs of such appraisal.

               (h) If the Bona Fide Offer contemplated that any part of the Purchase Price for any Subject Shares would be paid in debt securities, each purchaser of any of such Subject Shares may, in its discretion, elect to pay the equivalent portion of its allocable share of the Purchase Price for the Purchased Shares through the issuance of debt securities with substantially similar terms in an amount the fair market value of which is equal to the fair market value of the equivalent portion of the debt securities specified in the Bona Fide Offer, in each case as agreed by such purchaser and the Selling Stockholder or, failing such agreement, as determined in accordance with the appraisal procedures specified in Section 3.1(g), taking into consideration relevant credit factors relating to the Prospective Purchaser and each such purchaser and the marketability and liquidity of such debt securities.

               (i) All time periods specified in subsection (e) or (f) of this
Section 3.1 shall be extended for a number of days equal to the number of days in the period from the date the request for appraisal is made pursuant to subsection (g) or (h) of this Section 3.1 or Section 4 (as the case may be) through and including the date of submission of the last to be submitted of the required appraisals. Each of the Other Stockholder, the Selling Stockholder and TW shall be responsible for the payment of one-third of the costs of each appraisal pursuant to subsection (h) of this
Section 3.1 (including the fees of all appraisers appointed in accordance with subsection (h) of this Section 3.1), except that, if, at the time such appraisal is requested, TW waives its right to purchase any Subject Shares covered by the current Offer Notice, TW shall not be responsible for any such fees and disbursements, which shall in such case be borne equally by the Selling Stockholder and the Other Stockholder.

               (j) The Selling Stockholder shall have the right to sell Subject Shares to the Prospective Purchaser only in the following circumstances:

          (i) If neither an Other Stockholder Exercise Notice nor a TW Exercise Notice is given in accordance with Section 3.1(e) within the applicable time period specified therein (as such period may extended pursuant to subsection (i) of this Section 3.1), the Selling Stockholder shall have the right (within the period specified below in this subsection) to sell all but not less than all of the Subject Shares to the Prospective Purchaser, and in such case the "Free to Sell Date" shall be the business day following the expiration of the last to expire of all time periods provided for in Section 3.1(e).

          (ii) If an Other Stockholder Exercise Notice is given but the number of Other Stockholder Elected Shares is less than the number of Covered Securities that are subject to the relevant Offer Notice, and if no TW Exercise Notice is given in accordance with Section 3.1(e) within the applicable time period specified therein (as such period may be extended pursuant to subsection (i) of this Section 3.1), then the Selling Stockholder shall have the right (within the period specified below in this subsection) to sell all, but not less than all of the Subject Shares which are not Other Stockholder Elected Shares to the Prospective Purchaser, and in such case the "Free to Sell Date" shall be the earlier of the fifth business day following the date the Other Stockholder Exercise Notice was given and the date that TW notifies the Selling Stockholder that it has determined not to purchase any such Subject Shares.

          (iii) If an Other Stockholder Exercise Notice is given but a Sale Agreement for the Other Stockholder Elected Shares is not executed by the Purchaser and tendered to the Selling Stockholder for execution within the 5 business day period specified in the first sentence of
     Section 3.1(f) (as such period may be extended pursuant to subsection (i) of this Section 3.1), then the Selling Stockholder shall have the right (within the period specified below in this subsection) to sell all, but not less than all of the Subject Shares to the Prospective Purchaser, and in such case the "Free to Sell Date" shall be the business day after expiration of such five business day period.

          (iv) If a TW Exercise Notice is given but a Sale Agreement for the TW Elected Shares is not executed by the Purchaser and tendered to the Selling Stockholder for execution within the 5 business day period specified in the first sentence of Section 3.1(f) (as such period may be extended pursuant to subsection (i) of this Section 3.1), then the Selling Stockholder shall have the right (within the period specified below in this subsection) to sell all, but not less than all of the TW Elected Shares to the Prospective Purchaser, and in such case the "Free to Sell Date" shall be the business day after the expiration of such 5 business day period.

          (v) If a Sale Agreement for either Other Stockholder Elected Shares or TW Elected Shares is executed by the Purchaser and the Selling Stockholder, but the closing of the purchase and sale thereunder shall not occur by the latest date for such closing determined in accordance with Sections 3.1(f), 3.1(i) and 5.1 for any reason other than a breach or violation by the Selling Stockholder of any of such Selling Stockholder's representations, warranties, covenants or agreements that are a condition to such closing, then the Selling Stockholder shall have the right (within the period specified below in this subsection) to sell all, but not less than all of such Other Stockholder Elected Shares or the TW Elected Shares covered by such Sale Agreement to the Prospective Purchaser, and in such case the "Free to Sell Date" shall be the business day after such latest date for such closing as so determined.

          (vi) If between the date an Other Stockholder Election Notice is given with respect to any Other Stockholder Elected Shares and the closing of the purchase and sale of such Other Stockholder Elected Shares, there shall be any amendment or modification adverse to the Other Stockholder of any Defensive Provision in effect on the date the Other Stockholder Election Notice was given, adoption of any other Defensive Provision adverse to the Other Stockholder, waiver adverse to the Other Stockholder of any term or provision of or exercise adverse to the Other Stockholder of any other discretionary right or power under any Defensive Provision (whether then or thereafter in effect), any reorganization, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities or any other action or event which in the opinion of the Other Stockholder would, if such purchase and sale were consummated, have a Disadvantageous Result, then notwithstanding any other provision of this Agreement or any provision of any Sale Agreement to which any member of the Other Stockholder Group may be a party and without any liability or obligation to the Selling Stockholder, TW, any other party to this Agreement or any Prospective Purchaser, the Other Stockholder may, by written notice given to the Selling Stockholder and TW within five business days after the Other Stockholder acquires actual knowledge of such action or event, rescind the Other Stockholder Election Notice and any Sale Agreement which any member of the Other Stockholder Group may be a party and abandon the purchase and sale of the Other Stockholder Elected Shares pursuant thereto. In such event, the Selling Stockholder shall have the right to sell all or any portion of the Subject Shares to the Prospective Purchaser and the "Free to Sell Date" shall be the business day following receipt by the Selling Stockholder of such written notice of abandonment.

Any sale of Subject Shares to the Prospective Purchaser permitted by this Section shall be for the Purchase Price (or a greater price), payable in the manner specified in the Bona Fide Offer, and otherwise on terms and conditions no more favorable to the Prospective Purchaser than those contained in the Bona Fide Offer; provided, however, that if such Subject Shares constitute fewer than all the Subject Shares, the purchase price therefor shall be equal to or greater than the portion of the Purchase Price allocable to such Subject Shares (determined by multiplying each share or other appropriate unit of such Subject Shares of each class, series or other type by the Per-Share Offer Consideration for the Subject Shares of that class, series or other type). In the event that (i) the Prospective Purchaser has not entered into a binding agreement with the Selling Stockholder for the purchase of such Subject Shares within the 30-day period following the Free to Sell Date or (ii) the Prospective Purchaser has not purchased such Subject Shares within the time period which would be applicable to a purchase thereof by a Purchaser under the second sentence of Section 3.1(f) as if calculated from the Free to Sell Date

(except that the 60-day period referred to therein shall be construed as a 120-day period for this purpose), then, in either such case, the Selling Stockholder's right to sell Subject Shares to the Prospective Purchaser pursuant to this Section 3.1(j) shall expire and the provisions of this Section 3.1 shall be reinstated with respect to any and all proposed future Dispositions of the same or any other Subject Shares pursuant to any subsequent Bona Fide Offer by the same or any other Prospective Purchaser.

          2.   Public Sales.

          a. If any Stockholder at any time intends to effect a Public Sale of Covered Securities (other than a Fast-Track Sale), such Stockholder may deliver to the Other Stockholder an Offer Notice pursuant to Section 3.1 offering to sell such Covered Securities to the Other Stockholder at a price equal to the aggregate Current Market Price thereof on the date on which such Offer Notice is given. A copy of such Offer Notice shall be sent to TW at the same time it is given to the Other Stockholder. If any such Offer Notice with respect to any Covered Securities is given, the Stockholder giving the Offer Notice shall have all rights and obligations of a "Selling Stockholder" under Section 3.1 and each of the Other Stockholder and TW shall have all of their respective rights and obligations provided for in Section 3.1, in each case with the same effect as if such Covered Securities were "Subject Shares" proposed to be sold by the Selling Stockholder to a Prospective Purchaser for "Per-Share Offer Consideration" consisting of cash in an amount equal to the Current Market Price of the Covered Securities on the date such Offer Notice is given and for a "Purchase Price" equal to the total Current Market Price on such date of all such Subject Shares, and as if the other terms of the Public Sale were the terms of the "Bona Fide Offer" made by such assumed Prospective Purchaser, except that subsections (g), (h) and (i) of Section 3.1 shall not apply and the provisions of subsection (j) of Section 3.1 shall apply only as modified by subsection (b) of this Section 3.2.

          b. Subject Shares covered by any Offer Notice given pursuant to this Section 3.2 may be sold (after full compliance with this Section 3.2 and the applicable provisions of Section 3.1) by the Selling Stockholder at any available price in a Public Sale of the type described in such Offer Notice, provided that such sale or sales are completed within the period of 120 days after the applicable

Free to Sell Date; provided, however, that if the issuer of any Covered Securities exercises any right to delay the filing or effectiveness of a registration statement relating to such Covered Securities or to suspend sales under such registration statement, then the period shall be extended by the number of days in any such delay or suspension period. If any Subject Shares covered by such Offer Notice which such Selling Stockholder becomes obligated under this Section 3.2 to sell to one or more purchasers or their permitted assignees are not, for any reason, sold to such Persons within any applicable period determined pursuant to Section 3.1, or if any such Subject Shares which such Selling Stockholder is entitled, pursuant to the first sentence of this Section 3.2(c), to sell in the Public Sale are not so sold within the period provided in such sentence, then in each case the right of such Selling Stockholder to sell such unsold Subject Shares shall terminate and such Subject Shares shall thereafter continue to be subject to the restriction on Dispositions of Covered Securities contained in Section 2.

          3.   Fast-Track Sales.

          a. Any Stockholder who proposes to make a Fast-Track Sale may deliver to each of the Other Stockholder and TW a written notice (the "Fast-Track Offer Notice") to such effect which states the number of shares of Common Stock proposed to be sold (the "Fast-Track Shares"). The delivery of any such notice shall constitute the offer by such Stockholder to sell to the Other Stockholder, TW or both all or such portion of the Fast-Track Shares as it or they may have the right to purchase in accordance with this
Section 3.3 at a price payable in cash equal to the aggregate Current Market Price thereof on the date on which such Fast-Track Offer Notice is given.

          b. The Other Stockholder shall have the right to elect to purchase (or to designate any one or more of the members of the Other Stockholder Group as purchasers of) all or any number of the Fast-Track Shares. The Other Stockholder and TW shall consult with each other in an effort to resolve any questions as to the Initial Trigger and the Rights Plan Trigger; provided, that if the Other Stockholder and TW cannot resolve such issue, then the Other Stockholder shall have the right to purchase only the number of Fast-Track Shares that TW shall specify. Anything contained herein to the contrary notwithstanding, no determination relating to the Initial Trigger or the Rights

Plan Trigger pursuant to this Section 3.3(b) shall be binding upon TW in the absence of a written instrument signed by TW agreeing to such determination (it being understood that TW has no obligation to provide the Other Stockholder with any such written instrument). If the Other Stockholder desires to exercise its purchase right under this Section 3.3, it shall do so by a written notice specifying the number of the Fast-Track Shares to be purchased and identifying the purchasers thereof, given to the Stockholder who gave the Fast-Track Offer Notice prior to 5:00 P.M., New York City time, on the third business day following the receipt by the Other Stockholder of the Fast-Track Offer Notice (provided that any Fast-Track Offer Notice received on a day that is not a business day or after 12 noon, New York City time, on a business day, shall be deemed to have been received on the next following business day). TW shall have the right to elect to purchase any or all of the Fast-Track Shares that the Other Stockholder does not elect to purchase or have one or more other members of the Other Stockholder Group purchase in accordance with the immediately preceding sentence, which right shall be exercisable by a written notice specifying the number of such Fast-Track Shares to be purchased, which notice shall be given by TW to the Stockholder proposing to sell such Fast-Track Shares and the Other Stockholder prior to 5:00 P.M., New York City time, on the fifth business day following the receipt by the Other Stockholder and TW of the Fast-Track Offer Notice. If any such notice is given by either the Other Stockholder or TW, the closing of the purchase and sale of the Fast-Track Shares covered thereby shall be held at the offices in the continental United States of the Other Stockholder or TW (as the case may be) specified in such notice, 11:00 A.M., New York City time, on the fourth business day after such notice was given or at such other place or date as the Stockholder selling the Fast-Track Shares and the purchasers thereof may agree, and such closing date shall not be subject to extension pursuant to Section 5.1 or otherwise unless such Selling Stockholder and such purchasers agree to such extension. At such closing, the purchasers shall purchase such Fast-Track Shares for cash by wire transfer of immediately available funds in an account at a bank designated by the Selling Stockholder, such designation to be made no less than three business days prior to closing, against delivery at the closing by the Selling Stockholder of the certificates evidencing the Fast-Track Shares to be sold to such purchasers, in proper form for transfer, with appropriate stock powers executed in blank attached and documentary or transfer tax stamps affixed. Such delivery of such certificates shall constitute the representation and warranty of such selling Stockholder that upon such delivery, such selling Stockholder duly transferred good and marketable title to the shares evidenced thereby, clear of any Encumbrance. Without limiting the generality of the immediately preceding sentence, if the Other Stockholder is TCITP, such purchased Fast-Track Shares shall be free and clear of all Encumbrances existing or arising under any TW Stockholders Agreement, and TW shall release all such Encumbrances upon the closing of the purchase and sale thereof. The purchase price payable for each Fast-Track Share purchased pursuant to this Section 3.3 shall be the Current Market Price determined as of the date the Fast-Track Offer Notice was given.

          c. Any Fast-Track Shares not purchased pursuant to Section 3.3(b) may be sold by the selling Stockholder at any available price in one or more Fast-Track Sales within the 90-day period following the twelfth business day after the receipt by both TW and the Other Stockholder of the Fast-Track Offer Notice, and all Fast-Track Shares which for any reason are not sold within such period either pursuant to Section 3.3(b) or in one or more Fast-Track Sales, then the right to sell such Fast-Track Shares shall terminate and such Fast-Track Shares shall thereafter continue to be subject to the restrictions on Dispositions of Covered Securities contained in Section 2.

          4.   Tender or Exchange Offer Sales.

          a. If any Person shall make a tender or exchange offer to acquire any Covered Securities, and if any Stockholder (a "Tendering Stockholder") intends to tender any Covered Securities, such Tendering Stockholder shall give the Other Stockholder written notice (the "Tender Notice") of such intention not later than ten calendar days prior to the latest time by which securities must be tendered in order to be accepted pursuant to such offer as such date may from time to time be extended (the "Tender Date"), specifying the Covered Securities proposed to be tendered (the "Tender Shares"), together with copies of all written materials by which such offer is being made. A copy of such Tender Notice shall be sent to TW at the same time it is given to the Other Stockholder.

          b. Any Tender Notice given by any Tendering Stockholder shall constitute an offer by such Tendering

Stockholder to sell to the Other Stockholder the Tender Shares.  The
Other Stockholder shall have the right to elect to purchase (or to designate any one or more of the members of the Other Stockholder Group as purchasers of) all or any number of the Tender Shares in accordance with this Section 3.4. The Other Stockholder and TW shall consult with each other in an effort to resolve any questions as to the Initial Trigger and the Rights Plan Trigger, but the rights of the Other Stockholder under this
Section 3.4 shall not be affected by the failure of TW to concur in any conclusion of the Other Stockholder with respect to any such matter. Anything contained herein to the contrary notwithstanding, no determination relating to the Initial Trigger or the Rights Plan Trigger pursuant to this
Section 3.4(b) shall be binding upon TW in the absence of a written instrument signed by TW agreeing to such determination (it being understood that TW has no obligation to provide the Other Stockholder with any such written instrument). If the Other Stockholder desires to exercise its purchase right under this Section 3.4, it shall do so by a written notice specifying the number of the Tender Shares to be purchased and identifying the purchasers thereof, given to the Tendering Stockholder at least three business days prior to the Tender Date. If any such notice is given by the Other Stockholder, the closing of the purchase and sale of the Tender Shares covered thereby shall be held at the offices of the Other Stockholder within the continental United States specified in such notice at 11:00 A.M., New York City time, on a date specified in such notice that is not later than two business days prior to the Tender Date, or at such other place or date as the Tendering Stockholder and the Other Stockholder may agree, and such closing date shall not be subject to extension pursuant to Section 5.1 or otherwise unless the Tendering Stockholder and the Other Stockholder agree to such extension. At such closing, the purchasers identified by the Other Stockholder shall purchase such Tender Shares for cash by wire transfer of immediately available funds to an account at a bank designated by the Tendering Stockholder in the Tender Notice, against delivery at the closing by the Tendering Stockholder of the certificates or other instruments evidencing the Tender Shares to be sold to such purchasers, in proper form for transfer, with appropriate stock powers executed in blank attached and documentary or transfer tax stamps affixed. Such delivery of such certificates shall constitute the representation and warranty of such Tendering Stockholder that upon such delivery, such Tendering Stockholder duly transferred good and marketable title to the shares evidenced thereby, free and clear of any Encumbrance. Without limiting the generality of the immediately preceding sentence, such purchased Tender Shares shall be free and clear of all Encumbrances existing or arising under any TW Stockholders Agreement, and TW shall release all such Encumbrances upon the closing of the purchase and sale thereof. The total purchase price to be paid by such purchasers for such Tender Shares shall be (i) if such tender or exchange offer is consummated, the purchase price that the Tendering Stockholder would have received if it had tendered such Tender Shares and all such Tender Shares had been purchased in such tender or exchange offer, including any increases in the price paid by the offeror after exercise by the Other Stockholder of its right of first refusal under this Section 3.4 or after the closing of the purchase of Tender Shares pursuant to such exercise, (ii) if such tender or exchange offer is not consummated, the highest price offered pursuant thereto, or (iii) if any other tender or exchange offer is commenced prior to the expiration or termination of such tender or exchange offer, the highest price offered in either such tender or exchange offers in each case with any offered securities or other property except cash to be valued as provided in Section 3.4(c).

          c. If the consideration offered in such tender or exchange offer consists, in whole or in part, of securities or other property except cash, then the purchasers identified by the Other Stockholder shall pay for the Tender Shares cash in lieu of such other consideration in an amount equal to the fair market value of such other consideration as agreed by the Tendering Stockholder and the Other Stockholder. In the event the Tendering Stockholder and the Other Stockholder do not agree as to the fair market value of any such non-cash consideration by the beginning of the second business day after the Offer Notice is given, then such determination shall be conclusively made by a panel of appraisers, one of whom shall be selected by the Other Stockholder, the second of whom shall be selected by the Tendering Stockholder and the third of whom shall be selected by the first two appraisers. The Other Stockholder and the Tendering Stockholder shall each designate their appraiser within three business days after such Offer Notice is given, and such appraisers shall designate the third appraiser within three business days thereafter. Each appraiser shall submit its determination of the fair market value of such non-cash consideration within three business days after the panel is empaneled and such fair market value shall be the average of the two closest valuations (or the middle valuation, if the highest and lowest valuation differ from the middle valuation by an equal amount). Each appraiser appointed shall be a nationally recognized investment banking, appraisal or accounting firm which is not directly or indirectly a Related Party of any party to this Agreement or the Person making the tender or exchange offer and which has no interest (other than the receipt of customary fees) in the event giving rise to the need for the appraisal. Each of the Other Stockholder and the Tendering Stockholder shall be responsible for the payment of one-half of the costs of such appraisal.

          d. If the Other Stockholder does not exercise its right of first refusal under this Section 3.4 by giving a notice of exercise in accordance with Section 3.4(b) or, having given such notice, fails to purchase and pay for (or have one or more of its designees purchase and pay for) such Tender Shares on or prior to the business day prior to the Tender Date, then the Tendering Stockholder shall be free to accept the tender or exchange offer with respect to which the Tender Notice was given or any other tender or exchange offer commenced during the pendency of the tender or exchange offer with respect to which the Tender Notice was given.

          5. TW to Provide Certain Information. If requested at any time or from time to time by any Stockholder, TW shall promptly provide to such Stockholder in writing (i) all information which such Stockholder reasonably may request for the purpose of determining whether, based on the facts set forth by such Stockholder in such request, any acquisition of beneficial ownership by such Stockholder or the Other Stockholder would result in the occurrence of a Disadvantageous Result under or in respect of any Defensive Provision and (ii) such other non-confidential information known to TW as such Stockholder may reasonably request regarding (A) the number of Covered Securities issued and outstanding at any time, (B) the number of Covered Securities owned of record by any person at any time, or
(C) the terms and conditions of any Defensive Provision.

          6. Certain Actions by TW. In the event that TW shall (i) amend or modify any Defensive Provision in effect on the date hereof, or (ii) adopt any Defensive Provision after the date hereof, or (iii) purchase, redeem or otherwise acquire any outstanding Covered Securities, directly or indirectly through any Controlled Affiliate of TW, and the result of any such action is to reduce the Initial Trigger or the Rights Plan Trigger with respect to any Stockholder Group, then, in the case of any Offer Notice or Tender Notice delivered after such action, if such action shall have had the effect of reducing the number of Subject Shares covered by such Offer Notice that may then be purchased by the Other Stockholder pursuant to this Agreement, TW shall have no right under this Agreement to purchase any Subject Shares covered by such Offer Notice.

          C.   Involuntary Event; Death or Incapacity.

          1. In the event that (i) any Stockholder shall be adjudicated bankrupt or insolvent or file a voluntary petition for bankruptcy (or an involuntary petition for bankruptcy shall have been filed against any Stockholder and the same shall not have been dismissed within 60 days after the date of filing), or file a pleading in any court of record admitting his inability to pay his debts as they become due, or make a general assignment for the benefit of creditors, or (ii) a receiver, administrator, guardian, legal committee or other legal custodian of any Stockholder's property shall be appointed (other than in connection with his death or incapacity) and not discharged within 60 days, or (iii) a writ of attachment or levy or other similar court order shall prevent any Stockholder from exercising his or its right to vote or Dispose of any of his or its Covered Securities and such writ or levy is not dismissed (or such court order is not reversed) within 60 days, then such Stockholder shall promptly notify the Other Stockholder of the occurrence of any such event (the "Involuntary Event"). Simultaneously with the delivery of any such notice required by this Section 4.1, such Stockholder shall deliver an Offer Notice to such Other Stockholder pursuant to Section 3.1, offering to sell all Covered Securities beneficially owned by such Stockholder to such Other Stockholder at the Appraised Value. Each Stockholder giving such an Offer Notice shall have, in respect of such Offer Notice, all rights and obligations under Section 3.1 of a Selling Stockholder, except that if such Stockholder is a Turner Stockholder, for so long as such Turner Stockholder is subject to the restrictions on transfer contained in the TW Stockholders' Agreement, it shall not be entitled to sell any Covered Securities to any Person other than the Purchasers, if any; each Stockholder and TW shall have, in respect of such Offer Notice, all rights and obligations under Section 3.1 which are provided for therein in the case of any Offer Notice given pursuant thereto.
For the purpose hereof, the term "Appraised Value" means the fair market value of the Covered Securities to be sold as determined by appraisal in the same manner as provided in Section 3.1(h) with respect to appraisals of non-cash consideration. Each of such Stockholder, the Other Stockholder and TW shall be responsible for the payment of one-third of the costs of such appraisal, except that, if, at the time such appraisal is requested, TW waives its right to purchase any Subject Shares covered by the current Offer Notice, TW shall not be responsible for any such fees and disbursements, which shall in such case be borne equally by such Stockholder and the Other Stockholder. All time periods specified in subsection (e) or (f) of Section 3.1 shall be extended for a number of days equal to the number of days in the period from the delivery of the Offer Notice pursuant to this Section 4.1 through and including the date of submission of the last to be submitted of the required appraisals.

          2. Any Sale Agreement entered into by any Stockholder and the Purchaser pursuant to an Offer Notice required by Section 4.1 shall provide that the closing of the sale of the Covered Securities to be sold and purchased thereunder may be postponed for such period as may be necessary to effect the purchase of such Covered Securities free from any claims of a trustee in bankruptcy, any garnishee or any court order. In the event that any Covered Securities subject to such Offer Notice are not purchased for any reason, such Covered Securities shall continue to be subject to this Agreement.

          3. In the event of Turner's incapacity or death, his legal representative or the executor or administrator of his estate, as the case may be, shall be bound by all the terms and provisions of this Agreement as fully as if such representative, executor or administrator were a party hereto and his or its name were substituted for Turner's name herein and shall be entitled to exercise Turner's rights and required to perform his obligations hereunder.

          D. Regulatory Approvals; Certain Representations, Warranties and Covenants.

          1. Regulatory Approvals. If any sale of Covered Securities to any Stockholder, TW or any permitted assignee of any Stockholder or TW in accordance with Section 3.1, 3.2 or 4 requires, as a condition to the legal and valid transfer thereof to such Purchaser, any consent, approval, waiver, or authorization of, notice to or filing with, any Governmental Authority or the expiration of any waiting period imposed by applicable law and if Section 3.1, 3.2 or 4 (as the case may be) provides for the closing of such sale to be held before some fixed or ascertainable date, then such date shall be extended for the period of time during which efforts to obtain each such consent, approval, waiver, or authorization, to give such notice or make such filing and to obtain the termination of each such waiting period at the earliest reasonably practicable time are diligently being made; provided, however, that in no event shall the extension of any such closing date pursuant to this Section 5.1 exceed 90 days. Each party shall (and shall cause such party's Controlled Affiliates to) reasonably cooperate with the other parties in obtaining any such consent, approval, waiver, or authorization, to give any such notice or make any such filing and in obtaining the termination of any such waiting period at the earliest practicable time.

          2. Representation and Warranty of TW. TW represents and warrants to each of TCITP and Turner that, other than the Rights Plan, the provisions of TW's Restated Certificate of Incorporation and By-laws and the Delaware Statute, there were no Defensive Provisions in effect on the date of the Merger Agreement; provided, however, that no representation is made as to the laws of any jurisdiction other than Delaware.

          E.   Legend on Stock Certificates; No Recordation of Transfer.

          1. Each certificate or instrument representing Covered Securities directly or indirectly beneficially owned by any Stockholder shall bear the following legend until such time as the shares represented thereby are no longer subject to this Agreement:

               "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR ENCUMBRANCE OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT DATED AS OF SEPTEMBER ___, 1995, AMONG R.E. TURNER, III, TCI TURNER PREFERRED, INC., TIME WARNER INC. AND CERTAIN OTHER PERSONS. A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICES OF TIME WARNER INC.

TW shall not be responsible for placing the above legend on any certificate representing Covered Securities, except to the extent that it has actual knowledge that such certificate has been issued in the name of any Stockholder.

          2. TW agrees not to knowingly effect a transfer of any Covered Securities which to TW's actual knowledge are directly or indirectly beneficially owned by any Stockholder on its books except as permitted by the terms of this Agreement. A copy of this Agreement shall be filed with the Secretary of TW.

          F.   Representations and Warranties; Certain Additional Covenants.

          1.   Certain Representations and Covenants of the TCITP
Stockholders. Each of the TCITP Stockholders represents and warrants to the Turner Stockholders and TW as follows:

                    (a) Neither such TCITP Stockholder nor any of its Controlled Affiliates that hold TW Shares is a party to or bound by, any Contract, Requirement of Law or Judgment, other than Requirements of Law referred to in Section 7.3(d), that does or may prevent, impede or delay the due and punctual performance by any such Person of its agreements, obligations and commitments contained in this Agreement, and such TCITP Stockholder will not enter into or permit any of its Controlled Affiliates to enter into any such Contract or take any other voluntary action or voluntarily omit to take any action that would have any such effect.

                     (b) Except for this Agreement, there is no option, warrant, right, call, proxy, or Contract that directly or indirectly provides for the sale, pledge or other Disposition of any of such TCITP TW Shares or any interest therein or any rights with respect thereto, relates to the voting, Disposition or control of any thereof or obligates or may obligate such TCITP Stockholder or any of its Controlled Affiliates to grant, offer or enter into any of the foregoing.


No breach or violation of any of the foregoing representations, warranties or covenants shall result or be deemed to result directly or indirectly from or by reason of any Contract between TCITP and any of its Affiliates and TW and any of its Affiliates, directors or officers, whether now existing or hereafter entered into, and including the Voting Trust (as such term is defined in the LMC Agreement), as the same may be amended from time to time, nor from or by reason of the execution, delivery or performance of or action taken or omitted to be taken pursuant to the terms of any such Contract or the consummation of any transaction contemplated thereby, nor from or by reason of any option, warrant, right, call, proxy or other right granted, covenant made or obligation incurred under any such Contract that directly or indirectly provides for the sale, pledge or other Disposition of any of the TCITP TW Shares or any interest therein or any rights with respect thereto.

          2. Certain Representations and Covenants of the Turner Stockholders. Each of the Turner Stockholders represents and warrants to the TCITP Stockholders and TW as follows:

                    (a) Neither such Turner Stockholder nor any of his or its Controlled Affiliates that hold TW Shares is a party to or bound by, any Contract, Requirement of Law or Judgment, other than any Requirements of Law referred to in Section 7.3(d), that does or may prevent, impede or delay the due and punctual performance by any such Person of his or its agreements, obligations and commitments contained in this Agreement, and such Turner Stockholder will not enter into or permit any of his or its Controlled Affiliates to enter into any such Contract or take any other voluntary action or voluntarily omit to take any action that would have any such effect.

                    (b) Except for this Agreement and any TW Stockholders Agreement, there is no option, warrant, right, call, proxy, or Contract that directly or indirectly provides for the sale, pledge or other Disposition of any of such Turner TW Shares or any interest therein or any rights with respect thereto, relates to the voting, Disposition or control of any thereof or obligates or may obligate such Turner Stockholder or any of his or its Controlled Affiliates to grant, offer or enter into any of the foregoing. Each of the Turner Stockholders has delivered to TCITP a true and complete copy of each TW Stockholders Agreement to which it is a party, if any, as amended through and in effect on the date of this Agreement.

No Turner Stockholder shall permit the amendment of any TW Stockholders Agreement to which it is a party in any manner that would have any effect referred to in Section 7.2(a).

          3. Representations and Warranties of Each Party. Each party, severally and not jointly, represents and warrants to each of the other parties as follows:

          (a) If such party is a corporation or partnership, such party has all requisite corporate power and authority or partnership power and authority (as the case may be) to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by such party of, and the consummation of the transactions contemplated by, this Agreement have been duly and validly authorized by all necessary corporate action or partnership action (as the case may be) on the part of such party.

          (b) If such party is a natural person (whether acting individually or in a fiduciary capacity), such party has full legal capacity, right, power and authority to execute, deliver and perform his or her obligations under this Agreement and to consummate the transactions contemplated hereby.

          (c) This Agreement has been duly executed and delivered by such party. This Agreement constitutes a legal, valid and binding obligation of such party enforceable in accordance with its terms, except that (i) such enforceability may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) such enforceability may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (d) The execution, delivery and performance of this Agreement by such party do not, either with or without the giving of notice or the passage of time or both, (i) assuming compliance with the requirements referred to in clause (ii) of this sentence, violate or conflict with any Requirement of Law or Judgment applicable to such party, (ii) except for
(A) requirements, if any, arising out of any required pre-merger notification and related filings with the Federal Trade Commission and the Antitrust Division of the Department of Justice pursuant to the Hart-Scott-Rodino Antritrust Improvements Act of 1976, as amended, and (B) requirements, if any, arising out of the rules and regulations adopted by the Federal Communications Commission, require the consent or authorization of or waiver by or filing with any Governmental Authority or (iii) conflict with, result in the breach of any provision of, result in the modification or termination of, require the consent or authorization of or waiver by or filing with any other parties to, or result in the creation or imposition of any Encumbrance pursuant to, or constitute a default under, any material agreement, permit, indenture, note, lease, license or franchise or any other material instrument to which such party is a party or by which such party's properties or assets are bound or from which such party derives benefit. For purposes of this Section 7.3(d), the word "party" includes (i) in the case of TW, TW and its Affiliates and (ii) in the case of any Turner Stockholder, such Turner Stockholder and his or its Related Parties.

          G.   No Assignment.

          This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and, in the event of the incapacity or death of any Turner Stockholder who is a natural person, his legal representatives, the executor or administrator of his estate, and his heirs and beneficiaries, as provided in Section 4 hereof. Except as specifically provided herein, this Agreement and the rights and obligations of the parties hereunder may not be assigned or delegated, in whole or in part. Without prejudice to the rights of TW under any other provision of this Agreement, none of the provisions of
Section 2 (other than the third sentence of Section 2) of this Agreement are intended to be for the benefit of or enforceable by TW, and TW shall not have any right, remedy or claim against any Stockholder by reason of any breach or violation thereof.

          H. Specific Performance. The parties hereto acknowledge that the benefits to them under this Agreement are unique, that they are willing to enter into this Agreement only upon performance by each other of all of their obligations hereunder and that monetary damage would not afford adequate remedy for failure to perform any such obligations hereunder.

Accordingly, the parties hereby consent to specific performance of their obligations hereunder and waive any requirement for securing or posting of any bond in connection with the obtaining of any injunctive or other equitable relief to enforce their rights hereunder.

          I. Termination, Amendment and Waiver. This Agreement shall terminate as to all parties on the first to occur of (i) the date on which no TCITP Stockholder beneficially owns any Covered Securities (otherwise than by reason of any Disposition made in violation of this Agreement),
(ii) the date on which no Turner Stockholder beneficially owns any Covered Securities (otherwise than by reason of any Disposition made in violation of this Agreement) and (iii) any date of termination agreed to by TCITP and Turner. If, by reason of one or more Dispositions, the number of TW Shares directly or indirectly beneficially owned by the TCITP Stockholders, as a group, or the Turner Stockholders, as a group, is less than one-third of the number of the shares beneficially owned by such Group immediately after the Effective Time, then such group shall no longer have any right of first refusal under Section 3 or Section 4, but shall continue to be subject to all obligations and restrictions arising under this Agreement with respect to all Covered Securities which the members of that group continue to beneficially own. This Agreement may be amended by the parties hereto only by an instrument in writing signed by each party; provided, however, that execution of any such amendment by or on behalf of TW shall not be required unless such amendment adversely affects the rights or obligations of TW hereunder. Any term or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof.

          J.   General Provisions.

          1. All periods of time referred to in this Agreement (other than references to business days) shall include all Saturdays, Sundays or State of New York holidays provided that if the date or last date to perform the act or give any notice with respect to this Agreement shall fall on a Saturday, Sunday or State of New York holiday, such act or notice may be timely performed or given if performed or given on the next succeeding day which is not a Saturday, Sunday or State of New York holiday.

          2. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given or delivered upon confirmed facsimile transmission, personal delivery or the day following delivery to a courier service which guarantees overnight delivery of such notice or five (5) days after deposit with the U.S. Post Office, by registered or certified mail, return receipt requested, postage prepaid, and, in the case of courier or mail delivery, addressed to the intended recipient at his or its address as shown on
Schedule I attached hereto or such other address as a party may specify in writing.

          3. This Agreement constitutes the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, whether oral or written, relating to the subject matter hereof (it being understood that this Section 11.3 is not intended to obviate the respective rights and obligations of Turner, TW and the other parties thereto under the Investors Agreement (No. 1) dated as of the same date as this Agreement among TW, Turner and TOI).

          4. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          5. The headings of the articles and sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement. The definitions in Section 1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Sections, Exhibits and Schedules shall be deemed references to and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein or unless the context shall otherwise require, any references as of any time to the "Certificate of Incorporation",

"Articles of Incorporation", "charter", "organizational or governing documents" or "By-laws" of any Entity, to any agreement (including this Agreement) or other Contract, instrument or document or to any statute or regulation or any specific section or other provision thereof are to it as amended and supplemented through such time (and, in the case of a statute or regulation or specific section or other provision thereof, to any successor of such statute, regulation, section or other provision). Unless otherwise expressly provided herein or unless the context shall otherwise require, any provision of this Agreement using a defined term (by way of example and without limitation, such as "Controlled Affiliate") which is based on a specified characteristic, qualification, feature, relationship or status shall, as of any time, refer only to such Persons who have the specified characteristic, qualification, feature, relationship or status as of that particular time.

          6. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but which together shall constitute but one and the same instrument.

          7. This Agreement and the validity, interpretation and performance of the terms and provisions hereof shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the provisions thereof relating to choice or conflict of laws, except to the extent that the laws of the jurisdiction of incorporation of TW shall be mandatorily applicable.

          8. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY (I) SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY (AND OF ANY APPELLATE COURT TO WHICH AN APPEAL OF ANY JUDGMENT, ORDER, DECREE OR DECISION OF ANY SUCH COURT MAY BE TAKEN) IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED
IN ANY SUCH SUIT, ACTION OR PROCEEDING, (II) WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION
OR PROCEEDING IN ANY SUCH COURT, INCLUDING ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (III) WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR
PROCEEDING.

          IN WITNESS WHEREOF, the parties have executed this Agreement in two or more counterparts as of the day and year first above written.


                                        TCI TURNER PREFERRED, INC.


                                        By: --------------------------------
                                             Name:
                                             Title:

                                        UNITED CABLE TURNER INVESTMENT, INC.


                                        By: --------------------------------
                                             Name:
                                             Title:

                                        COMMUNICATIONS CAPITAL CORP.


                                        By: --------------------------------
                                             Name:
                                             Title:


                                        ------------------------------------
                                             R. E. TURNER, III


                                        TURNER OUTDOOR, INC.


                                        By: --------------------------------
                                             Name:
                                             Title:


                                        TIME WARNER INC.


                                        By: --------------------------------
                                             Name:
                                             Title:

                                                     EXHIBIT C TO
                                                    LMC AGREEMENT









   CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS, PREFERENCES
     AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL
            RIGHTS AND QUALIFICATIONS, LIMITATIONS OR
                RESTRICTIONS THEREOF, OF SERIES J
                     NON-VOTING PARTICIPATING
                   CONVERTIBLE PREFERRED STOCK

                                OF

                         TIME WARNER INC.

                       --------------------


      Pursuant to Section 151 of the General Corporation Law
                     of the State of Delaware

                       --------------------


          TIME WARNER INC., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the following resolution was duly adopted by action of the Board of Directors of the Corporation (the "Board of Directors") at a meeting duly held on September 22, 1995.

          RESOLVED that pursuant to the authority expressly granted to and vested in the Board of Directors by the provisions of Section 2 of Article IV of the Restated Certificate of Incorporation of the Corporation, as amended from time to time (the "Certificate of Incorporation"), and Section 151(g) of the General Corporation Law of the State of Delaware (the "DGCL"), the Board of Directors hereby creates, from the authorized shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of Preferred Stock, and hereby fixes the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series as follows:

          The series of Preferred Stock hereby established shall consist of [ ] shares designated as Series J Non-Voting Participating Convertible Preferred Stock. The number of shares constituting such series may be increased or decreased from time to time by a resolution or resolutions of the Board of Directors. The rights, preferences and limitations of such series shall be as follows:

          1. Definitions. As used herein, the following terms shall have the indicated meanings:

               1.1 "Board of Directors" shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

               1.2 "Capital Stock" shall mean any and all shares of corporate stock of a Person (however designated and whether representing rights to vote, rights to participate in dividends or distributions upon liquidation or otherwise with respect to such Person, or any division or subsidiary thereof, or any joint venture, partnership, corporation or other entity).

               1.3 "Certificate" shall mean the Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series J Non-Voting Participating Convertible Preferred Stock filed with respect to this resolution with the Secretary of State of the State of Delaware pursuant to Section 151 of the DGCL.

               1.4 "Certificate of Incorporation" shall mean the Restated Certificate of Incorporation of the Corporation, as amended from time to time.

               1.5 "Closing Price" of the Common Stock shall mean the last reported sale price of the Common Stock (regular way) as shown on the Composite Tape of the NYSE, or, in case no such sale takes place on such day, the average of the closing bid and asked prices on the NYSE, or, if the Common Stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such stock is listed or admitted to trading, or, if it is not listed or admitted to trading on any national securities exchange, the last reported sale price of the Common Stock, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported by NASDAQ.

               1.6 "Common Stock" shall mean the class of Common Stock, par value $1.00 per share, of the Corporation authorized at the date of the Certificate, or any other class of stock resulting from
(x) successive changes or reclassifications of such Common Stock consisting of changes in par value, or from par value to no par value,
(y) a subdivision or combination or (z) any other changes for which an adjustment is made under Section 2.4(a) hereof, and in any such case including any shares thereof authorized after the date of the Certificate, together with any associated rights to purchase other securities of the Corporation which are at the time represented by the certificates representing such shares of Common Stock.

               1.7 "Communications Laws" shall mean the Communications Act of 1934 (as amended and supplemented from time to time and any successor statute or statutes regulating telecommunications companies) and the rules and regulations (and interpretations thereof and determinations with respect thereto) promulgated, issued or adopted from time to time by the Federal Communications Commission (the "FCC"). All references herein to Communications Laws shall include as of any relevant date in question the Communications Laws as then in effect (including any Communications Law or part thereof the effectiveness of which is then stayed) or promulgated with a delayed effective date.

               1.8 "Conversion Date" shall have the meaning set forth in Section 3.5 hereof.

               1.9 "Corporation" shall mean Time Warner Inc., a
Delaware corporation, and any of its successors by operation of law, including by merger or consolidation.

               1.10 "DGCL" shall mean the General Corporation Law of the State of Delaware.

               1.11 "Dividend Payment Date" shall have the meaning set forth in Section 2.1 hereof.

               1.12 "Effective Time of the Merger" shall have the meaning given to such term in the Merger Agreement.

               1.13 "Formula Number" shall have the meaning set forth in Section 2.1 hereof.

               1.14 "Junior Stock" shall mean the Common Stock, the Series A Stock and the shares of any other class or series of Capital Stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be junior to the shares of this Series in respect of the right to receive dividends or to participate in any distribution of assets other than by way of dividends.

               1.15 "LMC Agreement" shall mean the Agreement dated as of September 22, 1995, among the Corporation, Liberty Media Corporation, a Delaware corporation ("LMC Parent"), and certain subsidiaries of LMC Parent listed under "Subsidiaries of LMC Parent" on the signature pages thereto, as the same may be amended from time to time.

               1.16 "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of September 22, 1995, among the Corporation, Time Warner Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Corporation, and Turner Broadcasting System, Inc., a Georgia corporation, as the same may be amended from time to time.

               1.17 "NASDAQ" shall mean The Nasdaq Stock Market.

               1.18 "NYSE" shall mean the New York Stock Exchange,
Inc.

               1.19 "Parity Stock" shall mean the Series K Stock and the shares of any other class or series of Capital Stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall, in the event that the stated dividends thereon are not paid in full, be entitled to share ratably with the shares of this Series in the payment of dividends in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, or shall, in the event that the amounts payable thereon in liquidation are not paid in full, be entitled to share ratably with the shares of this Series in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full; provided, however, that the term "Parity Stock" shall be deemed to refer in Section 5.4 hereof to any stock which is Parity Stock in respect of the distribution of assets.

               1.20 "Permitted Transferee" shall mean any Liberty
Party, as such term is defined in the LMC Agreement.

               1.21 "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

               1.22 "Preferred Stock" shall mean the class of Preferred Stock, par value $1.00 per share, of the Corporation authorized at the date of the Certificate, including any shares thereof authorized after the date of the Certificate.

               1.23 "Record Date" shall have the meaning set forth in
Section 2.1 hereof.

               1.24 "Senior Stock" shall mean the Series B Stock, the Series C Stock, the Series D Stock, the Series E Stock, the Series F Stock, the Series G Stock, the Series H Stock and the shares of any class or series of Capital Stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be senior to the shares of this Series in respect of the right to receive dividends or to participate in any distribution of assets other than by way of dividends.

               1.25 "Series A Stock" shall mean the series of Preferred Stock authorized and designated as Series A Participating Cumulative Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

               1.26 "Series B Stock" shall mean the series of Preferred Stock authorized and designated as Series B 6.40% Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

               1.27 "Series C Stock" shall mean the series of Preferred Stock authorized and designated as Series C Convertible
Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

               1.28 "Series D Stock" shall mean the series of Preferred Stock authorized and designated as Series D Convertible
Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

               1.29 "Series E Stock" shall mean the series of Preferred Stock authorized and designated as the Series E Convertible Preferred Stock issued or issuable pursuant to the Agreement and Plan of Merger dated as of February 6, 1995, among Cablevision Industries Corporation, Alan Gerry, the Corporation and TW CVI Acquisition Sub (the "Cablevision Merger Agreement"), including any shares thereof authorized and designated after the date of the Certificate.

               1.30 "Series F Stock" shall mean the series of Preferred Stock authorized and designated as the Series F Convertible Preferred Stock issued or issuable pursuant to the Cablevision Merger Agreement, including any shares thereof authorized and designated after the date of the Certificate.

               1.31 "Series G Stock" shall mean the series of Preferred Stock authorized and designated as the Series G Convertible Preferred Stock issued or issuable pursuant to the Restructuring Agreement, dated as of August 31, 1995, among the Corporation, ITOCHU Corporation and ITOCHU Entertainment Inc. and the Restructuring Agreement dated as of August 31, 1995, between the Corporation and Toshiba Corporation (together, the "Restructuring Agreements"), including any shares thereof authorized and designated after the date of the Certificate.

               1.32 "Series H Stock" shall mean the series of Preferred Stock authorized and designated as the Series H Convertible Preferred Stock issued or issuable pursuant to the Restructuring
Agreements, including any shares thereof authorized and designated after the date of the Certificate.

               1.33 "Series I Stock" shall mean the series of Preferred Stock authorized and designated as the Series I Convertible Preferred Stock issued or issuable pursuant to the Restructuring
Agreements, including any shares thereof authorized and designated after the date of the Certificate.

               1.34 "Series J Stock" and "this Series" shall mean the series of Preferred Stock authorized and designated as Series J
Non-Voting Participating Convertible Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

               1.35 "Series K Stock" shall mean the series of Preferred Stock authorized and designated as Series K

Voting Participating Convertible Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

               1.36 "Trading Day" shall mean, so long as the Common Stock is listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on the NYSE, a day on which the principal national securities exchange on which the Common Stock is listed is open for the transaction of business, or, if the Common Stock is not so listed or admitted for trading on any national securities exchange, a day on which the National Market System of NASDAQ is open for the transaction of business.


          2. Dividends.

               2.1 The holders of shares of this Series shall be entitled to receive dividends, if, as and when declared by the Board of Directors, out of funds legally available therefor, payable on such dates as may be set by the Board of Directors for payment of cash dividends on the Common Stock (each such date being referred to herein as a "Dividend Payment Date"), in cash, in an amount per share equal to the product of (i) the Formula Number in effect as of such Dividend Payment Date multiplied by (ii) the amount of the regularly scheduled cash dividend to be paid on one share of Common Stock on such Dividend Payment Date; provided, however, dividends on the shares of this Series shall be payable pursuant to this Section 2.1 only to the extent that regularly scheduled cash dividends are declared and paid on the Common Stock. As used herein, the "Formula Number" shall initially be 1,000, which shall be adjusted from time to time pursuant to Section 2.4 hereof. The dividends payable on any Dividend Payment Date shall be paid to the holders of record of shares of this Series at the close of business on the record date for the related regularly scheduled cash dividend on the Common Stock (each such date being referred to herein as a "Record Date"). The amount of dividends that are paid to each holder of record on any Dividend Payment Date shall be rounded to the nearest cent.

               2.2 In case the Corporation shall at any time distribute (other than a distribution in liquidation of the Corporation) to the holders of its shares of Common

Stock any assets or property, including evidences of indebtedness or securities of the Corporation (other than Common Stock subject to a distribution or reclassification covered by Section 2.4 hereof) or of any other Person (including common stock of such Person) or cash (but excluding regularly scheduled cash dividends payable on shares of Common Stock) or in case the Corporation shall at any time distribute (other than a distribution in liquidation of the Corporation) to such holders rights, options or warrants to subscribe for or purchase shares of Common Stock (including shares held in the treasury of the Corporation), or rights, options or warrants to subscribe for or purchase any other security or rights, options or warrants to subscribe for or purchase any assets or property (in each case, whether of the Corporation or otherwise, but other than any distribution of rights to purchase securities of the Corporation if the holder of shares of this Series would otherwise be entitled to receive such rights upon conversion of shares of this Series for Common Stock pursuant to Section 3 hereof; provided, however, that if such rights are subsequently redeemed by the Corporation, such redemption shall be treated for purposes of this Section 2.2 as a cash dividend (but not a regularly scheduled cash dividend) on the Common Stock), the Corporation shall simultaneously distribute such assets, property, securities, rights, options or warrants to the holders of shares of this Series on the record date fixed for determining the holders of Common Stock entitled to participate in such distribution (or, if no such record date shall be established, the effective time thereof) in an amount per share of this Series equal to the amount that a holder of one share of this Series would have been entitled to receive had such share of this Series been converted into Common Stock immediately prior to such record date (or effective time). In the event of a distribution to holders of shares of this Series pursuant to this Section 2.2, such holders shall be entitled to receive fractional shares or interests only to the extent that holders of Common Stock are entitled to receive the same. The holders of shares of this Series on the applicable record date (or effective time) shall be entitled to receive in lieu of such fractional shares or interests the same consideration as is payable to holders of Common Stock with respect thereto. If there are no fractional shares or interests payable to holders of Common Stock, the holders of shares of this Series on the applicable record date (or effective time) shall receive in lieu of such fractional shares or interests the fair value thereof as determined by the Board of Directors.

               2.3 In the event that the holders of Common Stock are entitled to make any election with respect to the kind or amount of securities or other property receivable by them in any distribution that is subject to Section 2.2 hereof, the kind and amount of securities or other property that shall be distributable to the holders of shares of this Series shall be based on (i) the election, if any, made by the holder of record (as of the date used for determining the holders of Common Stock entitled to make such election) of the largest number of shares of this Series in writing to the Corporation on or prior to the last date on which a holder of Common Stock may make such an election or (ii) if no such election is timely made, an assumption that such holder failed to exercise any such rights (provided that if the kind or amount of securities or other property is not the same for each nonelecting holder, then the kind and amount of securities or other property receivable by holders of shares of this Series shall be based on the kind or amount of securities or other property receivable by a plurality of the shares held by the nonelecting holders of Common Stock). Concurrently with the mailing to holders of Common Stock of any document pursuant to which such holders may make an election of the type referred to in this Section 2.3, the Corporation shall mail a copy thereof to the holders of record of shares of this Series as of the date used for determining the holders of record of Common Stock entitled to such mailing, which document shall be used by the holders of record of shares of this Series to make such an election.

               2.4 The Formula Number shall be adjusted from time to time as follows, whether or not any shares of this Series have been issued by the Corporation, for events occurring on or after [ ]:<F1>

               (a) In case the Corporation shall (i) pay a dividend in shares of its Common Stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares, (iii) subdivide its outstanding shares of Common Stock or (iv) reclassify (other than by way of a merger or consolidation that is subject to





     <F1> Insert the date of filing of the Certificate or the relevant effective time.

     Section 3.6 hereof) its shares of Common Stock, then the Formula Number in effect immediately before such event shall be appropriately adjusted so that immediately following such event the holders of shares of this Series shall be entitled to receive upon conversion thereof the kind and amount of shares of Capital Stock of the Corporation which they would have owned or been entitled to receive upon or by reason of such event if such shares of this Series had been con- verted immediately before the record date (or, if no record date, the effective date) for such event (it being understood that any distribution of cash or Capital Stock (other than Common Stock) that shall accompany a reclassification of the Common Stock, shall be subject to Section
     2.2 hereof rather than this Section 2.4(a)). An adjustment made pursuant to this Section 2.4(a) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective retroactively immediately after the effective date in the case of a subdivision, combination or reclassification. For the purposes of this Section 2.4(a), in the event that the holders of Common Stock are entitled to make any election with respect to the kind or amount of securities receivable by them in any transaction that is subject to this Section 2.4(a) (including any election that would result in all or a portion of the transaction becoming subject to Section 2.2 hereof), the kind and amount of securities that shall be distributable to the holders of shares of this Series shall be based on (i) the election, if any, made by the holder of record (as of the date used for determining the holders of Common Stock entitled to make such election) of the largest number of shares of this Series in writing to the Corporation on or prior to the last date on which a holder of Common Stock may make such an election or (ii) if no such election is timely made, an assumption that such holder failed to exercise any such rights (provided that if the kind or amount of securities is not the same for each nonelecting holder, then the kind and amount of securities receivable shall be based on the kind or amount of securities receivable by a plurality of nonelecting holders of Common Stock). Concurrently with the mailing to holders of Common Stock of any document pursuant to which such holders may make an election of the type referred to in this Section 2.4(a), the Corporation shall mail a copy thereof to the holders of record of shares of this Series as of the date used for determining the holders of record of Common Stock entitled to such mailing, which document shall be used by the holders of record of shares of this Series to make such an election.

               (b) The Corporation shall be entitled to make such additional adjustments in the Formula Number, in addition to those required by Section 2.4(a) hereof as shall be necessary in order that any dividend or distribution in Common Stock or any subdivision, reclassification or combination of shares of Common Stock referred to above, shall not be taxable to the holders of Common Stock for United States Federal income tax purposes, so long as such additional adjustments pursuant to this Section 2.4(b) do not decrease the Formula Number.

               (c) All calculations under this Section 2 and Section 3 hereof shall be made to the nearest cent, one-hundredth of a share or, in the case of the Formula Number, one hundred-thousandth. Notwithstanding any other provision of this
     Section 2.4, the Corporation shall not be required to make any adjustment of the Formula Number unless such adjustment would require an increase or decrease of at least one percent (1%) of the Formula Number. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) of the Formula Number. Any adjustments under this Section 2.4 shall be made successively whenever an event requiring such an adjustment occurs.

               (d) Promptly after an adjustment in the Formula Number is required, the Corporation shall provide written notice to each of the holders of shares of this Series, which notice shall state the adjusted Formula Number.

               (e) If a distribution is made in accordance with the provisions of Section 2.2 hereof, anything in this Section 2.4 to the contrary notwithstanding, no adjustment pursuant to this
     Section 2.4 shall be effected by reason of the distribution of such assets, property, securities, rights, options or warrants or the subsequent modification, exercise, expiration or termination of such securities, rights, options or warrants.


          3. Conversion at the Option of the Holder.

               3.1 Each holder of a share of this Series shall have the right at any time to convert such share of this Series into either: (i) a number of shares of Common Stock per share of this Series equal to the Formula Number in effect on the Conversion Date or
(ii) one share of Series K Stock per share of this Series; provided, however, that such holder may convert shares of this Series only to the extent that the ownership by such holder or its designee of the shares of Common Stock or Series K Stock issuable upon such conversion would not violate the Communications Laws.

               3.2 No adjustments in respect of payments of dividends on shares of this Series surrendered for conversion or any dividend on the Common Stock or Series K Stock issued upon conversion shall be made upon the conversion of any shares of this Series (it being understood that if the Conversion Date for shares of this Series occurs after the Record Date and prior to the Dividend Payment Date of any such dividend, the holders of record on such Record Date shall be entitled to receive the dividend payable with respect to such shares on the related Dividend Payment Date pursuant to Section 2.1 hereof).

               3.3 The Corporation may, but shall not be required to, in connection with any conversion of shares of this Series into shares of Common Stock, issue a fraction of a share of Common Stock, and if the Corporation shall determine not to issue any such fraction, the Corporation shall make a cash payment (rounded to the nearest cent) equal to such fraction multiplied by the Closing Price of the Common Stock on the last Trading Day prior to the Conversion Date. The Corporation shall issue a fraction of a share of Series K Stock in order to effect a conversion of a fraction of a share of this Series into Series K Stock.

               3.4 Any holder of shares of this Series electing to convert such shares into Common Stock or Series K Stock shall surrender the certificate or certificates for such shares at the principal executive office of the Corporation (or at such other place as the Corporation may designate by notice to the holders of shares of this Series) during regular business hours, duly endorsed to the Corporation or in blank, or accompanied by instruments of transfer to the Corporation or in blank, or in form satisfactory to the Corporation, and shall give written notice to the Corporation at such office that such holder elects to convert such shares of this Series, which notice shall state whether the shares of this Series delivered for conversion shall be converted into shares of Common Stock or shares of Series K Stock. If any such certificate or certificates shall have been lost, stolen or destroyed, the holder shall, in lieu of delivering such certificate or certificates, deliver to the Corporation (or such other place) an indemnification agreement and bond satisfactory to the Corporation. The Corporation shall, as soon as practicable (subject to Section 3.8 hereof) after such deposit of certificates for shares of this Series or delivery of the indemnification agreement and bond, accompanied by the written notice above prescribed, issue and deliver at such office (or such other place) to the holder for whose account such shares were surrendered, or a designee of such holder, certificates representing either (i) the number of shares of Common Stock and the cash, if any, or (ii) the number of shares of Series K Stock, as the case may be, to which such holder is entitled upon such conversion. Each share of Common Stock delivered to a holder or its designee as a result of conversion of shares of this Series pursuant to this Section 3 shall be accompanied by any rights associated generally with each other share of Common Stock outstanding as of the Conversion Date.

               3.5 Conversion shall be deemed to have been made as of the date (the "Conversion Date") that the certificate or certificates for the shares of this Series to be converted and the written notice prescribed in Section 3.4 hereof are received by the Corporation; and the Person entitled to receive the Common Stock or Series K Stock issuable upon such conversion shall be treated for all purposes as the holder of record of such Common Stock or Series K Stock, as the case may be, on such date. The Corporation shall not be required to deliver certificates for shares of Common Stock or Series K Stock while the stock transfer books for such stock or for this Series are duly closed for any purpose, but certificates for shares of Common Stock or Series K Stock, as the case may be, shall be delivered as soon as practicable after the opening of such books.

               3.6 In the event that on or after [ ]<F2> , whether or not any shares of this Series have been issued by the Corporation, either (a) any consolidation or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock or (b) any sale or conveyance of all or substantially all of the property and assets of the Corporation, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of this Series shall have the right thereafter, during the period such share shall be convertible, to convert such share into the kind and amount of shares of stock or other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such shares of this Series could have been converted immediately prior to such consolidation, merger, sale or conveyance, subject to adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for in
Section 2.4 hereof and this Section 3 (based on (i) the election, if any, made in writing to the Corporation by the holder of record (as of the date used for determining holders of Common Stock entitled to make such election) of the largest number of shares of this Series on or prior to the last date on which a holder of Common Stock may make an election regarding the kind or amount of securities or other property receivable by such holder in such transaction or (ii) if no such election is timely made, an assumption that such holder failed to exercise any such rights (provided that if the kind or amount of securities or other property is not the same for each nonelecting holder, then the kind and amount of securities or other property receivable shall be based upon the kind and amount of securities or other property receivable by a plurality of the nonelecting holders of Common Stock)). In the event that any of the transactions referred to in clause (a) or (b) of the first sentence of this Section 3.6 involves the distribution of cash or property (other than equity securities) to a holder of Common Stock, lawful provision shall be made as part of the



     <F2> Insert the date of filing of the Certificate or the relevant effective time.

terms of the transaction whereby the holder of each share of this Series on the record date fixed for determining holders of Common Stock entitled to receive such cash or property (or if no such record date is established, the effective date of such transaction) shall be entitled to receive the amount of cash or property that such holder would have been entitled to receive had such holder converted his shares of this Series into Common Stock immediately prior to such record date (or effective date) (based on the election or nonelection made by the holder of record of the largest number of shares of this Series, as provided above). Concurrently with the mailing to holders of Common Stock of any document pursuant to which such holders may make an election regarding the kind or amount of securities or other property that will be receivable by such holders in any transaction described in clause (a) or (b) of the first sentence of this Section 3.6, the Corporation shall mail a copy thereof to the holders of record of the shares of this Series as of the date used for determining the holders of record of Common Stock entitled to such mailing, which document shall be used by the holders of shares of this Series to make such an election. The Corporation shall not enter into any of the transactions referred to in clauses (a) or (b) of the first sentence of this Section 3.6 unless effective provision shall be made in the certificate or articles of incorporation or other constituent documents of the Corporation or the entity surviving the consolidation or merger, if other than the Corporation, or the entity acquiring the Corporation's assets, as the case may be, so as to give effect to the provisions set forth in this Section 3.6. The provisions of this
Section 3.6 shall apply similarly to successive consolidations, mergers, sales or conveyances. For purposes of this Section 3.6, the term "Corporation" shall refer to the Corporation as constituted immediately prior to the merger, consolidation or other transaction referred to in this Section 3.6.

               3.7 The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of this Series, such number of its duly authorized shares of Common Stock and Series K Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of this Series into shares of Common Stock or Series K Stock at any time (assuming that, at the time of the computation of such number of shares, all such Common Stock or Series K Stock would be held by a single holder); provided, however, that nothing contained herein shall preclude the Corporation from satisfying its obligations in respect of the conversion of the shares by delivery of purchased shares of Common Stock or Series K Stock that are held in the treasury of the Corporation. All shares of Common Stock or Series K Stock that shall be deliverable upon conversion of the shares of this Series shall be duly and validly issued, fully paid and nonassessable. For purposes of this Section 3, any shares of this Series at any time outstanding shall not include shares held in the treasury of the Corporation.

               3.8 In any case in which Section 2.4 hereof shall require that any adjustment be made effective as of or retroactively immediately following a record date, the Corporation may elect to defer (but only for five (5) Trading Days following the occurrence of the event which necessitates the notice referred to in Section 2.4(d) hereof) issuing to the holder of any shares of this Series converted after such record date (i) the shares of Common Stock issuable upon such conversion over and above (ii) the shares of Common Stock issuable upon such conversion on the basis of the Formula Number prior to adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

               3.9 If any shares of Common Stock or Series K Stock that would be issuable upon conversion pursuant to this Section 3 require registration with or approval of any governmental authority before such shares may be issued upon conversion (other than any such registration or approval required to avoid a violation of the Communications Laws), the Corporation will in good faith and as expeditiously as possible cause such shares to be duly registered or approved, as the case may be. The Corporation will use commercially reasonable efforts to list the shares of (or depositary shares representing fractional interests in) Common Stock required to be delivered upon conversion of shares of this Series prior to such delivery upon the principal national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery. Nothing in the Certificate shall require the Corporation to register under the Securities Act of 1933, as amended, or the securities laws of any state or any other jurisdiction, any shares of Series K Stock or, except as provided in the Registration Rights Agreement (as defined in the LMC Agreement), any shares of Common Stock issued upon conversion pursuant to this Section 3.

               3.10 The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock or Series K Stock on conversion of shares of this Series pursuant hereto. The Corporation shall not, however, be required to pay any tax which is payable in respect of any transfer involved in the issue or delivery of Common Stock or Series K Stock in a name other than that in which the shares of this Series so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

               3.11 In case of (i) the voluntary or involuntary dissolution, liquidation or winding up of the Corporation or (ii) any action triggering an adjustment to the Formula Number pursuant to
Section 2.4 hereof or Section 3.6 hereof, then, in each case, the Corporation shall cause to be mailed, first-class postage prepaid, to the holders of record of the outstanding shares of this Series, at least fifteen (15) days prior to the applicable record date for any such transaction (or if no record date will be established, the effective date thereof), a notice stating (x) the date, if any, on which a record is to be taken for the purpose of any such transaction (or, if no record date will be established, the date as of which holders or record of Common Stock entitled to participate in such transaction are determined), and (y) the expected effective date thereof. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this
Section 3.11.


          4. Voting.

               4.1 The shares of this Series shall have no rights to vote in the election of directors or with respect to any other matter except as expressly provided in this Section 4 or as required by law.

               4.2 So long as any shares of this Series remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of shares of this Series representing at least 66-2/3% of the aggregate voting power of shares of this Series then outstanding, amend, alter or repeal any of the provisions of the Certificate, or the Certificate of Incorporation, so as in any such case to adversely affect the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of this Series.

               4.3 So long as any shares of this Series remain outstanding, the Corporation shall not, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of shares of this Series representing 100% of the aggregate voting power of shares of this Series then outstanding, amend, alter or repeal the provisions of Section 7.8 hereof.

               4.4 No consent of holders of shares of this Series shall be required for (i) the creation of any indebtedness of any kind of the Corporation, (ii) the authorization or issuance of any class or series of Junior Stock, Parity Stock or Senior Stock, (iii) the authorization of any increase or decrease in the number of shares constituting this Series or (iv) the approval of any amendment to the Certificate of Incorporation that would increase or decrease the aggregate number of authorized shares of Preferred Stock or Common Stock, except to the extent expressly required by the DGCL.


          5. Liquidation Rights.

               5.1 Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made to the holders of shares of Junior Stock (either as to dividends or upon liquidation, dissolution or winding up) unless, prior thereto, the holders of shares of this Series shall have received an amount equal to the greater of (i) $.01 per whole share of this Series or (ii) an aggregate amount per share equal to the product of the Formula Number then in effect multiplied by the aggregate amount to be distributed per share to holders of Common Stock.

               5.2 Neither the sale, exchange or other conveyance (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation, or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 5.

               5.3 After the payment to the holders of the shares of this Series of full preferential amounts provided for in this Section 5, the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

               5.4 In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders and the holders of all Parity Stock are entitled, no such distribution shall be made on account of any shares of any Parity Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably, in proportion to the full distributable amounts for which holders of all Parity Stock are entitled upon such dissolution, liquidation or winding up.


          6. Transfer Restrictions.

               6.1 Without the prior written consent of the Corporation, no holder of shares of this Series shall offer, sell, transfer, pledge, encumber or otherwise dispose of, or agree to offer, sell, transfer, pledge, encumber or otherwise dispose of, any shares of this Series or interests in any shares of this Series except to a Permitted Transferee that shall agree that, prior to such Permitted Transferee ceasing to be a Permitted Transferee, such Permitted Transferee must transfer ownership of any shares of this Series, and all interests therein, held by such Permitted Transferee to the initial holder who received such shares pursuant to the LMC Agreement. For the avoidance of doubt, the preceding sentence is not intended to prohibit a holder of shares of this Series from entering into, or offering to enter into, any arrangement under which such holder agrees to promptly convert shares of this Series and sell, transfer or otherwise dispose of the Common Stock issuable upon such the conversion.

               6.2 Certificates for shares of this Series shall bear such legends as the Corporation shall from time to time deem appropriate.


          7. Other Provisions.

               7.1 All notices from the Corporation to the holders of shares of this Series shall be given by one of the methods specified in Section 7.2 hereof. With respect to any notice to a holder of shares of this Series required to be provided hereunder, neither failure to give such notice, nor any defect therein or in the transmission thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other holders or affect the legality or validity of any distribution, right, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

               7.2 All notices and other communications hereunder shall be deemed given (i) on the first Trading Day following the date received, if delivered personally, (ii) on the Trading Day following timely deposit with an overnight courier service, if sent by overnight courier specifying next day delivery and (iii) on the first Trading Day that is at least five days following deposit in the mails, if sent by first class mail to (x) a holder at its last address as it appears on the transfer records or registry for the shares of this Series and
(y) the Corporation at the following address (or at such other address as the Corporation shall specify in a notice pursuant to this Section 7.2): Time Warner Inc., 75 Rockefeller Plaza, New York, New York 10019, Attention: General Counsel.

               7.3 Any shares of this Series which have been converted or otherwise acquired by the Corporation shall, after such conversion or acquisition, as the case may be, be retired and promptly cancelled and the Corporation shall take all appropriate action to cause such shares to obtain the status of authorized but unissued shares of Pre-ferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors. The Corporation may cause a certificate setting forth a resolution adopted by the Board of Directors that none of the authorized shares of this Series are outstanding to be filed with the Secretary of State of the State of Delaware. When such certificate becomes effective, all references to this Series shall be eliminated from the Certificate of Incorporation and the shares of Preferred Stock designated hereby as Series J Non-Voting Participating Convertible Preferred Stock shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of any new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

               7.4 The shares of this Series shall be issuable in whole shares, in such fraction of a whole share as may be required in order to effect any exchange of shares of Common Stock for shares of this Series required by the terms of the LMC Agreement or, if authorized by the Board of Directors (or any authorized committee thereof), in any other fraction of a whole share so authorized.

               7.5 The Corporation shall be entitled to recognize the exclusive right of a Person registered on its records as the holder of shares of this Series, and such holder of record shall be deemed the holder of such shares for all purposes.

               7.6 All notice periods referred to in the Certificate shall commence on the date of the mailing of the applicable notice.

               7.7 Any registered holder of shares of this Series may proceed to protect and enforce its rights by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in the Certificate or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

               7.8 The shares of this Series shall not be subject to redemption at the option of the Corporation, including pursuant to
Section 5 of Article IV of the Certificate of Incorporation (or any equivalent provision in any further amendment to or restatement of the Certificate of Incorporation).

               IN WITNESS WHEREOF, Time Warner Inc. has caused this certificate to be signed and attested this [ ] day of [ ].

                                   TIME WARNER INC.,

                                   by
                                        _____________________________
                                        Name:
                                        Title:


Attest: ______________________
        Name:
        Title:

                                                      EXHIBIT D TO THE
                                                         LMC AGREEMENT


                           OPTION AGREEMENT



          This Option Agreement (the "Agreement") is dated as of ___________, 199__, and is entered into between Time Warner Inc., a Delaware corporation ("Buyer"1), and Liberty Media Corporation, a Delaware corporation ("Seller") and, with respect to Section 11(e),
Section 11(g) and Section 11(i) only, Satellite Services, Inc. a Delaware corporation ("Satellite"), and, with respect to the last sentence of Section 12(a)(i) only, Tele-Communications, Inc., a Delaware corporation ("TCI"). Buyer and Seller are referred to collectively as the "Parties" and each, individually, is referred to as a "Party."

          WHEREAS Buyer, Seller and certain subsidiaries of Seller have entered into an Agreement dated as of September 22, 1995 (the "LMC Agreement"), which contemplates Buyer and Seller entering into this Agreement;

          WHEREAS Seller directly owns all the outstanding common stock, par value $1.00 per share (the "Shares"), of Southern Satellite Systems, Inc., a Georgia corporation (the "Subsidiary"), which is engaged primarily in the Business (as defined in Section 24); and

          WHEREAS Buyer desires to acquire from Seller an option to acquire the Subsidiary and Seller is willing to grant the same.

          NOW, THEREFORE, it is agreed as follows:

     1. Option. Subject to and on the terms and conditions set forth in this Agreement, Seller hereby grants to Buyer the right and option (the "Option"), which may be exercised at any time during the Exercise Period (as defined in Section 2(c)), to acquire the Subsidiary pursuant to a merger (the "SSSI Merger") of the Subsidiary with and into a newly-formed direct, wholly-owned subsidiary of the Buyer (the "New Sub"), as a result of which (a) the separate existence of the Subsidiary shall terminate and the New Sub shall continue as the surviving corporation and (b) the Shares will be converted into the right to receive the Merger Consideration (as defined below). The SSSI Merger shall be effected pursuant to a merger

--------

     1 Which term shall mean, if applicable, the newly formed corporation that will become the sole stockholder of Buyer and Turner Broadcasting System, Inc., a Georgia corporation, in the event the Merger Agreement (as defined below) is amended as contemplated by the last sentence of Section 1.01 thereof.

agreement (the "SSSI Merger Agreement") substantially in the form of
Exhibit 1 attached hereto. Each Party shall, upon the execution of this Agreement, execute the SSSI Merger Agreement and deliver an executed copy thereof to the other Party.

          2. Exercise of and Payment for Option.

          (a) Initial Payment. In consideration of Seller entering into this Agreement, Buyer shall deliver to Seller (or its designee pursuant to Section 15) upon the execution of this Agreement (the "Execution Date"):

          (i) that number of fully paid and nonassessable shares of the Series K Voting Participating Convertible Preferred Stock of Buyer, having the terms set forth on Exhibit C to the LMC Agreement ("Buyer Preferred Stock"), which, on the Execution Date, is convertible into 5,000,000 shares of the Common Stock, par value $1.00 per share ("Buyer Common Stock"), of Buyer (the "Initial Payment").2

          (ii) an opinion of counsel to Buyer (which counsel may be an employee of Buyer), reasonably acceptable to Seller, addressed to Seller and dated the Execution Date, to the effect that:

               (1) Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Buyer has all requisite corporate power and authority to execute and deliver this Agreement, the SSSI Merger Agreement and the Registration Rights Agreement (as defined in
          Section 2(a)(iii)), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

               (2) The execution and delivery by Buyer of this Agreement, the SSSI Merger Agreement and the Registration Rights Agreement, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Buyer. Each of this Agreement, the SSSI Merger Agreement and the Registration Rights Agreement have been duly executed and delivered by a duly authorized officer of Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms (subject to all applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity, and except that the indemnification obligations set forth in

--------

     2 To be appropriately adjusted in the event of any reclassification, recapitalization, stock dividend, stock split or reverse stock split or other change in the Buyer Common Stock between September 22, 1995 and the Execution Date.

          Section 8 of the Registration Rights Agreement may be subject to considerations of public policy).

               (3) The execution, delivery and performance by Buyer of this Agreement, the SSSI Merger Agreement and the Registration Rights Agreement do not conflict with or result in a violation of the General Corporation Law of the State of Delaware, or the certificate of incorporation or by-laws of Buyer.

               (4) The shares of Buyer Preferred Stock delivered by Buyer to Seller in satisfaction of the Initial Payment have been duly authorized and are validly issued, fully paid, nonassessable and are not subject to any preemptive rights.

          (iii) the duly executed LMC Registration Rights Agreement, dated as of the Execution Date (as amended, the "Registration Rights Agreement"), between Seller and Buyer, as contemplated by the LMC Agreement, a copy of which is attached as Exhibit F thereto, and the duly executed SSSI Merger Agreement.

          (b) Notwithstanding any other provision of this Agreement, the Initial Payment shall not be refunded or refundable, nor may any claim be made for the return of the Initial Payment, in whole or in part unless the Buyer proves in a court of law that the Seller and the Subsidiary did not at the Execution Date have all requisite corporate power to execute, deliver and perform its obligations under this Agreement and such lack of power has not been cured.

          (c) Exercise Period. Subject to Section 10(a), Buyer may exercise the Option at any time during the period (the "Exercise Period") commencing on the Execution Date and ending on the Termination Date (as defined in Section 10(a)), by giving written notice of exercise (the "Exercise Notice") to Seller pursuant to Section 16. By giving the Exercise Notice, Buyer shall have consented to the filing on the Closing Date (as defined in Section 3) of appropriate certificates of merger with the appropriate governmental entities in order to effect the SSSI Merger (subject to Sections 5, 6, 7, 8 and 9 of this Agreement). Buyer shall execute and deliver to Seller any documents required to effect the SSSI Merger simultaneously with such notice. Prior to the Closing (as defined in Section 3), Seller shall retain all rights with respect to the Subsidiary and the Shares, subject to Section 11.

          (d) Merger Consideration. The "Merger Consideration" shall consist of a number of fully paid and nonassessable shares of Buyer Preferred Stock equal to the quotient of (i) the quotient obtained by dividing $160,000,000 by the Current Market Price (as defined below) of the Buyer Common Stock on the Closing Date, divided by (ii) the number of shares of Buyer Common Stock into which one share of Buyer Preferred Stock shall then be convertible. "Current Market Price", as of any date, shall mean the average of the daily closing prices for the shares of Buyer Common Stock for the 20 trading day period ending on the full trading day immediately prior to the date in question, appropriately adjusted to take into account any stock dividends, splits, reverse splits, combinations and the like, the ex-dividend date or effective date for which occurs during (but after the first day of) such 20 trading day period. The closing price for each trading day shall be the last reported sale price on such day (or if no such reported sale takes place on such day, the average of the reported closing bid and asked prices) of the Buyer Common Stock (regular way) as shown on the Composite Tape of the New York Stock Exchange ("NYSE"), or if the Buyer Common Stock is not listed or admitted to trading on the NYSE, on the principal United States national securities exchange on which the Buyer Common Stock is listed or admitted to trading or, if the Buyer Common Stock is not listed or admitted to trading on any such exchange, then the last reported sale price (or the average of the quoted closing bid and asked prices if no sale is reported) of the Buyer Common Stock as reported by the Nasdaq Stock Market ("Nasdaq") or any other quotation system of the National Association of Securities Dealers, Inc. ("NASD"), or if the Buyer Common Stock is not quoted on Nasdaq, or any comparable system, the average of the closing bid and asked prices as furnished by any member of the NASD selected by Seller. In the event of any reclassification, recapitalization, stock dividend, stock split or reverse stock split or other change in the Buyer Common Stock, or any consolidation or merger of Buyer with or into another entity affecting the Buyer Common Stock, the record date of which (or, if no record date, the effective date of which) occurs on or after the date Buyer exercises the Option and before the Closing Date, the Merger Consideration shall also include such shares of stock or other consideration to which Seller would have been entitled if Seller had been a holder, on the record date (or effective date, as applicable) for such occurrence, of the shares of Buyer Common Stock into which the shares of Buyer Preferred Stock constituting the Merger Consideration as calculated above, are convertible.

          3. Closing. If the Option is exercised, the closing of the SSSI Merger pursuant to this Agreement and the SSSI Merger Agreement (the "Closing") shall occur as soon as practicable after the exercise of the Option, but in no event more than 5 business days following the satisfaction or waiver (to the extent waived by the Party entitled to do so) of the conditions to the Closing described in Sections 5, 6, 7, 8 and 9 of this Agreement (such date for the Closing being referred to as the "Closing Date").

          4. Representations and Warranties of Seller and Buyer as of Execution Date.

          (a) Each of Seller and Buyer represents and warrants to the other as of the Execution Date that:

          (i) Such Party has all requisite corporate power to execute, deliver and perform its obligations under this Agreement, the SSSI Merger Agreement and the Registration Rights Agreement, and such execution, delivery and performance have been duly authorized by all corporate action on its part required to be taken.

          (ii) This Agreement, the SSSI Merger Agreement and the Registration Rights Agreement are such Party's legal, valid and binding obligations, enforceable in accordance with their respective terms, except as may be affected by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and by equitable principles of general applicability.

          (iii) Neither the execution and delivery of this Agreement, the SSSI Merger Agreement and the Registration Rights Agreement by such Party nor, except as set forth below such Party's name on Schedule 4(a)(iii) hereto, the performance of its obligations under this Agreement, the SSSI Merger Agreement and the Registration Rights
     Agreement: (i) will violate or conflict with, or constitute a breach or default under, (A) the certificate of incorporation or by-laws of such Party, (B) any law, statute, regulation, rule, order or other enactment of any Governmental Entity (as defined in Section 24(c)) applicable to such Party, or (C) any agreement or instrument to which such Party is a party or by which it is bound or affected, except for any violations, conflicts, breaches or defaults as would not, individually or in the aggregate, have a material adverse effect on the legality, validity, binding effect or enforceability of this Agreement, the SSSI Merger Agreement or the Registration Rights Agreement or on the material rights or ability of the other Party to realize the material benefits intended to be created by this Agreement, the SSSI Merger Agreement, and the Registration Rights Agreement, and except for any violations, conflicts, breaches or defaults as may be the result of actions taken by Buyer subsequent to the SSSI Merger, or (ii) result in the creation or imposition of any lien or other encumbrance on any of its assets, except for liens or encumbrances as would not, individually or in the aggregate, have a material adverse effect on the legality, validity, binding effect or enforceability of this Agreement, the SSSI Merger Agreement and the Registration Rights Agreement or on the material rights or ability of the other Party to realize the material benefits intended to be created hereby and thereby. No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Entity or other third party is required to be obtained or made in connection with such Party's execution, delivery and, except as set forth below such Party's name on Schedule 4(a)(iii) hereto, performance of this Agreement, the SSSI Merger Agreement and the Registration Rights Agreement, except any thereof the failure of which to be obtained, given or made would not, individually or in the aggregate, have a material adverse effect on the legality, validity, binding effect or enforceability of this Agreement, the SSSI Merger Agreement and the Registration Rights Agreement or on the material rights or ability of the other Party to realize the material benefits intended to be created hereby and thereby.

          (b) Seller represents and warrants to Buyer as of the Execution Date that:

          (i) Consolidated Return. As of the Execution Date, Seller (and, if Seller shall have designated another person to receive the Initial Payment pursuant to Section 15, such designated person) is a member of the same group of corporations filing a consolidated return for federal income tax purposes as the Liberty Subsidiaries, as defined in the Voting Trust Agreement dated as of ________________, 199_ by and among TCI Turner Preferred Inc., United Cable Turner Investment, Inc., Communications Capital Corp. and Gerald M. Levin.

          (ii) No Encumbrances. Seller represents and warrants to Buyer that Seller is the owner of all the legal and beneficial right, title and interest in and to the Shares, free and clear of any lien, encumbrance or other adverse claim of any nature (except as otherwise permitted by Section 11(b)(i)); and there are no outstanding options, warrants, rights or calls or any preemptive or other similar rights to acquire any shares of capital stock of the Subsidiary.

          (iii) Investment Intent. The shares of Buyer Preferred Stock acquired by Seller as part of the Initial Payment are being acquired by Seller and, if the Option is exercised the shares of Buyer Preferred Stock constituting the Merger Consideration will be acquired by Seller, for its own account, for investment and not with a view to the distribution or resale thereof other than as contemplated by the Registration Rights Agreement. Seller understands that such shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities or blue sky laws, by reason of their issuance in a transaction exempt from the registration requirements thereunder and may not be resold unless the subsequent disposition thereof is registered thereunder or is exempt from registration thereunder.

          (c) Buyer represents and warrants to Seller as of the Execution Date that:

          (i) The shares of Buyer Preferred Stock delivered to Seller in satisfaction of the Initial Payment have been duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights.

          (ii) Neither the execution and delivery by Buyer of this Agreement, the SSSI Merger Agreement and the Registration Rights Agreement nor the performance of its obligations hereunder and thereunder will result in the creation or imposition of any lien or other encumbrance on the shares of Buyer Preferred Stock to be delivered by Buyer to Seller in satisfaction of the Initial Payment or the Merger Consideration.

          (d) In addition to the representations and warranties of Buyer set forth in Section 4(c), the following representations and warranties of the Buyer are hereby incorporated by reference, with the same effect as if made in this Agreement by Buyer to Seller on and as of the Execution Date:

          (i) the representations and warranties of Buyer contained in
     Section 3.02(a) of the Agreement and Plan of Merger, dated as of September 22, 1995 (the "Merger Agreement"), among Buyer, Time Warner Acquisition Corp. and Turner Broadcasting System, Inc., under the heading entitled "Organization, Standing and Corporate Power";

          (ii) the representations and warranties of Buyer contained in
     Section 3.02(c) of the Merger Agreement under the heading entitled "Capital Structure";

          (iii) the representations and warranties of Buyer contained in
     Section 3.02(e) of the Merger Agreement under the heading entitled "SEC Documents; Undisclosed Liabilities";

          (iv) the representations and warranties of Buyer contained in
     Section 3.02(g) of the Merger Agreement under the heading entitled "Absence of Certain Changes or Events";

          (v) the representations and warranties of Buyer contained in
     Section 3.02(h) of the Merger Agreement under the heading entitled "Litigation";

          (vi) the representations and warranties of Buyer contained in
     Section 3.02(j) of the Merger Agreement under the heading entitled "Brokers"; and

          (vii) the representations and warranties of Buyer contained in
     Section 3.02(k) of the Merger Agreement under the heading entitled
     "Taxes".

          5. Representations and Warranties of Seller and Buyer as of the Closing Date. If the Option is exercised, it shall be a condition to the obligations of Seller to be performed hereunder on the Closing Date that, on and as of the Closing Date, each of the following representations and warranties, if qualified by materiality, shall be true and complete, or, if not so qualified, shall be true and complete in all material respects, with respect to Buyer, and it shall be a condition to the obligations of Buyer to be performed hereunder on the Closing Date that, on and as of the Closing Date, each of the following representations and warranties, if qualified by materiality, shall be true and complete, or, if not so qualified, shall be true and complete in all material respects, with respect to Seller:

          (a) Such Party has all requisite corporate power to execute, deliver and perform its obligations under this Agreement, the SSSI Merger Agreement and the Registration Rights Agreement, and such execution, delivery and performance have been duly authorized by all corporate action on its part required to be taken.

          (b) This Agreement, the SSSI Merger Agreement and the Registration Rights Agreement are such Party's legal, valid and binding obligations, enforceable in accordance with their respective terms, except as may be affected by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and by equitable principles of general applicability.

          (c) Neither the execution and delivery of this Agreement, the SSSI Merger Agreement and the Registration Rights Agreement by such Party nor, except as set forth below such Party's name on Schedule 5(c) hereto, the performance of its obligations under this Agreement, the SSSI Merger Agreement and the Registration Rights Agreement: (i) will violate or conflict with, or constitute a breach or default under, (A) the certificate of incorporation or by-laws of such Party, (B) any law, statute, regulation, rule, order or other enactment of any Governmental Entity applicable to such Party, or (C) any agreement or instrument to which such Party is a party or by which it is bound or affected, except for any violations, conflicts, breaches or defaults as would not, individually or in the aggregate, have a material adverse effect on the legality, validity, binding effect or enforceability of this Agreement, the SSSI Merger Agreement or the Registration Rights Agreement or on the material rights or ability of the other Party to realize the material benefits intended to be created by this Agreement, the SSSI Merger Agreement and the Registration Rights Agreement or (ii) result in the creation or imposition of any lien or other encumbrance on any of its assets, except for liens or encumbrances as would not, individually or in the aggregate, have a material adverse effect on the legality, validity, binding effect or enforceability of this Agreement, the SSSI Merger Agreement and the Registration Rights Agreement or on the material rights or ability of the other Party to realize the material benefits intended to be created hereby and thereby. No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Entity or other third party is required to be obtained or made in connection with such Party's execution, delivery and, except as set forth below such Party's name on Schedule 5(c) hereto, performance of this Agreement, the SSSI Merger Agreement and the Registration Rights Agreement, except any thereof the failure of which to be obtained, given or made would not, individually or in the aggregate, have a material adverse effect on the legality, validity, binding effect or enforceability of this Agreement, the SSSI Merger Agreement and the Registration Rights Agreement or on the material rights or ability of the other Party to realize the material benefits intended to be created hereby and thereby.

Without limiting the rights or obligations of either Party under any provision of this Agreement: (1) if the Option is exercised, each Party shall promptly notify the other Party of any information that should be set forth below such Party's name on Schedule 5(c); (2) upon receipt of any such notice, Schedule 5(c) shall automatically be amended to incorporate such information under the name of such Party; and (3) it shall be a condition to the obligations of each Party to be performed hereunder on the Closing Date that such Party shall be reasonably satisfied with the contents of Schedule 5(c) (as so amended) set forth under the name of the other Party, to the extent such matters are materially different from the matters set forth under the name of such other Party on Schedule 4(a)(iii).

          6. (a) Representations and Warranties of Seller as of the Closing Date. If the Option is exercised, it shall be a condition to the obligations of Buyer to be performed hereunder on the Closing Date that, on and as of the Closing Date, each of the following representations and warranties of Seller, if qualified by materiality, shall be true and complete, or, if not so qualified, shall be true and complete in all material respects, except in each case as shall be set forth in a letter (the "Disclosure Letter") from Seller to Buyer dated as of a date after the exercise of the Option and not later than the date 10 days prior to the Closing Date:

          (i) Corporate Power. Except as set forth in Schedule 6(a)(i) to the Disclosure Letter:

          (A) each of Seller and the Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; and

          (B) the Subsidiary is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect (as defined in Section 24(e)).

          (ii) No Encumbrances. Except as set forth in Schedule 6(a)(ii) to the Disclosure Letter, Seller is the owner of all the legal and beneficial right, title and interest in and to the Shares, free and clear of any lien, encumbrance or other adverse claim of any nature; there are no outstanding options, warrants, rights or calls or any preemptive or other similar rights to acquire any shares of capital stock of the Subsidiary.

          (iii) Authorized Stock. Except as set forth in Schedule 6(a)(iii) to the Disclosure Letter:

          (A) the authorized capital stock of the Subsidiary consists of 10,000 shares of Common Stock, par value $1.00 per share of which 1,000 shares, constituting the Shares, are duly authorized and validly issued and outstanding, fully paid and nonassessable;

          (B) Seller is the sole record and beneficial owner of the Shares;

          (C) except for the Shares, there are no shares of capital stock or other equity securities of the Subsidiary outstanding;

          (D) none of the Shares have been issued in violation of, and none of the Shares are subject to, any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of applicable law, the certificate of incorporation or by-laws of the Subsidiary, or any contract, agreement or instrument to which the Subsidiary is subject, bound or a party or otherwise;

          (E) there are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) (i) pursuant to which Seller or the Subsidiary is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Subsidiary or (ii) that give any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of the Subsidiary;

          (F) there are no equity securities of the Subsidiary reserved for issuance for any purpose; and

          (G) there are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of the Subsidiary may vote.

          (iv) No Conflicts With Respect to Subsidiary. Except as set forth in Schedule 6(a)(iv) to the Disclosure Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (i) will not violate or conflict with, or constitute a breach, default or right to terminate or materially modify under, (A) the Subsidiary's certificate of incorporation or by-laws, (B) any law, statute, regulation, rule, order or other enactment of any Governmental Entity applicable to the Subsidiary, or
     (C) any agreement or instrument to which Subsidiary is a party or by which it is bound (including any termination or modification of an affiliation agreement of the Subsidiary, provided that Seller will make no representations or warranties to the effect that Buyer's ownership of the Subsidiary will not impair the availability of the compulsory license under 17 U.S.C. Section 111 to cable systems) except for any violations, conflicts, breaches or defaults as would not, individually or in the aggregate, have a Material Adverse Effect or (ii) result in the creation or imposition of any lien or other encumbrance on any of the Subsidiary's assets, except for liens or encumbrances as would not, individually or in the aggregate, have a material adverse effect on the legality, validity, binding effect or enforceability of this Agreement.

          (v) Consents. Except as set forth in Schedule 6(a)(v) to the Disclosure Letter, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any governmental entity is required to be obtained or made by or with respect to the Subsidiary in connection with (I) the execution, delivery and performance of this Agreement by Seller and the Subsidiary or the consummation of the transactions contemplated hereby or (II) the conduct of the business of the Subsidiary following the Closing hereof, other than (1) compliance with and filings under the Hart-Scott-Rodino
     Antitrust Improvements Act of 1976, as amended ("HSR Act"), if applicable, (2) those that may be required solely by reason of Buyer's (as opposed to any other third party's) participation in the transactions contemplated hereby, (3) those that will be obtained by the Closing and (4) those the failure of which to be obtained or made by Closing would not, individually or in the aggregate, have a Material Adverse Effect.

          (vi) Financial Statements.

          (A) Attached to the Disclosure Letter as Schedule 6(a)(vi) are
     (I) the unaudited consolidated balance sheet of the Subsidiary as of the end of the most recent fiscal period or calendar month prior to the date of the Disclosure Letter (the "Balance Sheet"), and (II) the unaudited consolidated statement of operating results of the Subsidiary for the period ended as of the end of the most recent fiscal period or calendar month prior to the date of the Disclosure Letter (the financial statements described above, the "Financial Statements").

          (B) The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and on that basis fairly present (subject to normal, recurring year-end adjustments) the consolidated financial condition and results of operations of the Subsidiary as of the date thereof and for the periods indicated.

          (C) To the knowledge of Seller, as of the Closing Date, the Subsidiary does not have any material liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise), that are required by generally accepted accounting principles to be reflected on a consolidated balance sheet, except (I) as disclosed, reflected or reserved against in the Balance Sheet, (II) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet and not in violation of this Agreement and (III) for Taxes.

          (vii) Taxes. Except as set forth in Schedule 6(a)(vii) to the Disclosure Letter:

          (A) as of the Closing, the Subsidiary and each subsidiary of the Subsidiary, and each affiliated, combined or unitary group of which the Subsidiary or such subsidiary is or has ever been a member and which also (at the relevant time) included either Seller or TCI (a "Subsidiary Group") have timely filed (or have had timely filed on their behalf) or will file or cause to be timely filed, all material Tax Returns (as defined in the LMC Agreement) required by applicable law to be filed by any of them prior to or as of the effective time (the "Effective Time") of the SSSI Merger;

          (B) all such Tax Returns are, or will be at the time of filing, true, complete and correct in all material respects; and

          (C) the Subsidiary and each subsidiary of the Subsidiary and each Subsidiary Group has paid (or has had paid on their behalf), or where payment is not due as of the Closing, has established (or has had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established on or before the Effective Time of the SSSI Merger, an adequate accrual for the payment of all material Taxes due with respect to any period ending prior to or as of the Closing of the SSSI Merger.

     The preceding sentence shall apply only to periods during which the Subsidiary and/or the relevant subsidiary of the Subsidiary was a member of a Subsidiary Group. Except as set forth in
     Schedule 6(a)(vii) to the Disclosure Letter, as of the Closing of the SSSI Merger, neither the Subsidiary nor any subsidiary of the Subsidiary has any continuing obligation to Seller (or to any other person other than a taxing authority) with respect to Taxes.

          (viii) Assets. Except as set forth in Schedule 6(a)(viii) to the Disclosure Letter, the Subsidiary has good title to all material properties and assets (which, in the case of real property owned in fee, is marketable title) reflected on the Balance Sheet or thereafter acquired, except as sold or otherwise disposed of for fair value since the date of the Balance Sheet in the ordinary course of business consistent with past practice and not in violation of this Agreement and except for obsolete property disposed of in the usual manner of the Subsidiary, in each case free and clear of all mortgages, liens, security interests, options, rights of first refusal, leases, assignments, subleases, easements, covenants, rights-of-way or encumbrances of any kind except (A) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, (B) liens arising under equipment lease agreements, conditional sales contracts and other liens in favor of third parties incurred in connection with financing the purchase or other acquisition of personal property in the ordinary course of business, provided that, at the time incurred, the fair market value of the property so financed exceeds the principal amount of the indebtedness secured by such liens, determined in accordance with generally accepted accounting principles, consistently applied, (C) liens for Taxes which are not due and payable or which may thereafter be paid without penalty, (D) mortgages, liens, security interests and encumbrances which secure debt that is reflected as a liability on the Balance Sheet, (E) easements, covenants, rights-of-way and other similar restrictions of record, (F) any conditions that may be shown by a current, accurate survey or physical inspection of any property of the Subsidiary made prior to Closing and (G) other imperfections of title or encumbrances (including, without limitation, (I) zoning, building and other similar restrictions, (II) mortgages, liens, security interests, encumbrances, easements, covenants, rights-of-way and other similar restrictions that have been placed by any developer, landlord or other third party on property over which the Subsidiary has easement rights or on any leased property and subordination or similar agreements relating thereto, and (III) unrecorded easements, covenants, rights-of-way and other similar restrictions) which do not, individually or in the aggregate, materially impair the operation of the Business taken as a whole. Except as set forth in Schedule 6(a)(viii) to the Disclosure Letter, the Subsidiary owns or has sufficient rights to use under existing leases and license agreements all material properties, rights and assets reasonably necessary for the conduct of the Business as then conducted.

          (ix) Contracts. Except as set forth in Schedule 6(a)(ix) to the Disclosure Letter: (A) all material agreements, contracts, leases, licenses, commitments or instruments of the Subsidiary (collectively, the "Contracts"), as of the Closing Date that are reasonably necessary for the conduct of the Business as then conducted are valid, binding and in full force and effect and, as of the Closing Date, are enforceable by the Subsidiary in accordance with their terms; and (B) the Subsidiary, as of the Closing Date, has performed in all material respects all material obligations required to be performed by it under the Contracts and, as of the Closing Date, is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and no other party to any of the Contracts is to the knowledge of Seller as of the Closing Date (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.

          (x) Litigation. Except as set forth in Schedule 6(a)(x) to the Disclosure Letter: (A) there are not, as of the Closing Date, any pending lawsuits or claims, with respect to which Seller or the Subsidiary has been contacted in writing by counsel for the plaintiff or claimant, against or affecting the Subsidiary or any of its properties, assets, operations or businesses as to which there is at least a reasonable possibility of adverse determination, that would have, if so determined, individually or in the aggregate, a Material Adverse Effect; (B) to the knowledge of Seller as of the Closing Date, the Subsidiary is not a party or subject to or in default under any material judgment, order, injunction or decree of any Governmental Entity applicable to it or any of its respective properties, assets, operations or business; (C) there is not, as of the Closing Date, any material lawsuit or claim by the Subsidiary pending, against any other person; and (D) as of the Closing Date, to the knowledge of Seller, there is not any pending investigation of or proceeding affecting the Subsidiary by any Governmental Entity.

          (xi) Insurance. Seller or the Subsidiary, through one or more Affiliates, maintains or has the benefit of policies of fire and casualty, liability and other forms of insurance (including self insurance) in such amounts, with such deductibles and against such risks and losses as are, in Seller's judgment, reasonable for the business and assets of the Subsidiary. Except as set forth in Schedule 6(a)(xi) to the Disclosure Letter: (A) all such policies are in full force and effect, all premiums due and payable thereon as of the Closing Date, have been paid (other than retroactive or retrospective premium adjustments that may be required to be paid with respect to any period ending prior to the Closing Date under comprehensive general liability and workmen's compensation insurance policies), and no notice of cancellation or termination as of the Closing Date has been received with respect to any such policy which has not been replaced prior to the date of such cancellation; and (B) to the knowledge of Seller, the activities and operations of the Subsidiary, as of the Closing Date, have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

          (xii) Compliance with Applicable Laws. Except as set forth in
     Schedule 6(a)(xii), neither Seller nor the Subsidiary as of the Closing Date has received any written communication during the past two years from a Governmental Entity that alleges that the Subsidiary is not in compliance in any material respect with any applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, other than any such communications alleging any failures to be in compliance that, if true, would not, individually or in the aggregate, have a Material Adverse Effect.

          (xiii) Licenses; Permits. Except as set forth in Schedule 6(a)(xiii) to the Disclosure Letter, the Subsidiary has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, would not have a Material Adverse Effect.

          (xiv) Absence of Changes or Events. Except as set forth in
     Schedule 6(a)(xiv) to the Disclosure Letter: (A) since the date of the Balance Sheet, there has not been any material adverse change in the business, assets, condition (financial or otherwise) or results of operations of the Subsidiary taken as a whole; and (B) since the date of the Balance Sheet, Seller has caused the business of the Subsidiary to be conducted in the ordinary course and in substantially the same manner as previously conducted (except for such changes in the day-to-day operations of the Business as the management of Seller and the Subsidiary, in the good faith exercise of their business judgment, shall from time to time determine to be in the best interests of the Subsidiary) and has made all reasonable efforts consistent with past practices to preserve the Subsidiary's relationships with customers, suppliers and others with whom the Subsidiary deals.

          (b) Certain Representations and Warranties of Buyer as of Closing Date. If the Option is exercised, it shall be a condition to the obligations of Seller to be performed hereunder on the Closing Date that, on and as of the Closing Date, each of the following representations and warranties of Buyer, if qualified by materiality, shall be true and complete, or, if not so qualified, shall be true and complete in all material respects:

               (i) At the Closing Date, the shares of Buyer Preferred Stock to be received by Seller (or its designee pursuant to Section 15) in the SSSI Merger will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

               (ii) Neither the execution and delivery by Buyer of this Agreement, the SSSI Merger Agreement and the Registration Rights Agreement nor the performance of its obligations hereunder and thereunder will result in the creation or imposition of any lien or other encumbrance on the shares of Buyer Preferred Stock to be delivered by Buyer to Seller in satisfaction of the Initial Payment or the Merger Consideration.

               (iii) Buyer has filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission ("SEC") since December 31, 1992 (as such documents have been amended prior to the Closing Date, the "Buyer SEC Documents"). As of their respective dates, the Buyer SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Buyer SEC Documents, and none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by a later Buyer SEC Document. Except to the extent that information contained in any Buyer SEC Document has been revised or superseded by a later Buyer SEC Document, neither Buyer's Annual Report on

          Form 10-K for the year ended December 31, 1994, nor any Buyer SEC Document filed after December 31, 1994, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Buyer included in the Buyer SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the
          SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Buyer and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Buyer SEC Documents, neither Buyer nor any subsidiary of Buyer has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of Buyer and its consolidated subsidiaries or in the notes thereto and which, individually or in the aggregate, could reasonably be expected to have a Parent Material Adverse Effect (as defined in the Merger Agreement).

               (iv) Except as disclosed in any Buyer SEC Document, since the date of the most recent audited financial statements included in the Buyer SEC Documents, Buyer has conducted its business only in the ordinary course, and there has not been:

               (A) any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in a change or effect) which, individually or in the aggregate, has had or is likely to have, a Parent Material Adverse Effect;

               (B) except for regular quarterly dividends not in excess of $0.09 per share of Buyer Common Stock and the stated or required amount of dividends on any series of Parent Preferred Stock (as defined in the Merger Agreement), in each case with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Buyer Common Stock or any series of Parent Preferred Stock;

               (C) any split, combination or reclassification of the Buyer Common Stock or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for shares of the Buyer Common Stock;

               (D) any damage, destruction or loss, whether or not covered by insurance that has had or is likely to have a Parent Material Adverse Effect; or

               (E) any change in accounting methods, principles or practices by Buyer or any Material Parent Subsidiary (as defined in the Merger Agreement) materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

               (c) Representations and Warranties of Buyer Incorporated by Reference as of the Closing Date. In addition to the representations and warranties of Buyer set forth in Section 6(b), the following representations and warranties of Buyer are hereby incorporated by reference, with the same effect as if made in this Agreement by Buyer to Seller on and as of the Closing
          Date:

               (i) the representations and warranties of Buyer contained in
          Section 3.02(a) of the Merger Agreement under the heading entitled "Organization, Standing and Corporate Power";

               (ii) the representations and warranties of Buyer contained in Section 3.02(j) of the Merger Agreement under the heading entitled "Brokers"; and

               (iii) the representations and warranties of Buyer contained in Section 3.02(k) of the Merger Agreement under the heading entitled "Taxes";

          and it shall be a condition to the obligations of Seller to be performed hereunder on the Closing Date that each of the representations and warranties so incorporated by reference, if qualified by materiality, shall be true and complete, or, if not so qualified, shall be true and complete in all material respects, on and as of the Closing Date.

          7. Conditions to the Obligation of Each Party. The obligations of Seller and Buyer to consummate the SSSI Merger (if the Option is exercised) are conditioned upon the satisfaction, prior to or on the Closing Date, of the following conditions:

          (a) on the Closing Date, no action, proceeding or investigation commenced or brought by any U.S. Federal Governmental Entity shall be pending, the purpose of which is to set aside or modify in any material respect the authorizations of any of the transactions provided for in this Agreement and the SSSI Merger Agreement or to enjoin or prevent consummation of any of such transactions, nor shall any restraining order or preliminary or permanent injunction or other order issued by any court of competent jurisdiction or any other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby be in effect;

          (b) the receipt of all required regulatory approvals and authorizations (including from the Federal Communications Commission) and the making of all filings (other than filing of certificates of merger pursuant to Section 2(c)) and the termination of all waiting periods required in connection with the Closing, including all waiting periods under the HSR Act, with the understanding that, if the Option is exercised, Buyer and Seller will use their commercially reasonable efforts to secure all such required regulatory approvals and authorizations prior to the Closing; provided, however, that nothing in this Agreement shall require Buyer or Seller (or any of their respective Affiliates) (i) to agree to, approve or otherwise be bound by or satisfy any condition of any kind referred to in the second or third sentences of Section 2.1(d) of the LMC Agreement, (ii) to agree to or enter into or be bound by any settlement or judgment, or (iii) subject to Section 4.1 of the LMC Agreement, to agree to any change to the terms of the Voting Trust (including the identity of the Trustee), this Agreement or any of the other Additional Agreements (as defined in the LMC Agreement).

          8. Conditions to Obligation of Buyer. The obligation of Buyer to consummate the SSSI Merger (if the Option is exercised) is also subject to the satisfaction, prior to or on the Closing Date, of each of the following additional conditions (unless waived by Buyer):

          (a) Seller shall have performed in all material respects all its obligations hereunder which are required to be performed prior to the Closing Date.

          (b) Buyer shall have received a certificate from an officer of Seller (i) to the effect that Seller has complied, in all material respects, with all its obligations under this Agreement and the SSSI Merger Agreement, (ii) as to the incumbency of certain officers of Seller, (iii) as to the satisfaction of the conditions to Closing set forth in Section 5 (with respect to the representations and warranties of Seller contained therein) and Section 6(a), (iv) attaching all resolutions of Seller's board of directors authorizing the transactions contemplated by this Agreement and the SSSI Merger Agreement, and (v) any other customary matters as may be reasonably requested by Buyer.

          (c) The Carriage Agreement (as defined in Section 11(g)) shall be in full force and effect, subject to satisfaction of the conditions set forth therein.

          (d) The Program Services Agreement (as defined in Section 11(i)) shall be in full force and effect, assuming consummation of the transactions contemplated by the Merger Agreement.

          (e) The Subsidiary shall have received all material third party consents, approvals and authorizations required for the consummation of the SSSI Merger.

          (f) Buyer shall have received an opinion of counsel to Seller (which counsel may be an employee of Seller), reasonably acceptable to Buyer, addressed to Buyer and dated the Closing Date, to the effect that:

               (i) Each of Seller and the Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Seller has all requisite corporate power and authority to execute and deliver the Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby.

               (ii) The execution and delivery by Seller of the Agreement, the performance by Seller of its obligations thereunder and the consummation by Seller of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of Seller. The Agreement has been duly executed and delivered by a duly authorized officer of Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms (subject to all applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity).

               (iii) The Shares constitute all the issued and outstanding shares of capital stock of the Subsidiary.

               (iv) The execution, delivery and performance of the Agreement by Seller and the consummation of the SSSI Merger in accordance herewith and with the SSSI Merger Agreement does not conflict with or result in a violation of the General Corporation Law of the State of Delaware, or the Certificate of Incorporation or By-laws of Seller or the Subsidiary.

          (g) Buyer shall have received the Disclosure Letter from Seller at least 10 days prior to the scheduled Closing Date and shall be reasonably satisfied with the contents thereof and of all attachments thereto.

          (h) Buyer shall be reasonably satisfied with the results of its due diligence investigation of the Subsidiary provided for in Section 11(b)(ii).

          9. Conditions to Obligation of Seller. The obligation of Seller to consummate the SSSI Merger (if the Option is exercised) is also subject to the satisfaction, prior to or on the Closing Date, of each of the following conditions (unless waived by Seller):

          (a) Buyer shall have performed in all material respects all its obligations hereunder which are required to be performed prior to the Closing Date.

          (b) No petition or similar document shall have been filed by or with respect to Buyer under any bankruptcy, insolvency or similar law.

          (c) The shares of Buyer Common Stock underlying the shares of Buyer Preferred Stock constituting the Merger Consideration delivered by Buyer to Seller shall be subject to the Registration Rights Agreement, until such shares of Buyer Common Stock are freely transferable by Seller without registration or other restriction under the Securities Act or other applicable law; the Registration Rights Agreement shall be in full force and effect; and Buyer shall not be in default of its obligations thereunder.

          (d) Seller shall have received an opinion of counsel to Buyer (which counsel may be an employee of Buyer), reasonably acceptable to Seller, addressed to Seller and dated the Closing Date, to the effect that:

               (1) Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Buyer has all requisite corporate power and authority to perform its obligations under this Agreement, the SSSI Merger Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby.

               (2) The performance by Buyer of its obligations under this Agreement, the SSSI Merger Agreement and the Registration Rights Agreement, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Buyer. Each of this Agreement, the SSSI Merger Agreement and the Registration Rights Agreement constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms (subject to all applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity, and except that the indemnification obligations set forth in Section 8 of the Registration Rights Agreement may be subject to considerations of public policy).

               (3) The performance by Buyer of this Agreement, the SSSI Merger Agreement and the Registration Rights Agreement do not conflict with or result in a violation of the General Corporation Law of the State of Delaware, or the certificate of incorporation or by-laws of Buyer.

               (4) The shares of Buyer Preferred Stock constituting the Merger Consideration have been duly authorized and are validly issued, fully paid, nonassessable and are not subject to any preemptive rights;

          (e) Seller shall have received a certificate from an officer of Buyer (i) to the effect that Buyer has complied, in all material respects, with all its obligations under this Agreement, the SSSI Merger Agreement and the Registration Rights Agreement, (ii) as to the incumbency of certain officers of Buyer, (iii) as to the satisfaction of the conditions to Closing set forth in Section 5 (with respect to the representations and warranties of Buyer contained therein),
     Section 6(b) and Section 6(c), (iv) attaching all resolutions of Buyer's board of directors authorizing the transactions contemplated by this Agreement, and (v) any other customary matters as may be reasonably requested by Seller.

          10. Termination.

          (a) Subject to the last sentence of Section 14, Buyer's rights and obligations and Seller's rights and obligations under this Agreement and the SSSI Merger Agreement will terminate on the last to occur of (i) the sixth anniversary of the date of this Agreement, (ii) the first anniversary of the date of any Exercise Notice given by Buyer prior to the sixth anniversary of the date of this Agreement and
     (iii) if as a result of any action or failure to act by any unrelated third party, including any Governmental Entity, the conditions to the Closing have not been satisfied in full on or prior to the first anniversary of the date of any Exercise Notice, the earlier of (x) 5 business days after the date as of which all such conditions have been satisfied in full and (y) the second anniversary of the date of such Exercise Notice (the last of such dates, the "Termination Date"), provided that the Closing has not occurred on or prior to such last date.

          (b) The termination of this Agreement will in no way limit any obligation or liability of any Party based on or arising from a breach or default by such Party prior to such termination with respect to any of its representations, warranties or agreements contained in this Agreement, the SSSI Merger Agreement or the Registration Rights Agreement.

          11. Covenants.

          (a) Covenants of Each Party. If the Option is exercised, each of Seller and Buyer agrees to use its commercially reasonable efforts to cause the conditions to the Closing described in Sections 7, 8 and 9 of this Agreement to be satisfied as promptly as practicable following the exercise of the Option.

          (b) Covenants of Seller.

               (i) Disposition of Shares. During the period from the Execution Date through the earlier to occur of the Closing Date or the Termination Date, Seller shall not transfer or otherwise dispose of any of the Shares (other than a transfer of all, but not less than all, the Shares to any member of the affiliated group (within the meaning of Section 1504(a) of the Code) of which Seller is (at the time of such transfer or disposition) a member; provided, that
          (A) such transferee is, at the time of such transfer or disposition, a Liberty Party (as defined in the LMC Agreement) and (B) the transferee agrees to be bound by this Agreement to the same effect as Seller); provided, further, that Seller shall be entitled to pledge or otherwise hypothecate the Shares in connection with the incurrence of bona fide indebtedness to the extent that the applicable pledgee of the Shares agrees to be bound by the terms of this Agreement.

               (ii) Access. Upon Seller's receipt of the Exercise Notice, Seller shall, and shall cause the Subsidiary to, give Buyer and its representatives, employees, counsel and accountants reasonable access, during normal business hours and upon reasonable notice, and subject to the obligations of Seller and the Subsidiary under any then existing confidentiality or non-disclosure agreements, to the personnel, properties, books and records of the Subsidiary, so that Buyer may confirm the satisfaction of all conditions precedent to its obligations to be performed hereunder and under the SSSI Merger Agreement on the Closing Date; provided, however, that such access does not unreasonably disrupt the normal operations of Seller or the Subsidiary. Seller agrees to use commercially reasonable efforts in good faith to obtain all waivers and consents necessary under any existing confidentiality or non-disclosure agreement to afford full access to Buyer; provided, however, that nothing in this Agreement shall require Seller or the Subsidiary (or any of their respective Affiliates) (i) to agree to any material modification or amendment to any agreement between Seller, the Subsidiary or any such Affiliate and any third party, or any other onerous or burdensome condition or requirement or (ii) to make any payment of money or deliver any other consideration to any third party, as a condition to the receipt of any waiver or consent hereunder. Upon Seller's receipt of the Exercise Notice, Seller shall also give Buyer a list of the WTBS Distributors (as defined in Section 24).

          During the period from the Execution Date through the earlier to occur of the Closing Date or the Termination Date, if the Subsidiary proposes to enter into any agreement with a WTBS Distributor or other third party, which agreement will contain a confidentiality or non-disclosure covenant relating to the existence, terms and/or conditions of any material agreement to which the Subsidiary is or will be a party, or any other material matter relating to the Business or the Subsidiary, Seller shall, and shall cause the Subsidiary to, use commercially reasonable efforts in good faith to negotiate a provision in such agreement or covenant to permit the Subsidiary to disclose the matters subject to such confidentiality or non-disclosure agreement to Buyer and its representatives, employees, counsel and accountant, subject to Seller's prior receipt of the Exercise Notice; provided, however, that nothing in this Agreement shall require Seller or the Subsidiary (or any of their respective Affiliates)
          (i) to agree to any material concession, condition or other provision in any agreement that, in the good faith business judgment of Seller, is in any respect materially less favorable to Seller, the Subsidiary or the Business than the comparable provision that could have been negotiated by Seller and the Subsidiary if this sentence did not apply or (ii) to make any payment of money or deliver any other consideration to any third party, as a condition to receipt of any provision permitting any disclosure to Buyer or any such other person.

               (iii) Ordinary Conduct. During the period from the Execution Date through the earlier to occur of the Closing Date or the Termination Date, Seller shall cause the Subsidiary to operate the Business in the ordinary course in substantially the same manner as currently conducted (except for such changes in the day-to-day operations of the Business as the management of Seller and the Subsidiary, in the good faith exercise of their business judgment, shall from time to time determine to be in the best interests of the Subsidiary). In that connection, Seller shall cause Subsidiary to use its reasonable efforts to preserve their relationships with customers, suppliers and others with whom the Subsidiary deals. In addition, Seller shall not permit the Subsidiary to take any action that could reasonably be expected to materially impair the business, assets and financial condition of the Subsidiary at the time of the SSSI Merger (provided, that Seller shall be permitted to discontinue the operations of the Subsidiary if because of an act of God, significant change in law or other occurrence, it would not be reasonable to continue such operations). Anything contained herein to the contrary notwithstanding, subject to approval of the Federal Communications Commission, Seller and the Subsidiary may take such action as is reasonably necessary to change the status of the Subsidiary from a common carrier to a private carrier, if, in the business judgment of Seller and the Subsidiary, such change is in the best interests of the Business and the Subsidiary, provided that such action does not impair the availability of the exception under 17 U.S.C.

          Section 111(a)(3) and does not materially and adversely affect the Subsidiary's existing agreements with WTBS Distributors.

               (iv) Resignations. On the Closing Date, Seller shall cause to be delivered to Buyer duly signed resignations, effective immediately after the Closing, of all directors of the Subsidiary and shall take such other action as is necessary to accomplish the foregoing.

               (v) Insurance. At all times during the period from the Execution Date through the earlier of the Closing Date and the Termination Date, Subsidiary shall maintain (and Seller shall cause Subsidiary to maintain) in full force and effect, insurance policies meeting the requirements of Section 6(a)(xi).

               (vi) Other Transactions. Neither Seller nor the Subsidiary shall, nor shall they permit any of their respective officers, directors, stockholders or other representatives to, directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information or assistance to, any person or group (other than Buyer and its representatives) concerning any merger, sale of securities, sale of substantial assets or similar transaction involving the Subsidiary, except for such a transaction involving Seller or TCI, provided that any entity engaging in such a transaction with Seller or TCI agrees to be bound by this Agreement. In the event that Seller or the Subsidiary receives a proposal relating to any such transaction specifically relating to the Subsidiary, Seller shall promptly notify Buyer of such proposal.

               (vii) Closing Schedules. Upon Buyer's exercise of the Option, Seller shall as soon as practicable prepare and deliver to Buyer the Disclosure Letter and all required schedules to this Agreement that have not previously been delivered.

               (viii) Supplemental Disclosure. Seller shall promptly notify Buyer of, and furnish Buyer any information it may reasonably request with respect to, the occurrence to Seller's knowledge of any event or condition or the existence to Seller's knowledge of any fact that causes any of the conditions to Buyer's obligation to consummate the SSSI Merger not to be fulfilled, provided that no such notification shall be required with respect to any representation or warranty of Seller hereunder prior to delivery of the Disclosure Letter.

               (ix) Restricted Activities. Seller hereby covenants and agrees that (A) during the period from the Execution Date through the earlier of the Closing Date and the Termination Date, Seller shall not (and shall cause its Affiliates not to) engage in the Business, other than through the Subsidiary, and

          (B) during the period from the Closing Date to the seventh anniversary of the Closing Date, Seller shall not (and shall cause its Affiliates not to) engage in the Business.

          (c) Covenants Regarding Certain Indebtedness. Each of Seller and the Subsidiary hereby covenants with and for the benefit of Buyer and New Sub as follows:

               (i) In the event that the Subsidiary incurs any indebtedness for borrowed money after the Execution Date, the Subsidiary shall (and Seller shall cause the Subsidiary to) cause such indebtedness to be satisfied and discharged on or before the Closing Date, other than any equipment lease agreement, conditional sales contract, purchase money indebtedness or other indebtedness incurred to finance the purchase or acquisition of personal property in the ordinary course of business, provided that, at the time incurred, the fair market value of the property so financed exceeds the principal amount of such indebtedness, determined in accordance with generally accepted accounting principles, consistently applied.

               (ii) In the event that the Shares, or any of them, or any other capital stock of the Subsidiary is at any time pledged to secure any indebtedness of the Subsidiary or any other Affiliate of Seller, Seller shall cause such indebtedness to be repaid when due and otherwise to be satisfied and discharged in full on or prior to the Closing Date. In that connection, Seller shall not permit any pledgee of shares of capital stock of the Subsidiary to sell such shares in foreclosure or otherwise. At the Closing, Seller shall deliver the Shares (and any other outstanding capital stock of the Company) to Buyer pursuant to the SSSI Merger, the SSSI Merger Agreement and this Agreement, free and clear of all liens and encumbrances whatsoever.

          (d) Confidentiality. Until the Closing Date (or if the Closing does not occur, until the second anniversary of the Termination Date) Buyer agrees to use the same efforts that it uses with respect to its own confidential and proprietary information to retain in strict confidence all proprietary and confidential information concerning the Subsidiary which is conveyed to it by Seller or any Affiliate of Seller, or any representative of Seller or any such Affiliate ("Confidential Information"). Notwithstanding the foregoing, the term "Confidential Information" does not include: (i) information which is, at the time of its disclosure to Buyer or any Affiliate of Buyer or their respective representatives, already in Buyer's, its Affiliates' or their representatives' possession (without violation, to Buyer's knowledge, of any legally enforceable confidentiality agreement with Seller or any Affiliate of Seller relating to such information), (ii) information which is or becomes generally available to the public other than as a result of a disclosure by Buyer or any Affiliate of Buyer or their respective representatives, (iii) information which was or becomes available to Buyer or any Affiliate of Buyer or their respective representatives on a non-confidential basis from a source other than Seller, an Affiliate of Seller or their respective representatives, provided that such source was not known by Buyer to be bound by the terms of a legally enforceable confidentiality agreement with Seller or any Affiliate of Seller relating to such information, (iv) information which is information that is independently developed by Buyer or its Affiliates or their respective representatives or (v) any oral information, unless such information is stated to be proprietary and confidential at the time of disclosure and such statement and information is summarized in writing within 30 days after such disclosure. In the event that Buyer, any of its Affiliates or any of their respective representatives is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any Confidential Information, it is agreed that Buyer will provide Seller with prompt notice of any such request or requirement (written if practical) so that Seller may seek at its own expense an appropriate protective order or waive Buyer's compliance with the provisions of this Agreement. If, failing the entry of a protective order or the receipt of a waiver hereunder, Buyer, any of its Affiliates or any of their respective representatives is, in the opinion of its counsel, compelled to disclose any Confidential Information, Buyer or such Affiliate or representative may disclose that portion of any Confidential Information which its counsel advises that it is compelled to disclose and will upon written request and at the expense of Seller cooperate with Seller in Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded to that portion of such Confidential Information which is being disclosed. Buyer will use the Confidential Information only in connection with its due diligence review of the Subsidiary as contemplated by this Agreement and will not otherwise use it in its business or disclose it to others, except to its employees, representatives and Affiliates (and their employees and representatives) who require such Confidential Information to perform their duties in connection with, or exercise Buyer's rights under, this Agreement and agree not to disclose or use such Confidential Information except as provided herein. Buyer agrees that it shall be responsible for any breach of this Section 11(d) by such persons. In the event that the Closing does not occur under this Agreement, Buyer shall, at its option, either (i) return all Confidential Information provided or made available to it hereunder relating to the Subsidiary, whether in written, computer-readable or other form, together with all copies thereof in the possession of Buyer or (ii) destroy all such Confidential Information and certify such destruction to Seller; provided, however, that Buyer's sole obligation with respect to the disposition of any internal notes, memoranda or other materials prepared by it that incorporate any Confidential Information shall be to redact or otherwise expunge all such Confidential Information from such materials.

          (e) Covenant by Satellite Relating to Carriage of WTBS. During the period from the Execution Date through the earlier of the Closing Date and the

     Termination Date, provided that Buyer or any Managed Subsidiary of Buyer then owns the programming service currently known as "WTBS" (as it may be renamed in the future) ("WTBS"), Satellite shall cause each of its affiliates (as such term is defined in Section 1(a) of Satellite's existing affiliation agreement, dated as of July 15, 1992, with The Cartoon Network, Inc., a copy of the pertinent provisions of which was attached to a letter dated as of October 2, 1995, from Baker & Botts, L.L.P., counsel to Seller, to Peter R. Haje, the general counsel of Buyer) (and each affiliate of any other intermediary (as contemplated by the second sentence of the definition of "Business" in
     Section 24(b))) that carries WTBS, and each other entity to which Satellite (or such other intermediary) provides (or arranges for the provision of) the WTBS signal, to carry the WTBS signal transmitted by the Subsidiary (provided that the Subsidiary is able to transmit such signal), on a non-exclusive basis, it being understood that nothing in this Agreement shall prohibit any such affiliate or other person or entity from deleting carriage of the WTBS signal transmitted by the Subsidiary, provided that upon such deletion such affiliate or other person or entity does not carry the WTBS signal from any other source (it being understood that nothing in this Section 11(e) shall limit the effects of the Carriage Agreement, or the rights and obligations of the parties thereunder, when that agreement becomes effective in accordance with its terms).

          (f) Acknowledgement by Seller. Seller acknowledges and agrees for itself and each of its Affiliates that, from and after the closing of the Merger (as defined in the LMC Agreement), Buyer intends to (and may) communicate directly with cable, MMDS, DBS or other multichannel video or other distribution systems (including any of the foregoing that are WTBS Distributors) regarding the transformation of WTBS into a copyright paid, satellite delivered, twenty-four hour per day cable television programming service, it being understood that, until receipt of the Exercise Notice, nothing in this Agreement shall constitute a waiver by Seller, the Subsidiary or any of their respective Affiliates of, or an agreement by Seller, the Subsidiary or any such Affiliate to waive any non-disclosure or confidentiality agreement between Seller, the Subsidiary, or any such Affiliate and any WTBS Distributor.

          (g) Buyer's Right to Assign Carriage Agreement to Managed Subsidiaries. Seller and Satellite hereby acknowledge and agree that the rights of Buyer under the Carriage Agreement attached hereto as Exhibit 2A (the "Carriage Agreement") may be assigned by Buyer to any Managed Subsidiary of Buyer (including, after the SSSI Merger and without limitation, the Subsidiary), provided that any such assignment shall terminate if the assignee ceases to be a Managed Subsidiary. This Section 11(g) amends and modifies the Carriage Agreement, and Exhibit 2 and this Section 11(g) shall survive the exercise of the Option and any termination of this Agreement. Exhibit 2 is not intended to amend or modify the Carriage Agreement or the Program Services Agreement, but is merely intended to clarify the interrelationship between the Carriage Agreement and the Program Services Agreement.

          (h) Effectiveness of the Carriage Agreement. The Parties hereby acknowledge and agree that upon the satisfaction of the conditions set forth in Exhibit 2, as described in the last sentence of Section 11(g), and in the Carriage Agreement, the Carriage Agreement and
     Exhibit 2, as described in the last sentence of Section 11(g), shall become effective.

          (i) Non-Exclusive Right to Digitize, Compress and Reuplink. Reference is made to Paragraph 7 of the Program Services Agreement attached hereto as Exhibit 2B (the "Program Services Agreement"). The Parties hereby consent to any action taken by Satellite during the term of this Agreement that would be permitted by Paragraph 7 of the Program Services Agreement, as if the Program Services Agreement were then in effect with respect to WTBS and (i) all references therein to "TBS" referred to the Subsidiary, (ii) all references therein to "TBS services" referred to WTBS, and (iii) the reference in the third line to "licensed by TBS" meant "authorized by the Subsidiary pursuant to contractual relationships." In that connection, and on the same basis, Satellite shall comply with clause (iii) of such Paragraph 7.

          12. Allocation of Tax Liability.

          (a) Obligation to Indemnify. (i) Seller shall be liable for, and shall indemnify and hold Buyer and each Affiliate of Buyer (including, after the Closing, the Subsidiary and each subsidiary of the Subsidiary) (collectively, the "Buyer Group") harmless from and against (A) all liability for any federal, state or local income or non-income tax liability (a "Tax") of the Subsidiary or any subsidiary of the Subsidiary for taxable years or portions thereof ending on or prior to the Effective Time (as defined in Section 6(a)(vii) hereof), (B) all liability (as a result of Treasury Regulation Section 1.1502-6(a) or any comparable provision of state or local tax law or otherwise) for Taxes of any person which is or has ever been affiliated with the Subsidiary or any subsidiary of the Subsidiary or with which the Subsidiary or any subsidiary of the Subsidiary otherwise joins or has ever joined (or is or has ever been required to join) in filing any consolidated, combined, unitary or aggregate return, prior to the Effective Time and (C) all liability for Taxes of Seller or Subsidiary or any subsidiary of the Subsidiary arising as a result of the granting of the Option, the receipt of the Initial Payment or the SSSI Merger, in each case on an after-Tax basis. TCI shall be jointly and severally liable for all obligations and liabilities assumed by Seller pursuant to this Section 12 to the extent (and only to the extent) that such obligations and liabilities are attributable to periods in which Seller is a member of the affiliated group (within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code")) of which TCI is the parent.

          (ii) All Taxes of any member of the Buyer Group for which Seller is not required to indemnify the Buyer Group pursuant to Section 12(a)(i) shall be the obligation of Buyer, and Buyer shall be liable for, and shall indemnify and hold the members of the Seller Group harmless from and against, all such liabilities on an after-Tax basis.

          (iii) For purposes of this Agreement, each Tax liability for a taxable year that includes, but does not end on, the date of the SSSI Merger (a "Straddle Period") shall be allocated (on an interim "closing of the books" basis) between the period ending on the date of the SSSI Merger and the period beginning the day after the date of the SSSI Merger by allocating Tax liability as if each such period were a taxable year.

          (b) Refunds. Any refunds of Taxes or any credit against Taxes (when and to the extent applied by any member of the Buyer Group against any Tax liability that Seller has not assumed pursuant to
     Section 12(a)(i) resulting in a Tax benefit to any member of the Buyer Group that it otherwise would not have realized in the absence of such credit) (including any interest relating to such refunds or credits) of the Subsidiary or any subsidiary of the Subsidiary with respect to taxable years or portions thereof ending on or prior to the Effective Time of the SSSI Merger shall be for the account of Seller (and in the case of refunds or credits of the Subsidiary or any subsidiary of the Subsidiary, have been or shall be assigned to Seller), and any other refunds of Taxes or credits against Taxes of any member of the Buyer Group shall be for the account of New Sub. Any refunds or credits with respect to Straddle Periods shall be allocated under the principles set forth in Section 12(a)(iii). Buyer shall promptly forward to, or reimburse Seller for, any such refunds or credits and interest due Seller after receipt thereof, and Seller shall promptly forward to, or reimburse New Sub for, any such refunds or credits and interest due New Sub after receipt thereof. In either case, the party entitled to such refund or credit shall reimburse the other party to the extent of any net Tax cost imposed on such other party in connection with the receipt of such refund or credit. Each party hereto shall cooperate with the other party as reasonably requested in making such filings as may be necessary and appropriate to seek any such refunds or credits.

          (c) Final Returns. Seller shall prepare or cause to be prepared any Tax Returns to be filed that relate to any period ending on or prior to the Effective Time. All such Tax Returns shall be prepared in a manner consistent with prior years. Seller and Buyer shall jointly prepare and control any Tax Return of the Subsidiary or any subsidiary of the Subsidiary for Straddle Periods in a manner consistent with prior years. Each party shall promptly respond to all reasonable requests by the other party for information necessary to prepare and file any such Tax Returns.

          (d) Conduct of Audits and Disputes. (i) Contest Rights. A Party who has "contest rights" with respect to an asserted Tax liability or a refund claim shall have the right (but not the obligation), at its own expense, to negotiate, settle or contest such asserted Tax liability or refund claim, in its own name or in the name of the other party or its Affiliates, as appropriate, all in accordance with the terms of this Section 12(d). Such contest rights shall include, but not be limited to, the determination (x) whether any action shall initially be by way of judicial or administrative proceedings, or both, (y) whether any such asserted Tax liability shall be contested by resisting payment thereof or by paying the same and seeking a refund thereof and (z) if judicial action is undertaken, the court or other judicial body before which such action shall be commenced.

          (ii) Claims Controlled by Seller. Subject to paragraphs (iv), (v) and (vi) hereof, Seller (and not Buyer) shall have the right to control the contest with respect to any asserted Tax liability or refund claim of any member of the Buyer Group to the extent that Seller is required to indemnify against such asserted Tax liability pursuant to Section 12(a)(i) or is entitled to such refund or credit pursuant to Section 12(b). Buyer and its Affiliates have the right to be consulted with respect to such contest but shall have no right to participate in any such contest undertaken by Seller. Seller shall not settle any Tax liability or refund claim without the written consent of Buyer, which consent shall not be unreasonably withheld.

          (iii) Claims Controlled by Buyer. Subject to paragraphs (iv), (v) and (vi) hereof, Buyer (and not Seller) shall have the right to control the contest with respect to any asserted Tax liability or refund claim of any member of the Buyer Group to the extent that Buyer is required to indemnify against such asserted Tax liability pursuant to Section 12(a)(ii) or is entitled to such refund or credit pursuant to Section 12(b). Seller and its Affiliates have the right to be consulted with respect to such contest but shall have no right to participate in any such contest undertaken by Buyer. Buyer shall not settle any Tax liability or refund claim without the written consent of Seller, which consent shall not be unreasonably withheld.

          (iv) Contests Involving Multiple Issues. If any contest shall involve issues with respect to which both Seller and Buyer have contest rights hereunder, the Parties will cooperate in any such contest, and will endeavor to permit each Party to control the contest of issues for which it has such contest rights. In the event there is a disagreement among the Parties over matters (such as choice of forum) relating to issues the contest of which are controlled by more than one Party, such disagreement shall be resolved in favor of the Party who controls the contest of the issues therein which, in the aggregate, would result in the largest Tax liability if resolved unfavorably or the largest Tax refund if resolved favorably.

          (v) Notice; Cooperation. If any member of the Buyer Group or the affiliated group of corporations which includes the Seller and its Affiliates (but, after the Closing, not including the Subsidiary and any subsidiaries of the Subsidiary) (collectively, the "Seller Group") (in either case the "Tax Indemnified Party") receives any written communication from a taxing authority regarding any actual or proposed assessment, official inquiry or proceeding that could give rise to an official determination with respect to any Tax liability or Tax refund claim for any period for which Seller or Buyer, respectively (the "Tax Indemnifying Party"), may be liable (in the case of a liability) or for which Seller or New Sub, respectively, may be entitled (in the case of a refund claim) pursuant to this Agreement, such Tax Indemnified Party (i) shall within 30 days of receipt of such written communication so notify such Tax Indemnifying Party in writing, (ii) shall request in such notice that such Tax Indemnifying Party notify it in writing if it intends to exercise its contest rights hereunder, and (iii) shall, prior to and for at least 30 days after so notifying such Tax Indemnifying Party (or, if less, within a period ending 5 days prior to the date on which the Tax Indemnified Party is required to take action pursuant to such written communication), refrain from making any payment of any Tax claimed and forbear from any settlement negotiations or compromises with respect to such proposed adjustment. The Tax Indemnifying Party agrees to notify the Tax Indemnified Party in writing within such 30 day period if it intends to exercise its contest rights hereunder with respect to the asserted Tax liabilities or the Tax refund claim. The Parties hereto agree to cooperate with each other in connection with any examination process with respect to any asserted Tax liability or Tax refund claim and shall make available on a reasonable basis to each other any personnel, books, records or other documents necessary or appropriate for participation in such process.

          (vi) Payment. If a Tax Indemnified Party elects to contest an asserted Tax by paying the deficiency asserted and then seeking a refund thereof or is otherwise required to pay a Tax, the Tax Indemnified Party shall give written notice to the Tax Indemnifying Party and such Tax Indemnifying Party shall remit the amount of the deficiency or Tax, as the case may be, to such Tax Indemnified Party within 10 days of the date of such notice. Otherwise, such Tax Indemnifying Party shall pay the amount of any indemnification obligation to such Tax Indemnified Party within 10 days after any Final Determination (as defined in Section 13(b)(vii) of this Agreement) with respect to the Tax giving rise to such indemnity obligation.

          (vii) Failure to Comply. The failure of a Party to comply with any of its obligations under this Section 12(d) shall not relieve the other Party of its indemnity obligations hereunder, except to the extent (and only to the extent) that the other Party is materially prejudiced by such failure.

          13. Indemnification for SSSI Merger Tax Liability. (a) General. It is the intention of the Parties that the SSSI Merger qualify as a "reorganization" within the meaning of Section 368 of the Code. Notwithstanding the provisions of Section 12, if solely as a result of any action taken after the Effective Time by Buyer or any Affiliate of Buyer, except for any actions or transactions expressly contemplated by this Agreement, the SSSI Merger Agreement, the Registration Rights Agreement, the LMC Agreement, or any other Additional Agreement (as such term is defined in the LMC Agreement) (other than the formation of a new holding company with respect to Buyer pursuant to Section 351 of the Code), including without limitation any merger by Buyer or such affiliate with, or acquisition by Buyer or such Affiliate of any other corporation, taking place after or simultaneously with the SSSI Merger, the SSSI Merger fails to so qualify as a "reorganization," then Buyer shall be liable for, and shall indemnify and hold each member of the Seller Group harmless on an after-Tax basis from and against, any Federal, state or local income or franchise Tax liability arising as a result of the SSSI Merger (but only to the extent such Tax liability exceeds the Tax liability that would have been imposed on such member if the SSSI Merger had qualified as a "reorganization" and only to the extent such Tax liability exceeds the Tax liability that would have been imposed on such member if Buyer or such Affiliate of Buyer had not taken such action after the Effective Time) and any expenses incurred in good faith (including, without limitation, legal fees) to the extent incurred in conducting any contest of such excess Tax liability. As used in this Section 13(a), the term "SSSI Merger" means and includes the SSSI Merger, the execution and delivery of this Agreement, the SSSI Merger Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated by this Agreement and the SSSI Merger Agreement, including the grant of the Option. Buyer shall have no liability pursuant to this Section 13(a) solely because of its failure to exercise the Option.

          (b) Conduct of Audits and Disputes.

               (i) Contest Provisions. If Seller receives written notice of a position taken on audit or a claim by the Internal Revenue Service or other relevant taxing authority which, if sustained, would require the Buyer to indemnify the Seller Group pursuant to
          Section 13(a), Seller will notify Buyer in writing of such determination within 30 days after receipt of such written notice, and Seller shall be required to take further action to contest such position or claim only if requested in good faith by Buyer in writing.

               (ii) Control.

                    (A) As long as Buyer confirms to Seller in writing
               Buyer's liability under this Agreement in the event that the position or claim referred to in Section 13(b)(i) is sustained, Buyer shall have sole control over any contest undertaken pursuant to this Section 13(b); otherwise, Seller shall have sole control of such contest, provided that Seller shall not settle any such contest without Buyer's consent, which shall not be unreasonably withheld.

                    (B) If Buyer has sole control over any contest pursuant
               to Section 13(b)(ii)(A), Buyer shall have sole discretion to determine (x) whether any such action shall initially be by way of judicial or administrative proceedings, or both, (y) whether any such position or claim shall be contested by resisting payment thereof or by paying the same and seeking a refund thereof and (z) if Buyer shall undertake judicial action with respect to such asserted Tax liability, the court or other judicial body before which such action shall be commenced. Each Party shall keep the other fully advised of the progress of the contest and shall confer with such other Party and its independent tax counsel upon request. Seller and Buyer shall provide to each other, upon request, such reasonably obtainable information and such other reasonable assistance as may be necessary or advisable for the effective evaluation or conduct of any contest pursuant to this Section 13(b).

               (iii) Contest of Adverse Determinations. If Seller receives notice of an adverse determination by any court with respect to a contest undertaken pursuant to this Section 13(b), Seller will notify Buyer in writing of such determination within 10 days after receipt of such notice, and Seller shall be required to take further action to contest such claim only if the following conditions are satisfied within 30 days after Seller gives such written notice to Buyer (or, if less, within a period ending 5 days prior to the date on which Seller is required to take further action to contest such determination):

                    (A) Buyer shall have requested Seller in writing to
               contest such determination; and

                    (B) If such further action requires posting any bond or
               satisfying any other similar requirements, Buyer shall, at its own expense, post such bond or satisfy such other requirements.

               (iv) Payment. If Seller elects to contest an asserted Tax liability by paying the deficiency asserted and then seeking a refund thereof, Seller shall give written notice to Buyer and Buyer shall remit the amount of the deficiency to Seller within 10 days of the date of such notice and Seller shall timely pay such Tax to the relevant taxing authority. Otherwise, Buyer shall pay the amount of any indemnification obligation to Seller within 10 days after any Final Determination (as defined below) with respect to the Tax giving rise to such indemnity obligation and Seller shall timely pay such Tax to the relevant taxing authority.

               (v) Refunds. If Seller or any of its Affiliates receives a refund or credit of all or any part of the amount paid by Seller as Tax pursuant to the first sentence of Section 13(b)(iv), Seller will reimburse to Buyer, within 15 days after receipt by Seller of any such refund or credit, any amounts paid by Buyer to Seller pursuant to the first sentence of Section 13(b)(iv), up to the amount of any such refund or credit (including interest thereon) so received by Seller or any of its Affiliates.

               (vi) Failure to Comply. The failure by Seller to comply with any of its obligations under this Section 13(b) shall not relieve Buyer of its indemnity obligations hereunder, except to the extent (and only to the extent) that Buyer is materially prejudiced by such failure.

               (vii) "Final Determination" shall mean (1) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final after all allowable appeals by either party to the action have been exhausted (it being understood that for purposes of this definition, the term "allowable appeals" means an appeal taken or required to be taken under the provisions of the contest provisions with respect to the indemnification obligation and permitted by applicable law) or the time for filing such appeal has expired, (2) a closing agreement entered into under Section 7121 of the Code (or comparable state or local law) or any other binding settlement agreement entered into in connection with an administrative or judicial proceeding (including, without limitation, any settlement entered into in accordance with the contest provisions with respect to the indemnification obligation), or (3) the expiration of the time for instituting a claim for refund, or if such a claim was filed, the expiration of the time for instituting suit with respect thereto.

          14. Survival. The representations, warranties and agreements of the Parties in this Agreement and in the other documents and instruments to be delivered by any Party pursuant to this Agreement will continue in full force and effect from the time made or deemed to have been made until the Closing, whereupon such representations, warranties and agreements shall terminate. Notwithstanding any other provision of this Agreement, the indemnification obligations provided for in Sections 12 and 13, and the representations and warranties of Buyer contained in Sections 4(c)(i) and
(ii) and Sections 6(b)(i) and (ii) shall survive the Execution Date, the Closing and the termination of this Agreement pursuant to Section 10 and shall continue in full force and effect indefinitely.

          15. Parties Obligated and Benefited; Seller's Right to Designate Recipient. Subject to the limitations set forth below, this Agreement will be binding upon the Parties and their respective assigns and successors in interest and will inure solely to the benefit of the Parties and their respective assigns and successors in interest, and no other person will be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other Party, no Party will assign any of its rights or delegate any of its duties under this Agreement or the SSSI Merger Agreement, except that Seller may assign (without the consent of Buyer) any of its rights (including, without limitation, the right to receive the Initial Payment and/or the Merger Consideration) under this Agreement and/or the SSSI Merger Agreement to any person that, at the time of such assignment (and, in the case of any such person designated to receive the Initial Payment, at the Execution Date), is (i) a Liberty Party (as defined in the LMC Agreement) and (ii) a member of the affiliated group (within the meaning of Section 1504(a) of the Code) of which Seller is (at such time) a member.

          16. Notices. Any notice, request, demand, waiver or other communication required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given only if delivered in person or by first class, postage prepaid, registered or certified mail, or sent by courier or, if receipt is confirmed, by telecopier:

          If to Buyer:

               Time Warner Inc.
               75 Rockefeller Plaza
               New York, New York 10019

               Attention: President

          with a copy similarly addressed
          to the attention of General Counsel

          with a copy (which shall not constitute notice) to:

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, New York 10019

               Attention: Peter S. Wilson, Esq.

          If to Seller:

               Liberty Media Corporation
               8101 East Prentice Avenue
               Suite 500
               Englewood, Colorado 80111

               Attention: President

          with copies (which shall not constitute notice) to:

               Stephen M. Brett, Esq.
               General Counsel
               Tele-Communications, Inc.
               Terrace Towers II
               5619 DTC Parkway
               Englewood, Colorado 80111-3000

          and

               Baker & Botts, L.L.P.
               885 Third Avenue
               Suite 1900
               New York, New York 10022

               Attention: Elizabeth Markowski, Esq.

Any party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section 16. All notices will be deemed to have been received on the date of delivery or on the fifth business day after mailing in accordance with this Section, except that any notice of a change of address will be effective only upon actual receipt.

          17. Waiver. This Agreement or any of its provisions may not be waived except in writing. The failure of any Party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

          18. Interpretation. The section captions of this Agreement are for convenience only and do not constitute a part of this Agreement. When a reference is made in this Agreement to a Section or Exhibit such reference shall be to a Section of, or an Exhibit to, this Agreement, unless otherwise indicated. Whenever the words "include", "includes" or

"including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          19. Choice of Law. This Agreement and the rights of the Parties under it will be governed by and construed in all respects in accordance with (a) the laws of the State of New York applicable to contracts made and performed wholly therein and (b) as applicable, the Delaware General Corporation Law and the corporate law of the State of Georgia.

          20. Time. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a business day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding business day.

          21. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute a single instrument.

          22. Entire Agreement. This Agreement (including all Exhibits and Schedules attached to this Agreement, the Registration Rights Agreement, the LMC Agreement and the agreements referenced herein and therein, each of which shall be deemed to constitute a part of this Agreement) contains the entire agreement of the Parties, and supersedes all prior oral or written agreements and understandings with respect to the subject matter hereof. This Agreement may not be amended or modified except by a writing signed by the Parties.

          23. Severability. Any term or provision of this Agreement which is held to be invalid or unenforceable in any jurisdiction, as to such jurisdiction, will be ineffective only to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and in the event any provision of this Agreement is held to be invalid or unenforceable in any jurisdiction, such provision will be reformed with respect to, and enforced as fully as possible in, such jurisdiction, consistent (to the extent possible) with the purposes and intents of the parties expressed herein.

          24. Certain Definitions.

          As used in this Agreement, the following terms have the corresponding meanings:

          (a) An "Affiliate" of a person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b) "Business" means the business of uplinking and distributing the signal of WTBS to cable, MMDS, DBS and other multichannel video and other distribution systems. Anything contained herein to the contrary notwithstanding, neither (i) the existence of an agreement between the Subsidiary or any unrelated third party and any intermediary (such as Satellite) pursuant to which such intermediary arranges for the WTBS signal transmitted by the Subsidiary or such unrelated third party to be received by any "affiliate" of such intermediary as defined in Section 11(e) of this Agreement (or an analogous definition, if the intermediary is not Satellite), and any other person to whom such intermediary is authorized to arrange for the transmission of such signal, as contemplated by Section 11(e), nor (ii) any activities by any intermediary of the type contemplated by Section 11(i) hereof, shall in itself cause such an intermediary to be construed as engaging in the "Business" as defined herein.

          (c) "Governmental Entity" means a court, administrative agency or commission or other governmental authority or instrumentality;

          (d) "Managed Subsidiary" means, as to Buyer, an Affiliate of Buyer (i) in which Buyer has, directly or indirectly, a majority ownership interest and (ii) as to which Buyer has day-to-day management control, specifically including, without limitation, as of the date hereof, Time Warner Entertainment Company L.P. and Time Warner Entertainment/Advance Newhouse Partnership.

          (e) "Material Adverse Effect" means a material adverse effect on the business, assets, financial condition or results of operations of the Subsidiary or on the ability of Seller to consummate the transaction contemplated herein or hereby; and

          (f) "WTBS Distributors" means those persons and entities with whom the Subsidiary has an affiliation agreement or other arrangement or agreement for the distribution of WTBS.

          25. Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement, and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the States of Colorado, Delaware or New York or in Delaware or Colorado state court (in addition to any other remedy to which they are entitled at law or in equity). In addition, each of the Parties hereto (a) hereby consents and submits itself to the non-exclusive personal jurisdiction of any Federal court located in the States of Colorado, Delaware and New York or any Delaware or Colorado state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first written above.

                             TIME WARNER INC.


                             By:
                                ----------------------------
                                Name:
                                Title:

                             LIBERTY MEDIA CORPORATION


                             By:
                                ----------------------------
                                Name:
                                Title:


                             With respect to the last sentence
                             of Section 12(a)(i) only:

                             TELE-COMMUNICATIONS, INC.


                             By:
                                ----------------------------
                                Name:
                                Title:


                             With respect to Section 11(e),
                             Section 11(g) and Section 11(i)
                             only:

                             SATELLITE SERVICES, INC.


                             By:
                                ----------------------------
                                Name
                                Title:

                              Schedule 4(a)(iii)

         Exceptions to "No Conflicts" Representations and Warranties

                    (to be attached at time of execution)


Buyer


Seller

                                                          Exhibit 1 to
                                                  the Option Agreement


                                   AGREEMENT AND PLAN OF MERGER, dated as
                                   of ____________________, among TIME
                                   WARNER INC., a Delaware corporation
                                   ("TW"), [TIME WARNER SUB], a ___________
                                   corporation ("Sub"), LIBERTY MEDIA
                                   CORPORATION, a Delaware corporation
                                   ("LMC"), and SOUTHERN SATELLITE SYSTEMS,
                                   INC., a Georgia corporation
                                   ("Southern"), (collectively, the
                                   "Parties").


          The respective boards of directors of the Parties have duly adopted and approved this Agreement, whereby, among other things, the issued and outstanding shares of common stock, par value $1.00 per share ("Southern Common Stock"), of Southern, will be converted into shares of Series K Voting Participating Convertible Preferred Stock, par value $1.00 per share (the "Voting Exchange Preferred Stock"), of TW in accordance with Article II of this Agreement.


          NOW, THEREFORE, in consideration of the mutual benefits, the Parties agree as follows:


                               ARTICLE I

          1.1 The Merger. In accordance with and subject to the provisions of this Agreement, Southern shall be merged with and into Sub which, at and after the Effective Time, shall be and is herein sometimes referred to as the "Surviving Corporation". Southern and Sub are herein sometimes collectively referred to as the "Constituent Corporations".

          1.2 Effective Time of the Merger. The merger of Southern with and into Sub as provided herein (the "Merger") shall become effective upon the filing by the Constituent Corporations with the appropriate governmental entity or entities a Certificate or Certificates of Merger, which shall be executed and delivered in the manner provided under the appropriate laws of the jurisdictions of incorporation of Southern and Sub. The date and time when the Merger shall become effective as aforesaid is herein called the "Effective Time".

          1.3 Effect of Merger.

          (a) At the Effective Time, the separate existence of Southern shall cease and Southern shall be merged with and into the Surviving Corporation, and the Surviving Corporation shall possess all of the properties, rights, privileges, power and franchises, subject to all the restrictions, disabilities and duties, of each of the Constituent Corporations.

          (b) The Merger shall have the effects specified under applicable law of the jurisdictions of incorporation of Southern and Sub. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the properties, rights, privileges, powers and franchises of the Constituent Corporations shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Constituent Corporations shall become the debts, liabilities and duties of the Surviving Corporation. If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Sub or Southern, or otherwise to carry out the intent and purposes of this Agreement, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of each of Sub and Southern, all such other instruments and do such other actions and things, as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the intent and purposes of this Agreement.

          1.4 Certificate of Incorporation and By-Laws of Surviving Corporation. At the Effective Time, (i) the certificate of incorporation of Sub shall become the certificate of incorporation of the Surviving Corporation until altered, amended or repealed as provided by applicable law, (ii) the by-laws of Sub shall become the by-laws of the Surviving Corporation until altered, amended or repealed as provided by applicable law or in the certificate of incorporation or by-laws of the Surviving Corporation, (iii) the directors of Sub shall become the directors of the Surviving Corporation and (iv) the officers of Sub shall become the officers of the Surviving Corporation.

          1.5 Taking of Necessary Action. Prior to the Effective Time, the Parties shall take, or cause to be taken (as the case may be), all such reasonable actions as may be necessary or appropriate in order to effectuate the Merger, as expeditiously as reasonably practicable.

          1.6 Certain Definitions. As used herein, the following terms have the corresponding meanings:

          (a) "Current Market Price" means the average of the daily closing prices of the TW Common Stock for the 20 trading day period ending on the full trading day immediately prior to the Closing Date (as defined in the Option Agreement) appropriately adjusted to take into account any stock dividends, stock splits, reverse stock splits, combinations and other changes in the TW Common Stock, including without limitation any consolidation or merger affecting the TW Common Stock, the ex-dividend date or effective date for which occurs during (but after the first day of) such 20 trading day period. The closing price for each trading day shall be the last reported sale price on such day (or if no such reported sale takes place on such day, the average of the reported closing bid and asked prices) of the TW Common Stock (regular way) as shown on the Composite Tape of the New York Stock Exchange ("NYSE"), or, if the TW Common Stock is not listed or admitted to trading on the NYSE, on the principal United States national securities exchange on which the TW Common Stock is listed or admitted to trading or, if the TW Common Stock is not listed or admitted to trading on any such exchange, then the last reported sale price (or the average of the quoted closing bid and asked prices if no sale is reported) of the TW Common Stock as reported by the Nasdaq Stock Market ("Nasdaq") or any other quotation system of the National Association of Securities Dealers, Inc. (the "NASD") or if the TW Common Stock is not quoted on Nasdaq or any comparable system, the average of the closing bid and asked prices as furnished by any member of the NASD selected by LMC.

          (b) "Merger Consideration" means that number of fully paid and non-assessable shares of Voting Exchange Preferred Stock (including any fraction of a share) equal to the number derived by dividing (i) the quotient obtained by dividing $160,000,000 by the Current Market Price, by (ii) the number of shares of TW Common Stock into which one share of Voting Exchange Preferred Stock shall then be convertible. Anything contained herein to the contrary notwithstanding, in the event of any reclassification, recapitalization, stock dividend, stock split, reverse stock split or other change in the TW Common Stock, including without limitation any consolidation or merger effecting the TW Common Stock, the record date of which (or, if no record date, the effective date of which) occurs on or after the Option Exercise Date and before the Effective Time, the Merger Consideration shall also include such shares of stock or other consideration to which LMC would have been entitled if LMC had been a holder, on the record date (or effective date, as applicable) for such occurrence, of the shares of Voting Exchange Preferred Stock constituting the Merger Consideration, as calculated above.

          (c) "Option" means the right and option of TW to acquire Southern by merger pursuant to the Option Agreement and this Agreement.

          (d) "Option Agreement" means the Option Agreement among TW, LMC, Satellite Services, Inc. and Tele-Communications, Inc.

          (e) "Option Exercise Date" means the date on which TW shall have given written notice to LMC exercising the option pursuant to Section 2(c) of the Option Agreement.

          (f) "TW Common Stock" means the common stock, par value $1.00 per share, of TW.

          1.7 Conditions to Merger. It shall be a condition to the effectiveness of the Merger and to the obligations of the Parties hereunder
(a) that TW shall have exercised the Option and (b) that the conditions to the obligations of TW and LMC, respectively, set forth in Sections 5, 6, 7, 8 and 9 of the Option Agreement be satisfied or, to the extent such conditions may be waived, waived by the Party entitled to do so.


                                ARTICLE II

       EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                   CORPORATION; EXCHANGE OF CERTIFICATES

          2.1 Effect on Capital Stock. At the Effective Time, pursuant to the terms and subject to the conditions of this Agreement, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of the capital stock of the Constituent Corporations:

               (a) Capital Stock of Sub. The issued and outstanding shares of the common stock, par value $1.00 per share, of Sub shall continue to be outstanding and held of record by the record holders thereof as of immediately prior to the Effective Time, and as such shall constitute the issued and outstanding shares of common stock, par value $1.00 per share, of the Surviving Corporation.

               (b) Southern Common Stock. Subject to Section 2.2, the issued and outstanding shares of Southern Common Stock shall be converted, in the aggregate, into the right to receive the Merger Consideration.

          2.2 Exchange of Certificates.

          Promptly after the Effective Time, TW or its agent shall deliver to LMC or, at the discretion of LMC, to a permitted designee specified in Section 15 of the Option Agreement which has been designated by LMC to receive the Merger Consideration (the "Designated Holder") duly executed certificates, registered in the name of the Designated Holder, representing in the aggregate that number of shares of Voting Exchange Preferred Stock as shall constitute, in the aggregate, the Merger Consideration, against receipt of a certificate or certificates representing all the shares of Southern Common Stock issued and outstanding at the Effective Time (together with duly executed stock powers or other instruments of assignment reasonably requested by TW).

          2.3 [intentionally omitted]

          2.4 Authorization of the Merger and this Agreement. By execution and delivery of this Agreement, but subject to the exercise of the Option by TW, TW, as the sole stockholder of Sub, and LMC, as the sole stockholder of Southern, hereby authorize, approve and adopt this Agreement and the Merger, and TW and LMC shall execute written consents to that effect simultaneously with the execution and delivery of this Agreement.


                                ARTICLE III

                                TERMINATION

          This Agreement shall be terminated, and the Merger abandoned, notwithstanding the approval by the respective boards of directors and stockholders of Southern and Sub of this

Agreement and the Merger, in the event of and simultaneously with a termination (at any time prior to the Effective Time) of the Option Agreement in accordance with its terms.


                                ARTICLE IV

                      APPROVAL OF AGREEMENT; FILINGS

          The respective boards of directors of the Constituent Corporations have, by resolutions duly adopted, unanimously approved and adopted this Agreement and the Merger, subject to the exercise of the Option by TW. Upon satisfaction or waiver (by the Party so entitled) of all conditions of the Merger contained in the Option Agreement and herein, the Parties shall cause a certificate or certificates of merger (and this Agreement, if required) to be delivered to and filed with the appropriate governmental entity or entities pursuant to applicable law and the Merger shall thereupon become effective.


                                 ARTICLE V

                               MISCELLANEOUS

          5.1 Amendment. This Agreement may be amended by the Parties, by action taken by the respective boards of directors of the Consistent Corporations, at any time prior to the Effective Time. TW and LMC, as sole stockholders of the Consistent Corporations, hereby consent to any such amendment that by law requires the approval of the stockholders of either or both of the Constituent Corporations. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

          5.2 Entire Agreement. This Agreement and the Option Agreement (including the agreements referenced in the Option Agreement and all schedules and exhibits hereto and thereto) contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, with respect thereto.

          5.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that both Parties need not sign the same counterpart.

          5.4 Benefits; Assignment. This Agreement is not intended to confer upon any person other than the parties any rights or remedies hereunder and shall not be assigned by operation of law or otherwise, except to the extent otherwise provided in the Option Agreement.

          5.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and, to the extent applicable, the corporate law of the State of Georgia.

          IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf as of the day and year first above written.

                                        TIME WARNER INC.


                                        By:
                                             Name:
                                             Title:

                                        [TIME WARNER SUB]


                                        By:
                                             Name:
                                             Title:

                                        LIBERTY MEDIA CORPORATION


                                        By:
                                             Name:
                                             Title:


                                        SOUTHERN SATELLITE SYSTEMS,
                                        INC.


                                        By:
                                             Name:
                                             Title:

                             TABLE OF CONTENTS


                                 ARTICLE I

    1.1  The Merger................................................   1
    1.2  Effective Time of the Merger..............................   1
    1.3  Effect of Merger..........................................   2
    1.4  Certificate of Incorporation and By-Laws of Surviving
         Corporation...............................................   2
    1.5  Taking of Necessary Action................................   3
    1.6  Certain Definitions.......................................   3
          (a)  "Current Market Price"..............................   3
          (b)  "Merger Consideration"..............................   3
          (c)  "Option"............................................   4
          (d)  "Option Agreement"..................................   4
          (e)  "Option Exercise Date"..............................   4
          (f)  "TW Common Stock"...................................   4
    1.7  Conditions to Merger......................................   4

                                ARTICLE II

       EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                   CORPORATION; EXCHANGE OF CERTIFICATES

    2.1  Effect on Capital Stock...................................   4
        (a)   Capital Stock of Sub.................................   5
        (b)   Southern Common Stock................................   5
    2.2  Exchange of Certificates..................................   5
    2.3  [intentionally omitted]...................................   5

    2.4  Authorization of the Merger and this Agreement...........    5

                                ARTICLE III

                                TERMINATION

                                ARTICLE IV

                      APPROVAL OF AGREEMENT; FILINGS

                                 ARTICLE V

                               MISCELLANEOUS

    5.1  Amendment................................................    6
    5.2  Entire Agreement.........................................    6
    5.3  Counterparts.............................................    6
    5.4  Benefits; Assignment.....................................    7
    5.5  Governing Law............................................    7

                                                              EXHIBIT F TO
                                                              LMC AGREEMENT






                    LMC REGISTRATION  RIGHTS  AGREEMENT,  dated
               as of [ ], among TIME WARNER INC., a
               Delaware corporation (the "Company"), and the Holders (as defined below).


          WHEREAS, in connection with the Agreement and Plan of Merger, dated as of September [ ], 1995 (the "Merger Agreement"), among the Company, Time Warner Acquisition Corp., a Delaware corporation, and Turner Broadcasting System, Inc., a Georgia corporation <F1>, each initial Holder will receive shares of Common Stock (as defined below); and

          WHEREAS, in connection with the Merger Agreement, the Company, Liberty Media Corporation and the other initial Holders have entered into the LMC Agreement (as hereinafter defined); and

          WHEREAS this is the Registration Rights Agreement provided for by the LMC Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

          SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

          "Advice" shall have the meaning set forth in Section 5 hereof.

          "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Affiliated Holder" means any Holder that is an affiliate of the Company within the meaning of Rule 144 under the Securities Act. For the purposes of this definition, in determining whether or not any Holder is an affiliate of the Company within the meaning of such Rule 144, any limitation on the voting or other





     <F1> If the transactions contemplated by the Elective Merger
Agreement are consummated, reference to the Elective Merger Agreement will be substituted for this reference to the Merger Agreement.

rights of such Holder with respect to Registrable Shares owned by such Holder arising under the Voting Trust shall not be considered and Registrable Shares issuable upon conversion of Exchange Preferred
Stock owned by such Holder shall be deemed to have been issued.

          "Business Day" means any day that is not a Saturday, a Sunday or a legal holiday on which banking institutions in the State of New York are not required to be open.

          "Capital Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock issued by such person, including each class of common stock and preferred stock of such person.

          "Common Stock" means the Common Stock, par value $1.00 per share, of the Company (i) issued to any of the initial Holders pursuant to the Merger Agreement, (ii) issuable upon conversion of any Voting Exchange Preferred Stock referred to in clause (i) above may be exchanged pursuant to the LMC Agreement, (iii) issuable upon conversion of any Voting Exchange Preferred Stock issued pursuant to the Option Agreement dated __________, 199 , between the Company and Liberty Media Corporation, (iv) issued to any Turner Stockholder (as such term is defined in the First Refusal Agreement) and acquired by any Holder pursuant to the First Refusal Agreement, or (v) issuable upon conversion of any Exchange Preferred Stock for which any Common Stock, Voting Exchange Preferred Stock of Non-Voting Exchange Preferred Stock referred in clauses (i) through (iv) above may be exchanged from time to time, and any other shares of capital stock or other securities of the Company into which such shares of Common Stock shall be reclassified or changed, including by reason of a merger, consolidation, reorganization or recapitalization; provided, however, that in the case of any Demand Registration pursuant to Section 2(a)(ii) hereof, "Common Stock" shall include all Common Stock, par value $1.00 per share, of the Company, and any other shares of capital stock or other securities of the Company into which such shares of Common Stock shall be reclassified or changed, including by reason of a merger, consolidation, reorganization or recapitalization, held at the time of such Demand Registration by any Holder that is a Liberty Party or issuable upon conversion of any Exchange Preferred Stock held at the time of such Demand Registration by any Holder that is a Liberty Party. If the Common Stock has been reclassified or changed, or if the Company pays a dividend or makes a distribution on the Common Stock in shares of capital stock, or subdivides (or combines) its outstanding shares of Common Stock into a greater (or smaller) number of shares of Common Stock, a share of Common Stock shall be deemed to be such number of shares of stock and amount of other securities to which a holder of a share of Common Stock outstanding immediately prior to such change, reclassification, exchange, dividend, distribution, subdivision or combination would be entitled.

          "Company" shall have the meaning set forth in the introductory clauses hereof.

          "Delay Period" shall have the meaning set forth in Section 2(d) hereof.

          "Demand Notice" shall have the meaning set forth in Section 2(a) hereof.

          "Demand Registration" shall have the meaning set forth in Section 2(b) hereof.

          "Effectiveness Period" shall have the meaning set forth in
Section 2(d) hereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Exchange Preferred Stock" shall mean the Non-Voting
Exchange Preferred stock and the Voting Exchange Preferred Stock.

          "First Refusal Agreement" has the meaning set forth in the LMC Agreement.

          "Hold Back Period" shall have the meaning set forth in Section 4 hereof.

          "Holder" means a person who owns Registrable Shares or Exchange Preferred Stock that is convertible into Registrable Shares and is either (i) named on the signature pages hereof as a Holder, or
(ii) a person who has agreed to be bound by the terms of this Agreement as if such person were a Holder and is (A) a person to whom a Holder has transferred Registrable Shares pursuant to Rule "4(1-1/2)" (or any similar private transfer exemption), (B) upon the death of any Holder, the executor of the estate of such Holder or any of such Holder's heirs, devisees, legatees or assigns, (C) upon the disability of any Holder, any guardian or conservator of such Holder or (D) an Affiliate of a Holder to which a Holder has transferred any Common Stock or Exchange Preferred Stock.

          "Interruption Period" shall have the meaning set forth in Section 5 hereof.

          "Liberty Party" has the meaning set forth in the LMC Agreement.

          "LMC Agreement" means the Agreement dated as of September 22, 1995, among the Company, Liberty Media Corporation and certain subsidiaries of Liberty Media Corporation.

          "Merger Agreement" shall have the meaning set forth in the introductory clauses hereof.

          "Non-Voting Exchange Preferred Stock" shall mean the Series J Non-Voting Participating Convertible Preferred Stock of the Company.

          "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Piggyback Registration" shall have the meaning set forth in
Section 3 hereof.

          "Prospectus" means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

          "Registrable Shares" means shares of Common Stock unless (i) they have been effectively registered under Section 5 of the Securities Act and disposed of pursuant to an effective Registration Statement, (ii) such securities can be freely sold and transferred without restriction under Rule 145 or any other restrictions under the Securities Act or (iii) such securities have been transferred pursuant to Rule 144 under the Securities Act or any successor rule such that, after any such transfer referred to in this clause (iii), such securities may be freely transferred without restriction under the Securities Act.

          "Registration" means registration under the Securities Act of an offering of Registrable Shares pursuant to a Demand Registration or a Piggyback Registration.

          "Registration Period" shall have the meaning set forth in Section 2(a) hereof.

          "Registration Statement" means any registration statement under the Securities Act of the Company that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Shelf Registration" shall have the meaning set forth in Section 2(b) hereof.

          "underwritten registration or underwritten offering" means a registration under the Securities Act in which securities of the Company are sold to an underwriter for reoffering to the public.

          "Voting Exchange Preferred Stock" shall mean the Series K Voting Participating Convertible Preferred Stock of the Company.

          SECTION 2. Demand Registration. (a) (i) The Holders of not less than a majority of the Registrable Shares then held by all Holders shall have the right, during the period (the "Registration Period") commencing on the date of this Agreement and ending as to each Holder on the later of (x) the third anniversary of the date of this Agreement and (y) if such Holder is an Affiliated Holder, the date such Holder shall cease to be an Affiliated Holder, by written notice (the "Demand Notice") given to the Company, to request the Company to register under and in accordance with the provisions of the Securities Act all or any portion of the Registrable Shares designated by such Holders; provided, however, that the aggregate number of Registrable Shares requested to be registered pursuant to any Demand Notice and pursuant to any related Demand Notices received pursuant to the following sentence shall be at least 4,000,000 or the remaining Registrable Shares, if less. For purposes of this Agreement, a Holder shall be deemed to hold as of any relevant date all Registrable Shares issuable upon conversion of any Exchange Preferred Stock then held by such Holder. Upon receipt of any such Demand Notice, the Company shall promptly notify all other Holders of the receipt of such Demand Notice and allow them the opportunity to include Registrable Shares held by them in the proposed registration by submitting their own Demand Notice. In connection with any Demand Registration in which more than one Holder participates, in the event that such Demand Registration involves an underwritten offering and the managing underwriter or underwriters participating in such offering advise in writing the Holders of Registrable Shares to be included in such offering that the total number of Registrable Shares to be included in such offering exceeds the amount that can be sold in (or during the time of) such offering without delaying or jeopardizing the success of such offering (including the price per share of the Registrable Shares to be sold), then the amount of Registrable Shares to be offered for the account of such Holders shall be reduced pro rata on the basis of the number of Registrable Shares to be registered by each such Holder or on such other basis as the Holders may agree. The Holders as a group shall be entitled to three Demand Registrations pursuant to this Section 2(a)(i). Any Demand Registration that does not become effective or is not maintained for the period (whether or not continuous) specified in
Section 2(c) (or such shorter period as shall terminate when all the Registrable Shares covered by such Demand Registration have been sold pursuant thereto) shall not reduce the number of Demand Registrations available to the Holders hereunder.

          (ii) If, at any time during the Registration Period or thereafter, a Prohibited Effect (as defined in the LMC Agreement) shall occur which would give rise to an obligation of the Company to compensate the Liberty Parties (as defined in the LMC Agreement) pursuant to Section
4.3 of the LMC Agreement, any Holders that are Liberty Parties shall be immediately entitled to a Demand Registration, exercisable at any time that such Prohibited Effect shall have occurred and be continuing, whether or not a Demand Registration would then be available pursuant to clause (i) of this Section 2(a).

          (b) The Company, within 45 days of the date on which the Company receives a Demand Notice given by Holders in accordance with Section 2(a) hereof, shall file with the SEC, and the Company shall thereafter use its best efforts to cause to be declared effective, a Registration Statement on the appropriate form for the registration and sale, in accordance with the intended method or methods of distribution, of the total number of Registrable Shares specified by the Holders in such Demand Notice, which may include a "shelf" registration (a "Shelf Registration") pursuant to Rule 415 under the Securities Act (a "Demand Registration").

          (c) The Company shall use commercially reasonable efforts to keep each Registration Statement filed pursuant to this Section 2 continuously effective and usable for the resale of the Registrable Shares covered thereby (i)(A) in the case of a Registration that is not a Shelf Registration, for a period of 120 days from the date on which the SEC declares such Registration Statement effective and (B) in the case of a Shelf Registration, for a period of two years from the date on which the SEC declares such Registration Statement effective (or such shorter period of time as shall be applicable to such Shelf Registration pursuant to the next two sentences) or (ii) until all the Registrable Shares covered by such Registration Statement have been sold pursuant to such Registration Statement, if earlier, in either case, as such period may be extended pursuant to this Section 2. Notwithstanding clause (i)(B) of the preceding sentence, if the Company in good faith determines that the number of Registrable Shares to be included in any Shelf Registration would have a material adverse effect on the public market price of the Company's Common Stock, par value $1.00 per share, the Company may, within 5 days after receipt of the Demand Notice relating thereto, notify the Holders of such determination, stating the basis for such determination. Upon receipt of any such notice, the Holders and the Company will discuss in good faith the basis for a mutually acceptable compromise, which may include (1) a reduction in the period provided for in clause (i)(B) of this Section 2(c),

          (2) a reduction in the number of Registrable Shares included in such Shelf Registration, or (3) a combination of the foregoing, as the Company and Holders of a majority of the Registrable Shares shall agree; provided, however, that if the Company and such Holders are unable to agree on such a mutually acceptable compromise within 10 days after the Company delivers such notice, the period provided for in clause (i)(B) shall be reduced to 180 days; and provided further that there shall be no reduction in the number of Registrable Shares included in such Shelf Registration without the consent of the Holders of a majority of the Registrable Shares.

          (d) The Company shall be entitled to postpone the filing of any Registration Statement otherwise required to be prepared and filed by the Company pursuant to this Section 2, or suspend the use of any effective Registration Statement under this Section 2, for a reasonable period of time, but not in excess of 90 days (a "Delay Period"), if any executive officer of the Company determines that in such executive officer's reasonable judgment and good faith the registration and distribution of the Registrable Shares covered or to be covered by such Registration Statement would materially interfere with any pending financing, acquisition or corporate reorganization or other corporate development involving the Company or any of its subsidiaries or would require premature disclosure thereof and promptly gives the Holders written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay; provided, however, that (i) the aggregate number of days included in all Delay Periods and Hold Back Periods during any consecutive 12 months shall not exceed 180 days and (ii) a period of at least 60 days shall elapse between the termination of any Delay Period or Hold Back Period and the commencement of the immediately succeeding Delay Period or Hold Back Period. The Company shall promptly notify the Holders of the expiration of any Delay Period. If the Company shall so postpone the filing of a Registration Statement, the Holders of Registrable Shares to be registered shall have the right to withdraw the request for registration by giving written notice from the Holders of a majority of the Registrable Shares that were to be registered to the Company within 45 days after receipt of the notice of postponement or, if earlier, the termination of such Delay Period (and, in the event of such withdrawal, such request shall not be counted for purposes of determining the number of requests for registration to which the Holders of Registrable Shares are entitled pursuant to this
Section 2). The time period for which the Company is required to maintain the effectiveness of any Registration Statement shall be extended by the aggregate number of days of all Delay Periods, all Hold Back Periods and all Interruption Periods occurring during such Registration and such period and any extension thereof is hereinafter referred to as the "Effectiveness Period".

          (e) In the case of a proposed firm commitment underwritten offering pursuant to a Demand Registration, the Company may include other Company securities in the related Registration Statement, if of the same type as the Registrable Shares covered by such Registration Statement, for the account of other security holders, if any, who have piggyback registration rights with respect thereto, on the same terms and conditions as the Registrable Shares. The Company shall give the managing underwriter or underwriters participating in such offering written notice of its intent to include any such Company securities in such Registration within 10 days of receipt of the initial Demand Notice applicable to such Registration. Notwithstanding the foregoing, if the managing underwriter or underwriters participating in such offering conclude that the total amount of the Company securities proposed to be included in such Demand Registration exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of such offering (including the price per share of the Registrable Shares to be sold), then the amount of securities to be offered for the account of all holders other than the Holders shall be reduced (to zero if necessary) to an amount recommended by such managing underwriter or underwriters before any reduction in the number of Registrable Shares proposed to be offered by the Holders.

          (f) Holders of a majority in number of the Registrable Shares to be included in a Registration Statement pursuant to this Section 2 may, at any time prior to the effective date of the Registration Statement relating to such Registration, revoke such request by providing a written notice to the Company revoking such request. The Holders of Registrable Shares who revoke such request shall reimburse the Company for all its out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement; provided, however, that, if such revocation was based on the Company's failure to comply in any material respect with its obligations hereunder or if such revocation results from a material adverse change in the operating results, financial condition or business of the Company of which the Holders were not aware at the time of delivery of a Demand Notice pursuant to Section 2(a), such reimbursement shall not be required.

          SECTION 3. Piggyback Registration. (a) Right to Piggyback. If at any time during the Registration Period the Company proposes to file a registration statement under the Securities Act with respect to a public offering of securities of the same type as the Registrable Shares pursuant to a firm commitment underwritten offering solely for cash for its own account (other than a registration statement (i) on Form S-8 or any successor forms thereto, or (ii) filed solely in connection with a dividend reinvestment plan or employee benefit plan covering officers or directors of the Company or its Affiliates), then the Company shall give written notice of such proposed filing to the Holders at least 15 days before the anticipated filing date. Such notice shall offer the Holders the opportunity to register such amount of Registrable Shares as they may request (a "Piggyback Registration"). Subject to Section 3(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within 10 days after notice has been given to the Holders. Each Holder shall be permitted to withdraw all or any portion of the Registrable Shares of such Holder from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration; provided, however, that if such withdrawal occurs after the filing of the Registration Statement with respect to such Piggyback Registration and the Company does not exercise its right to abandon the Registration Statement under Section 3(c), the withdrawing Holders shall reimburse the Company for the portion of the SEC registration fee payable with respect to the Registrable Shares so withdrawn and all other registration expenses allocable to such Registrable Shares of the types described in clauses (i), (ii) and (vii) of Section 6 hereof.

          (b) Priority on Piggyback Registrations. The Company shall permit the Holders to include all such Registrable Shares on the same terms and conditions as any similar securities, if any, of the Company included therein. Notwithstanding the foregoing, if the Company or the managing underwriter or underwriters participating in such offering advise the Holders in writing that the total amount of securities requested to be included in such Piggyback Registration exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the amount of securities to be offered for the account of the Holders and other holders of securities who have piggyback registration rights with respect thereto shall be reduced (to zero if necessary) pro rata on the basis of the number of common stock equivalents requested to be registered by each such Holder or holder participating in such offering.

          (c) Right To Abandon. Nothing in this Section 3 shall create any liability on the part of the Company to the Holders if the Company in its sole discretion should decide not to file a registration statement proposed to be filed pursuant to Section 3(a) hereof or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

          SECTION 4. Holdback Agreement. If (i) during the Effective Period, the Company shall file a registration statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) with respect to an issuance by the Company of Common Stock or similar securities or securities convertible into, or exchangeable or exercisable for, such securities and (ii) with reasonable prior notice, the Company (in the case of a non-underwritten public offering by the Company pursuant to such registration statement) advises the Holders in writing that a public sale or distribution of such Registrable Shares would materially adversely affect such offering or the managing underwriter or underwriters (in the case of an underwritten public offering by the Company pursuant to such registration statement) advises the Company in writing (in which case the Company shall notify the Holders) that a public sale or distribution of Registrable Shares would materially adversely impact such offering, then each Holder shall, to the extent not inconsistent with applicable law, refrain from effecting any public sale or distribution of Registrable Shares pursuant to any then effective Shelf Registration during the ten days prior to, and during the 90-day period beginning on, the effective date of such registration statement or such shorter period as may be requested by such underwriters (each such period, a "Hold Back Period"), and any public sale by a Holder of Registrable Shares during such Hold Back Period shall be made in accordance with the volume limitations set forth in Rule 144(e) under the Securities Act (determined without regard for Rule 144(k)). Notwithstanding the foregoing, a Holder shall not be obligated to refrain from effecting an underwritten public offering of Registrable Shares during a Hold Back period if, at least five Business Days prior to receiving the notice from the Company contemplated by clause (ii) above, the Holder shall have notified the Company of its current intention to effect an underwritten public offering of Registrable Shares (with a view to consummating such an offering within 45 days after the date of such notice) pursuant to a then effective Shelf Registration during such Hold Back Period.

          SECTION 5. Registration Procedures. In connection with the registration obligations of the Company pursuant to and in accordance with Sections 2 and 3 hereof (and subject to Sections 2 and 3 hereof), the Company shall use commercially reasonable efforts to effect such registration to permit the sale of such Registrable Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible (but subject to Sections 2 and 3 hereof):

          (a) prepare and file with the SEC a Registration Statement for the sale of the Registrable Shares on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate in accordance with the intended method or methods of distribution specified by the Holders thereof, and, subject to the Company's right to terminate or abandon a Piggyback Registration pursuant to Section 3(c) hereof, use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein;

          (b) prepare and file with the SEC such amendments (including post-effective amendments) to such Registration Statement, and such supplements to the related Prospectus, as may be required by the rules, regulations or instructions applicable to such Registration Statement under the Securities Act during the applicable period in accordance with the intended methods of disposition specified by the Holders of the Registrable Shares covered by such Registration Statement, make generally available earnings statements satisfying the provisions of Section 11(a) of the Securities Act (provided that the Company shall be deemed to have complied with this clause if it has complied with Rule 158 under the Securities Act), and cause the related Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; provided, however, that before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act), the Company shall furnish to the Holders of Registrable Shares covered by such Registration Statement and their counsel for review and comment, copies of all documents required to be filed;

          (c) notify the Holders of any Registrable Shares covered by such Registration Statement promptly and (if requested) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or the related Prospectus or for additional information regarding such Holders, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading:

          (d) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction in the United States;

          (e) furnish to the Holder of any Registrable Shares covered by such Registration Statement, each counsel for such Holders and each managing underwriter, if any, without charge, one conformed copy of such Registration Statement, as declared effective by the SEC, and of each post-effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and deliver, without charge, such number of copies of the preliminary prospectus, any amended preliminary prospectus, each final Prospectus and any post-effective amendment or supplement thereto, as such Holder may reasonably request in order to facilitate the disposition of the Registrable Shares of such Holder covered by such Registration Statement in conformity with the requirements of the Securities Act;

          (f) prior to any public offering of Registrable Shares covered by such Registration Statement, use commercially reasonable efforts to register or qualify such Registrable Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Holders of such Registrable Shares shall reasonably request in writing; provided, however, that the Company shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject;

          (g) upon the occurrence of any event contemplated by paragraph 5(c)(v) above, prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder (including upon the termination of any Delay Period), such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (h) use commercially reasonable efforts to cause all Registrable Shares covered by such Registration Statement to be listed on each securities exchange or automated interdealer quotation system, if any, on which similar securities issued by the Company are then listed or quoted;

          (i) on or before the effective date of such Registration Statement, provide the transfer agent of the Company for the Registrable Shares with printed certificates for the Registrable Shares covered by such Registration Statement, which are in a form eligible for deposit with The Depository Trust Company;

          (j) if such offering is an underwritten offering, make available for inspection by any Holder of Registrable Shares included in such Registration Statement, any underwriter participating in any offering pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and affiliates (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibilities; provided, however, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to the Company (which shall permit the disclosure of such Records in such Registration Statement or the related Prospectus if necessary to avoid or correct a material misstatement in or material omission from such Registration Statement or Prospectus) or either (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided further, however, that (A) any decision regarding the disclosure of information pursuant to subclause
     (i) shall be made only after consultation with counsel for the applicable Inspectors and the Company and (B) with respect to any release of Records pursuant to subclause (ii), each Holder of Registrable Shares agrees that it shall, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company so that the Company, at the Company's expense, may undertake appropriate action to prevent disclosure of such Records; and

          (k) if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Holders of a majority of the Registrable Shares being sold in connection therewith (including those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Shares, and in such connection, (i) use commercially reasonable efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and counsel to the Holders of the Registrable Shares being sold), addressed to each selling Holder of Registrable Shares covered by such Registration Statement and each of the underwriters as to the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (ii) use commercially reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of Registrable Shares covered by the Registration Statement (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession in which case such letters shall be addressed to the extent permissible in a manner permitting such Holder to rely thereon) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings,
     (iii) if requested and if an underwriting agreement is entered into, provide indemnification provisions and procedures substantially to the effect set forth in Section 8 hereof with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

          The Company may request in writing each Holder of Registrable Shares covered by a Registration Statement to furnish such information regarding such Holder and such Holder's intended method of disposition of such Registrable Shares as is required by the form of such Registration Statement, applicable law or the SEC. If any such information is not furnished within a reasonable period of time after receipt of such request, the Company may exclude such Holder's Registrable Shares from such Registration Statement.

          Each Holder of Registrable Shares covered by a Registration Statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(iv) or 5(c)(v) hereof, that such Holder shall forthwith discontinue disposition of any Registrable Shares covered by such Registration Statement or the related Prospectus until receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(g) hereof, or until such Holder is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus (such period during which disposition is discontinued being an "Interruption Period") and, if requested by the Company, the Holder shall deliver to the Company (at the expense of the Company) all copies then in its possession, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Shares at the time of receipt of such request.

          Each Holder of Registrable Shares covered by a Registration Statement further agrees not to utilize any material other than the applicable current preliminary prospectus or Prospectus in connection with the offering of such Registrable Shares.

          SECTION 6. Registration Expenses. Whether or not any Registration Statement is filed or becomes effective, the Company shall pay all costs, fees and expenses incident to the Company's performance of or compliance with this Agreement, including (i) all registration and filing fees, including NASD filing fees and any applicable stock exchange or interdealer quotation system listing fees, (ii) all fees and expenses of compliance with securities or Blue Sky laws, including reasonable fees and disbursements of counsel in connection therewith, (iii) printing and photocopying expenses (including expenses of printing certificates for Registrable Shares and of printing prospectuses if the printing of prospectuses is requested by the Holders or the managing underwriter, if any), (iv) messenger, telephone and delivery expenses, (v) fees and disbursements of counsel for the Company, (vi) fees and disbursements of all independent certified public accountants of the Company (including expenses of any "cold comfort" letters required in connection with this Agreement) and all other persons retained by the Company in connection with such Registration Statement, (vii) fees and disbursements of one counsel, other than the Company's counsel, selected by Holders of a majority of the Registrable Shares being registered, to represent all such Holders, (viii) fees and disbursements of underwriters customarily paid by the issuers or sellers of securities and (ix) all other costs, fees and expenses incident to the Company's performance or compliance with this Agreement. Notwithstanding the foregoing, the fees and expenses of any persons retained by any Holder, other than one counsel for all such Holders, and any discounts, commissions or brokers' fees or fees of similar securities industry professionals and any transfer taxes relating to the disposition of the Registrable

Shares by a Holder, will be payable by such Holder and the Company will have no obligation to pay any such amounts.

          SECTION 7. Underwriting Requirements. (a) Subject to Section 7(b) hereof, any Holder shall have the right, by written notice, to request that any Demand Registration provide for an underwritten offering.

          (b) In the case of any underwritten offering pursuant to a Demand Registration, the Holders of a majority of the Registrable Shares to be disposed of in connection therewith shall select the institution or institutions that shall manage or lead such offering, which institution or institutions shall be reasonably satisfactory to the Company. In the case of any underwritten offering pursuant to a Piggyback Registration, the Company shall select the institution or institutions that shall manage or lead such offering. No Holder shall be entitled to participate in an underwritten offering unless and until such Holder has entered into an underwriting or other agreement with such institution or institutions for such offering in such form as the Company, the Holders of a majority of the Registrable Shares included in any Demand Registration and such institution or institutions shall mutually determine.

          SECTION 8. Indemnification. (a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Shares whose Registrable Shares are covered by a Registration Statement or Prospectus, the officers, directors and agents and employees of each of them, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgment, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by or on behalf of such Holder expressly for use therein; provided, however, that the Company shall not be liable to any such Holder to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) having previously been furnished by or on behalf of the Company with copies of the Prospectus, such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Shares by such Holder to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or such omission or alleged omission; and provided further, however, that the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Shares.

          (b) Indemnification by Holder of Registrable Shares. In connection with any Registration Statement in which a Holder is participating, such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with such Registration Statement or the related Prospectus and agrees to indemnify, to the full extent permitted by law, the Company, its directors, officers, agents or employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, agents or employees of such controlling Persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such Registration Statement or the related Prospectus or any amendment or supplement thereto, or any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is based upon any information so furnished in writing by or on behalf of such Holder to the Company expressly for use in such Registration Statement or Prospectus; provided, however, that such Holder shall not be liable in any such case
(i) to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Prospectus used by any person (other than such Holder or an Affiliate of such Holder) after such time as such Holder advised the Company of the need for a correction thereof or
(ii) in an amount that exceeds the net proceeds received by such Holder from the sale of Registrable Shares pursuant to such Registration Statement.

          (c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the

"indemnifying party") of any claim or of the commencement of any proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or proceeding, to assume, at the indemnifying party's expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that (i) an indemnified party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (1) the indemnifying party agrees to pay such fees and expenses; (2) the indemnifying party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such indemnified party; or (3) the named parties to any proceeding (including impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it that are inconsistent with those available to the indemnifying party or that a conflict of interest is likely to exist among such indemnified party and any other indemnified parties (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party); and (ii) subject to clause (3) above, the indemnifying party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party shall not be subject to any liability for any settlement made without its consent. The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

          (d) Contribution. If the indemnification provided for in this
Section 8 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.
The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 8(d). Notwithstanding the provision of this
Section 8(d), an indemnifying party that is a Holder shall not be required to contribute any amount which is in excess of the amount by which the total proceeds received by such Holder from the sale of the Registrable Shares sold by such Holder (net of all underwriting discounts and commissions) exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          SECTION 9. Miscellaneous. (a) Termination. This Agreement and the obligations of the Company and the Holders hereunder (other than Section 8 hereof) shall terminate on the first date on which no Registrable Shares remain outstanding.

          (b) Notices. All notices or communications hereunder shall be in writing (including telecopy or similar writing), addressed as follows:

          To the Company:

          [                       ]

          With a copy to:

          Cravath, Swaine & Moore
          Worldwide Plaza
          825 Eighth Avenue
          New York, New York 10019
          Attention:  Peter S. Wilson, Esq.
          Telecopier no.: (212) 474-3700



          To the Holder[s]:

          [                         ]


          With a copy to:

          Baker & Botts, L.L.P.
          885 Third Avenue
          19th Floor
          New York, New York 10022
          Attention: Elizabeth Markowski, Esq.
          Telecopier no.: (212) 705-5032

               Any such notice or communication shall be deemed given (i) when made, if made by hand delivery, (ii) upon transmission, if sent by confirmed telecopier, (iii) one business day after being deposited with a next-day courier, postage prepaid, or (iv) three business days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as above (or to such other address or to such other telecopier number as such party may designate in writing from time to time).

               (c) Separability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

               (d) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, legatees, legal representatives, successors and assigns.

          (e) Entire Agreement. This Agreement, the Merger Agreement, the LMC Agreement and the agreements referred to herein and therein together represent the entire agreement of the parties with respect to the subject matter hereof and supersede any and all prior contracts, arrangements or understandings between the parties hereto with respect to such subject matter.

               (f) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority in number of the Registrable Shares then outstanding.

               (g) Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the other parties, except to the extent that such party is advised by counsel that such release or announcement is necessary or advisable under applicable law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall to the extent practicable provide the other party with an opportunity to review and comment on such release or announcement in advance of its issuance.

              (h) Expenses. Whether or not the transactions contemplated hereby are consummated, except as otherwise provided herein, all costs and expenses incurred in connection with the execution of this Agreement shall be paid by the party incurring such costs or expenses, except as otherwise set forth herein.

               (i) Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               (j) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to each other party.

               (k) Governing Law. This Agreement shall be construed, interpreted, and governed in accordance with the internal laws of New York.

               (l) Calculation of Time Periods. Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, however, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be timely performed or given if performed or given on the next succeeding Business Day.


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.


                                        TIME WARNER INC.


                                        By:  ------------------------
                                              Name:
                                              Title:

                                        LIBERTY MEDIA CORPORATION


                                        By:  ------------------------
                                             Name:
                                             Title:

                                                     EXHIBIT G TO
                                                    LMC AGREEMENT


                     RIGHTS PLAN AMENDMENTS

          "Acquiring Person" shall mean, as of any time, any Person who or which, alone or together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of more than 15% of the Common Shares outstanding as of such time, other than (a) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any of its Subsidiaries, or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan, or (b) any Person who or which, alone or together with one or more of its Affiliates or Associates, becomes or became the Beneficial Owner of more than 15% of the Common Shares outstanding as of such time pursuant to a Qualifying Offer. Notwithstanding the foregoing, the term "Acquiring Person" shall not include any Person who or which as of any time becomes the Beneficial Owner of more than 15% of the Common Shares outstanding as of such time (i) solely as the result of a change in the number of Common Shares outstanding since the most recent preceding date on which such Person acquired Beneficial Ownership of any Common Shares or (ii) solely as the result of the acquisition by such Person or one or more of its Affiliates or Associates of Beneficial Ownership of additional Common Shares if such acquisition was made in the good faith belief that such acquisition would not cause either the number of Common Shares beneficially owned by such Person, together with its Affiliates and Associates, to exceed 15% of the Common Shares outstanding at the time of such acquisition or otherwise cause a Distribution Date or the adjustment provided in
Section 11(a) to occur and such good faith belief was based on the good faith reliance on information contained in publicly filed reports or documents of the Company which were inaccurate or out-of-date or (iii) solely as the result of the acquisition of beneficial ownership of any Common Shares by any of such Person's Affiliates or Associates who or which are not Controlled Related Parties of such Person or (iv) solely as the result of any transaction or event pursuant to which any Person who or which beneficially owns any Common Shares and was not previously an Affiliate or Associate of such Person becomes an Affiliate or Associate of such Person or (v) solely as the result of the acquisition by such Person or one or more of its Affiliates or Associates of Beneficial Ownership of additional Common Shares if such acquisition was made in the good faith belief that such acquisition would not cause the number of Common Shares beneficially owned by such Person, together with its Affiliates and Associates, to exceed 15% of the Common Shares outstanding at the time of such acquisition or otherwise cause a Distribution Date or the adjustment provided in Section 11(a) to occur and such good faith belief was based on the good faith reliance on inaccurate or out-of-date information concerning the number of Common Shares beneficially owned by any Affiliates or Associates of such Person who or which are not Controlled Related Parties of such Person; provided, however, that in the case of any of clauses (i) through (v), the percentage of the Common Shares outstanding represented by the number of Common Shares beneficially owned by such Person is reduced to 15% or less within the applicable cure period. For purposes of the immediately preceding sentence, the "applicable cure period" shall be the period commencing on (and including) the date that such Person becomes aware that the number of Common Shares beneficially owned by such Person exceeds 15% of the Common Shares outstanding (except that if such Person has separately agreed in writing with the Company to notify the Company once such Person becomes aware of such fact, the cure period shall commence on (and include) the date of receipt by such Person of written notice from the Company that the number of Common Shares beneficially owned by such Person exceeds, as of the date such notice is given, 15% of the Common Shares outstanding as of such date) and ending upon the Close of Business on (i) the fifth Business Day after such date in the case of any Person described in clause (i) or (ii) of the immediately preceding sentence or (ii) the tenth Business Day after such date in the case of any Person described in clause
(iii), (iv) or (v) of the immediately preceding sentence; provided, however, that if such reduction would require the disposition by such Person or any of its Affiliates or Associates of any Common Shares and such Person notifies the Company in writing that, in such Person's good faith belief, such disposition within such period could not reasonably be accomplished without violation of applicable law or could reasonably be accomplished only for consideration or on terms materially disadvantageous as compared to the consideration or terms on which such disposition could be accomplished during some longer period of time, then such period shall be extended for such time as the directors of the Company whose approval would be required to redeem the Rights under Section 24 shall reasonably deem to be required in order to prevent such violation of applicable law or shall reasonably deem to be sufficient to minimize such disadvantageous effect (as the case may be), subject to the condition that such Person shall during the cure period, as extended (or until such earlier time at which such Person, together with its Affiliates and Associates, otherwise ceases to beneficially own more than 15% of the outstanding Common Shares), diligently and in good faith proceed to effect the required disposition as expeditiously as reasonably practicable and comply with any arrangements regarding the voting of a number of Common Shares beneficially owned by such Person, together with its Affiliates and Associates, equal to the number so required to be disposed of pending completion of such disposition as such directors of the Company shall request (including arrangements not to vote such number of Common Shares or only to vote such number of Common Shares in a manner approved by such directors of the Company). For purposes of this definition, the determination of whether any Person (other than a director of the Company, in his or her capacity as a director of the Company) acted in "good faith" shall be conclusively determined in good faith by those directors of the Company whose approval would be required to redeem the Rights under Section 24.

          A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own", and shall be deemed to have "Beneficial Ownership" of, any securities:


          (i) which such Person or any of such Person's
     Affiliates or Associates is deemed to 'beneficially own' within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Rights Agreement;

          (ii) which such Person or any of such Person's Affiliates or Associates has: (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed under this clause
     (A) to be the Beneficial Owner of, or to beneficially own, or to have Beneficial Ownership of, any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder; or (B) the right to vote pursuant to any agreement, arrangement or understanding (written or oral); provided, however, that a Person shall not be deemed under this clause (B) to be the Beneficial Owner of, or to beneficially own, any security if (1) the agreement, arrangement or understanding (written or oral) to vote such security arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) the beneficial ownership of such security is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (written or oral) for the purpose of acquiring, holding, voting or disposing of any Common Shares, any other securities of the Company generally entitled to vote together with the Common Shares or any rights, warrants, options or other securities exercisable or exchangeable for, or convertible into, Common Shares or other securities of the Company generally entitled to vote together with the Common Shares.

          A Person shall also be deemed to be the "Beneficial Owner" of, and to "beneficially own", and to have "Beneficial Ownership" of, Common Shares of the Company if such Person is the Beneficial Owner of, or beneficially owns, or has Beneficial Ownership of (as the case may be), any other securities of the Company (whether or not convertible into or exchangeable for Common Shares) generally entitled to vote together with the Common Shares. If the preceding sentence is applicable in any case, such Person shall be deemed by virtue of Beneficial Ownership of such other securities to be the "Beneficial Owner" of, and to "beneficially own", and to have "Beneficial Ownership" of, that number of Common Shares of the Company equal to the greater of (x) the number of votes entitled to be cast in respect of such other securities upon any matter being voted upon by the holders of Common Shares and the holders of such other securities, voting together as a single class, and (y) if applicable, the number of Common Shares of the Company issuable upon conversion in full into, or exchange in full for, Common Shares of the Company of such other securities.

          In the event any Common Shares are subject to a voting trust approved by the directors of the Company whose approval would be required to redeem the Rights under Section 24, than (x) the trustee or trustees under such voting trust shall be deemed not to be the "Beneficial Owner" of any such Common Shares and
(y) each beneficiary of such voting trust shall be deemed to be the "Beneficial Owner" of all such Common Shares.

Notwithstanding the foregoing, (a) no Person ordinarily engaged in business as an underwriter of securities shall be deemed to be the "Beneficial Owner" of, to "beneficially own", or to have any "Beneficial Ownership" of, any securities acquired in a bona fide firm commitment underwriting pursuant to an underwriting agreement with the Company; and (b) no Person shall be deemed to be the "Beneficial Owner" of, to "beneficially own", or to have any "Beneficial Ownership" of, any securities by reason of such Person or any of such Person's Affiliates or Associates having the right to acquire (whether such right is exercisable immediately or only after the passage of time) such securities pursuant to a right of first refusal, right of first offer or similar agreement, arrangement or understanding (written or oral) granted by another Person (the "subject Person") (I) that does not provide any direct or indirect limitations or restrictions on the ability of the subject Person to exercise (or refrain from exercising) any voting rights associated with such securities or contain any other agreement, arrangement or understanding with respect to such voting rights, (II) that does not contain any incentive for the subject Person to support or oppose any particular Business Combination or otherwise to exercise (or refrain from exercising) any voting rights associated with such securities in a manner advantageous to such Person or any of such Person's Affiliates or Associates and (III) prior written notice of which shall have been given to the Company.

          "Common Shares outstanding" or "outstanding Common Shares" when used in this Section 1 in the definition of "Acquiring Person" and when used in Section 3(b), with respect to any Person who is, as of any time, the Beneficial Owner of, beneficially owns, or has Beneficial Ownership of, any specified percentage of "Common Shares outstanding" or "outstanding Common Shares", shall mean the sum of (i) all Common Shares and any other securities generally entitled to vote together with the Common Shares (in the case of such other securities, counted as a number of Common Shares equal to the greater of (x) the number of votes entitled to be cast in respect of such other securities upon any matter being voted upon by the holders of Common Shares and the holders of such other voting securities, voting together as a single class and (y), if applicable, the number of Common Shares issuable upon conversion in full into, or exchangeable in full for, Common Shares of such other securities) actually issued as of such time, except Common Shares or such other securities, if any, then owned by the Company or any Subsidiary of the Company which, under the laws of the jurisdiction of incorporation of the Company, could not then be voted at a meeting of the holders of Common Shares called for the purpose of electing directors of the Company plus (ii) the maximum aggregate number of Common Shares and such other securities which would be issued upon the exercise in full of all then outstanding options, warrants and rights, however denominated (but in each case only if issued by the Company or any of its Subsidiaries, and excluding the Rights and excluding any securities included in clause (i) of this calculation), to subscribe for, purchase or otherwise acquire any Common Shares or such other securities, and the conversion into, or exchange for, Common Shares or such other securities in full of all then outstanding securities of the Company or any of its Subsidiaries that are convertible into or exchangeable for Common Shares or such other securities (excluding any securities included in clause (i) of this calculation), in each case with or without payment of additional consideration in cash or property, whether or not such options, warrants, rights or securities are then exercisable, convertible or exchangeable, as the case may be, regardless of whether or not any of such Common Shares or such other securities would be deemed to be outstanding under generally accepted accounting principles for purposes of determining book value or net income per share and regardless of whether or not any of such Common Shares or such other securities would be deemed to be outstanding under paragraph (d)(1)(i) of Rule 13d-3 of the General Rules and Regulations under the Exchange Act (either as in effect on the date of this Rights Agreement or as subsequently amended) or under any other rule, regulation or statute for the purpose of computing the percentage of Common Shares outstanding owned by any particular Person as of any time or for any other purpose.


          "Controlled Related Party" means, when used with respect to any specified Person, each Affiliate or Associate of such Person if such Person possesses, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons, the power to direct decisions regarding the acquisition, disposition or voting by such Affiliate or Associate of Common Shares or rights to acquire or vote Common Shares.

                               Exhibit J to
                               LMC Agreement


                          VOTING TRUST AGREEMENT


          THIS VOTING TRUST AGREEMENT (the "Trust Agreement") is entered into as of _________________ by and among TCI Turner Preferred, Inc. ("TCITP"), United Cable Turner Investment, Inc. ("UCT"), Communication Capital Corp. ("CCC", and together with TCITP and UCT; the "Liberty Subsidiaries"), and Gerald M. Levin (the "Trustee").

          WHEREAS, Time Warner Inc. ("Time Warner") has entered into various agreements pursuant to which Time Warner will acquire Turner Broadcasting System, Inc. (the "Acquisition"); and

          WHEREAS, in connection with the Acquisition and various related transactions the Liberty Subsidiaries will be entitled to receive shares of the Series K Voting Participating Convertible Preferred Stock (the "Preferred Stock") of Time Warner; and

          WHEREAS, in connection with the Acquisition, Time Warner, Liberty Media Corporation ("LMC") and certain subsidiaries of LMC have executed the LMC Agreement (the "LMC Agreement") pursuant to which, among other things, LMC and such subsidiaries have agreed that any shares of Preferred Stock to which the Liberty Subsidiaries become entitled in connection with the Acquisition or otherwise (the "Preferred Shares") shall be transferred to the Trustee pursuant to this Trust Agreement; and

          WHEREAS, the LMC Agreement provides that all voting securities of Time Warner from time to time held beneficially or of record by LMC or any of its Controlled Affiliates

(as defined in the LMC Agreement) shall be deposited in the trust established hereby and, for so long as LMC is a Controlled Affiliate of Tele-Communications, Inc. ("TCI"), all voting securities of Time Warner held beneficially or of record by TCI or any of its Controlled Affiliates (with certain exceptions set forth in the LMC Agreement) shall be deposited in the trust established hereby, and pursuant thereto it is intended that this Trust Agreement be amended to provide for the deposits of such voting securities (all such voting securities, together with the Preferred Shares, the "Shares") and to add as a party hereto the record owner of the Shares so deposited (in any such case, the record owners of the Shares so deposited, together with the Liberty Subsidiaries, the "Liberty Entities"); and

          WHEREAS, the Liberty Entities desire to enter into this Trust Agreement to assure that under the rules, regulations and policies of the Federal Communications Commission (the "FCC"), there will be no attribution to the Liberty Entities of any interest in Time Warner;

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

          1. Creation and Purpose of Trust. Subject to the terms and conditions hereof, a voting trust in respect of the Shares is hereby created and established, and the Trustee hereby accepts the trust created hereby and agrees to serve as trustee hereunder. The trust created hereby shall be irrevocable, and shall not terminate except in accordance with the terms set forth herein.

          2. Deposit and Transfer of the Shares; Trust Certificates

          (a) At the closing of the Acquisition and at any other time that any Liberty Entity receives beneficial ownership of any Shares, such Liberty Entity will cause certificates representing such Shares to be delivered to the

Trustee. Each certificate delivered to the Trustee pursuant to this
Section 2(a) shall be surrendered to Time Warner for cancellation and new certificates evidencing the Shares represented thereby shall be issued and registered in the name of the Trustee. All of the certificates for the Shares issued in the name of the Trustee shall bear a legend to the effect that such Shares are held subject to the terms and conditions of this Trust Agreement in accordance with
Section 218 of the Delaware General Corporation Law (the "DGCL"). Upon the issuance and registration of such certificates, the Trustee shall deliver a voting trust certificate evidencing the underlying Shares (the "Certificate") to the applicable Liberty Entity, substantially in the form of Exhibit A attached hereto.

          (b) The Trustee shall retain and hold the Shares only in accordance with, and subject to the terms and conditions set forth in, this Trust Agreement. Except as hereinafter provided, all the Shares shall at all times be and remain in the possession of the Trustee.

          3. Maintenance of Records; Replacement of Trust
Certificates.

          In case any Certificate shall become mutilated, lost, stolen or destroyed, the Trustee, under such conditions with respect to indemnity and otherwise as the Trustee in the Trustee's sole discretion may prescribe, may provide for the issuance of a new
Certificate in lieu of such lost, stolen or destroyed Certificate or in exchange for such mutilated Certificate.

          4. Voting, Management and Other Actions by Trustee.

          (a) During the term of this Trust Agreement, all voting rights with respect to the Shares shall be vested in the Trustee, who shall vote the Shares with the objective to maximize the value of the Shares consistent with his discretion pursuant to Section 5(e) and subject to Section 4(c).

          (b) No person other than the Trustee shall have any voting rights in respect of the Shares so long as this Trust Agreement is in effect. The Trustee shall have no beneficial interest in the Shares.


          (c) The Trustee shall not:

               (i) sell or otherwise transfer or encumber any of the Shares except as specifically provided for in this Trust Agreement; or

          (ii) vote the Shares in favor of certain extraordinary events, as follows: (A) any sale, lease transfer or other disposition of all or substantially all of the assets or stock of Time Warner; (B) any merger, consolidation, reorganization, dissolution, liquidation or recapitalization of Time Warner; or (C) any amendment to the Restated Certificate of Incorporation or Bylaws of Time Warner that would materially adversely affect the rights, benefits, powers or privileges of the holders of the Shares or of the Common Stock of Time Warner generally. The limitations imposed by clauses (A) and (B) of this
Section 4(c)(ii) shall not apply to any transaction contemplated thereunder that (x) would constitute a tax-free transaction under the Internal Revenue Code of 1986 (as from time to time amended) for the Liberty Entities or any other person or entity with which a Liberty Entity would be consolidated for Federal income tax purposes and (y) provides identical consideration (including, without limitation, for any consideration consisting of securities, par value, principal or face amount, interest or dividend rate and any preferences, privileges, priorities or rights (including voting rights)) for each security of Time Warner of the same class as the Shares.

          (d) If any Liberty Entity notifies the Trustee in writing that it desires to sell Shares and the Trustee acting in his reasonable discretion agrees that such sale is consistent with the requirements of applicable law, then the Trustee, acting for the benefit of such Liberty Entity, shall sell such Shares in a commercially reasonable manner with the objective to maximize the proceeds to such Liberty Entity to the extent reasonably practicable; provided however, that any such sale shall be subject to and consistent with the rights and obligations of the Liberty Subsidiaries established under the Stockholders Agreement dated ____________, 199_ among TCITP, Time Warner, R.E. Turner III and the Related Turner Stockholders named therein.

          (e) The Trustee shall cause certificates representing all of the Shares to be delivered to the Liberty Entities, properly endorsed for transfer to the appropriate Liberty Entity or its designee, and shall take all other actions appropriate to effectuate the transfer of title to the Shares and all other property held by the Trustee pursuant to this Trust Agreement, to the Liberty Entities or their designees at such time as (i) legal counsel nationally recognized for expertise in FCC matters has delivered its written opinion that such delivery and transfer will not violate the Communications Act of 1934, as amended, or the rules and regulations of the FCC, including any provisions of the Communications Act, or FCC rule or regulation, the effectiveness of which shall at that time have been stayed or which shall have been promulgated with a delayed effective date, but which shall in any such case be considered as if then in effect, and (ii) the Trustee receives a written notice from the Liberty Entities authorizing such transfer.

          (f) In the event the FCC holds, or legal counsel to the Liberty Entities determines, that for any reason the Shares held in trust under this Trust Agreement result in any Liberty Entity having an attributable interest in Time Warner, the Trustee shall, in his capacity as Trustee, at the direction of such Liberty Entity, take appropriate action to eliminate such attributable interest with a view to maximizing the value of the Shares to such Liberty Entity; provided that if the exchange of the Shares for shares of Series J Non-Voting Participating Convertible Preferred Stock of Time Warner ("Non-Voting Preferred Stock") would eliminate such attributable interest, then at the direction of such Liberty Entity such exchange shall be effected and the shares of Non-Voting Preferred Stock distributed to the applicable Liberty Entity or its designee.

          (g) The Trustee shall, in his capacity as Trustee, have any and all such further powers and shall take such further actions
(including, but not limited to, taking legal action) as may be necessary to fulfill the Trustee's obligations under this Trust
Agreement.

     5. Concerning the Trustee.

          (a) Subject to the provisions of this Trust Agreement, the trust created hereby shall be managed by the Trustee.

          (b) The Trustee shall not receive compensation for his services hereunder.

          (c) The Trustee is expressly authorized to incur and pay all reasonable charges and other expenses which the Trustee deems necessary and proper in the performance of the Trustee's duties under this Trust Agreement, including fees and charges for legal counsel of his choosing and the cost of any necessary secretarial staff. The Liberty Entities hereby agree to promptly reimburse the Trustee for all costs, expenses and liabilities incurred by the Trustee in connection with the performance of the Trustee's duties under this Trust Agreement.

          (d) The Liberty Entities jointly and severally assume, indemnify and agree to hold the Trustee harmless, from, against, and in respect of, any and all losses, liabilities, claims, damages, expenses (including costs of investigation and defense, costs incurred in enforcing this indemnity, and reasonable legal fees and expenses), assessments, fines, penalties, settlements or judgments, whether or not involving a third party claim (collectively "Losses"), suffered or incurred by the Trustee arising from, relating to or otherwise in respect of, any provision of this Trust Agreement, any action or omission by the Trustee in his capacity as such or any certificate, document or instrument delivered by the Trustee pursuant thereto, except that the Liberty Entities shall not be required to indemnify the Trustee in respect of any Loss to the extent such Loss is determined by a court of competent jurisdiction in a final nonappealable order to be the direct result of the gross negligence, intentional wrongful action or willful misconduct of the Trustee.

          (e) For purposes of Sections 4(a) and 4(f) of this Trust Agreement, the Trustee shall be deemed to have acted to maximize the value of the Shares if, in the exercise of his business judgment, he is acting in the best interests of the holders of Common Stock of Time Warner generally and the Trustee shall have no liability hereunder to the extent that he is exculpated from liability to holders of the Common Stock of Time Warner pursuant to the provisions of its Certificate of Incorporation which are consistent with Section 102(b)(7) of the DGCL. In any action against the Trustee in connection with the performance of his duties hereunder, the Trustee shall be entitled to the presumption that he acted in good faith in his reasonable business judgment, and he shall not be deemed an "interested party" by reason of his being an officer and/or director of Time Warner.

          (f) The Trustee shall be free from liability in acting upon any paper, document or signature believed by the Trustee to be genuine and to have been signed by the proper party. The Trustee shall not be liable for any error of judgment in any act done or omitted, nor for any mistake of fact or law, nor for anything which the Trustee may do or refrain from doing in good faith. The Trustee may consult with legal counsel of his own choosing and any action under this Trust Agreement taken or suffered in good faith by the Trustee and in accordance with the opinion of the Trustee's counsel (if such opinion shall have been obtained by Trustee) shall be conclusive on the parties to this Trust Agreement and the Trustee shall be fully protected and be subject to no liability in respect thereof. So long as the Trustee is Gerald M. Levin, if the Trustee is required to take any action hereunder which the Trustee believes raises substantial issues as to whether such action would be inconsistent with the best interests of the holders of the Common Stock of Time Warner generally or Time Warner, the Trustee may, in lieu of taking such action, deliver a notice of resignation as Trustee hereunder in accordance with Section 5(h) and, upon delivery of such notice, the Trustee shall not be obligated to take any further action hereunder and shall not incur any liability to any Liberty Entity or any other person (including any government agency) for failing to take such action.

          (g) The rights and duties of the Trustee hereunder shall terminate upon the Trustee's disqualification, which disqualification shall occur upon any of the following: the Trustee's incapacity to act, death, insolvency, or, so long as the Trustee is Gerald M. Levin, if the Trustee for any other reason ceases to serve as the Chief Executive Officer and Chairman of Time Warner. No interest in any of the Shares directly or indirectly held by the Trustee nor any of the rights and duties of a disqualified Trustee may be transferred by will, devise, succession or in any manner except as provided in this Trust Agreement. The heirs, administrators, executors or other representatives of a disqualified Trustee shall, however, have the right and duty to convey any Shares held by the Trustee to one or more successor Trustees, as designated under Section 5(i) of this Trust Agreement.

          (h) The Trustee may resign by giving not less than 60 days' advance written notice of resignation to the Liberty Entities, provided that a successor Trustee has been appointed as provided for in Section 5(i) of this Trust Agreement. The Liberty Entities shall cooperate fully by prompt appointment of a successor Trustee pursuant to Section 5(i) of this Trust Agreement and shall not unreasonably interfere with or delay the effectiveness of such resignation.

          (i) In the event of the resignation or disqualification of the Trustee, he shall be succeeded by a successor Trustee chosen by the Liberty Entities. Any successor Trustee shall succeed to all of the rights and obligations of the Trustee replaced hereunder upon execution by such successor Trustee of a counterpart of this Trust Agreement. Notwithstanding the above, in the sole discretion of the Liberty Entities, and consistent with FCC rules and regulations, the resignation or disqualification of Gerald M. Levin as Trustee may trigger the termination of this Trust Agreement and the underlying trust. In that case, the Liberty Entities shall appoint a successor trustee whose sole right, duty and obligation shall be to accomplish the termination of the trust in accordance with the terms of this Trust Agreement.

          (j) The Trustee and any successor Trustee designated pursuant to Section 5(i) shall not be a partner, officer, employee, director or 1% or greater shareholder of any Liberty Entity or of any entity controlled by, controlling, or under common control with any Liberty Entity, and may not have any business or familial relationship with any Liberty Entity or any entity controlled by, controlling or under common control with any Liberty Entity or with any officer, employee, or director thereof. The Trustee or any successor Trustee shall not serve as a partner, officer, employee, or director of any Liberty Entity or of any entity controlled by, controlling, or under common control with any Liberty Entity.

          (k) Notwithstanding any other provision of this Trust
Agreement, the rights of the Trustee set forth in Sections 5(c), 5(d), 5(e) and 5(f) of this Trust Agreement shall survive any termination of this Trust Agreement or the trust created hereby or the disqualification, resignation or other removal of the Trustee.

     6. Distribution of Proceeds of Sale of Shares.

          In the event of (i) the sale of the Shares pursuant to
Section 4(d) of this Trust Agreement, or (ii) the sale of all or substantially all of the stock of Time Warner or any merger, consolidation, reorganization, dissolution, recapitalization or liquidation of Time Warner and regardless of whether the Trustee has voted the Shares in favor of such transaction, the Trustee shall sell, transfer, surrender or otherwise dispose of the Shares in accordance with the terms of the applicable transaction and receive the money, securities, rights or property which are distributed or are distributable in respect of the Shares, or which are received in exchange or in payment for the Shares and, after paying (or reserving for payment thereof) any expenses incurred pursuant to this Trust Agreement, shall distribute or cause the distribution of such money, securities, rights or property to the Liberty Entities or their designees in proportion to their respective ownership interests.

     7. Termination of Trust Agreement.

          (a) This Trust Agreement and the trust created hereby shall terminate upon the first to occur of the following: (i) the distribution to Liberty Entities or their designees of the Shares as contemplated by Section 4(e) of this Trust Agreement; (ii) the sale of the Shares as contemplated under Section 4(d) or Section 6 of this Trust Agreement; or (iii) upon exercise by the Liberty Entities of their rights under Section 5(i) to terminate this Agreement in the event of the disqualification or resignation of the Trustee.

          (b) Upon the termination of this Trust Agreement pursuant to
Section 7(a) hereof and consistent with the requirements of the FCC, the Trustee shall deliver to the Liberty Entities or their designees the stock certificates representing the Shares which shall be duly endorsed for transfer or with duly executed stock powers attached, together with all other property held by the Trustee pursuant to this Trust Agreement except that in the case of a distribution under
Section 6, all of the proceeds (net of expenses and necessary reserves) therefrom will be delivered to the Liberty Entities or their designees in accordance with the provisions of Section 6.

          8. Communications

          (a) The Trustee may communicate with, and provide reports to the Liberty Entities or their designees concerning the implementation of the trust and the acquisition of the Shares.

          (b) Neither the Liberty Entities, nor any of the officers, directors, or employees thereof shall communicate with the Trustee regarding the operation or management of Time Warner or with respect to the Trustee's decisions as to how to vote the Shares on any matter. The Liberty Entities may communicate with the Trustee concerning the transfer of the Shares or other information on the mechanics of implementing such transfer.

          (c) Any communications permitted by Section 8(a) or 8(b) shall be in writing.

          (d) All notices and other communications given under this Trust Agreement shall be deemed to have been duly given when delivered in person or by overnight express or mailed by first-class, registered or certified mail, postage prepaid, or transmitted by telefax and addressed to the Parties as follows:

         (i)      If to any Liberty Entity:

                  In care of Liberty Media Corporation
                  8101 East Prentice Avenue
                  Suite 500
                  Englewood, Colorado  80111

                  Attention:  President

                  with copies to:

                  Stephen M. Brett, Esq.
                  General Counsel

                  Tele-Communications, Inc.
                  Terrace Towers II
                  5619 DTC Parkway
                  Englewood, Colorado 80111-3000

                  and

                  Baker & Botts, L.L.P.
                  885 Third Avenue
                  Suite 1900
                  New York, New York 10022

                  Attention: Elizabeth Markowski, Esq.

       (ii)       If to the Trustee:

                  Gerald M. Levin
                  Time Warner Inc.
                  75 Rockefeller Plaza
                  New York, New York 10019
                  Fax:  (212) 333-3987

                  with copies to:

                  General Counsel
                  Time Warner Inc.
                  75 Rockefeller Plaza
                  New York, New York 10019
                  Fax:  (212) 956-7281

                  and

                  William P. Rogers, Jr.
                  Cravath, Swaine & Moore
                  Worldwide Plaza
                  825 Eighth Avenue
                  New York, New York  10019
                  Fax:  (212) 765-0993

or to such other address as either of them by written notice to the other may from time to time designate. Each notice or other communication which shall be delivered, mailed or transmitted in the manner described above shall be deemed sufficiently received for all purposes at such time as it is delivered to the addressee (with any return receipt, delivery receipt or (with respect to a telefax) answer back being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     9. Miscellaneous.

          (a) This Trust Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or other written agreements, commitments or understandings with respect to the matters provided for herein. This Trust Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by each of the parties hereto.

          (b) This Trust Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns. Subject to Section 5(i) hereof, this Trust Agreement shall not be assignable by the Trustee.

          (c) If any part of any provision of this Trust Agreement or any other agreement, document or writing given pursuant to or in connection with this Trust Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining part of said provision or the remaining provisions of this Trust Agreement.


          (d) The headings of the sections of this Trust Agreement are inserted for convenience of reference only and do not form a part or affect the meaning hereof.

          (e) This Trust Agreement, the rights and obligations of the parties hereto, and any claims and disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (not including the choice of law rules thereof).


          (f) This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

          (g) The Trustee shall comply with all rules, regulations and policies of the FCC.

          (h) A copy of this Trust Agreement shall be filed in the registered office of Time Warner in the State of Delaware and shall be available for inspection in accordance with the provisions of Section 218 of the DGCL.

          IN WITNESS WHEREOF, the Parties hereto have executed this Trust Agreement or caused this Trust Agreement to be duly executed on their behalf as of the date and year first herein above set forth.


                        TCI TURNER PREFERRED, INC.


                         By:
                            -----------------------
                            Name:
                            Title


                        UNITED CABLE TURNER INVESTMENT, INC.


                        By:
                           -----------------------
                           Name:
                           Title


                        COMMUNICATION CAPITAL CORP.


                        By:
                           -----------------------
                           Name:
                           Title




                           -----------------------
                                Gerald M. Levin

                                                               Exhibit A



No.                                                 Shares


                             TRUST CERTIFICATE


          This certifies that the undersigned, Gerald M. Levin, as Trustee (the "Trustee") has received certificates representing ____________ shares of Series K Voting Participating Convertible Preferred Stock (the "Shares") of Time Warner Inc. a Delaware corporation, which Shares are held for the benefit of [Liberty Entity] ("Liberty Entity"), a corporation, in accordance with Section 2 of the Voting Trust Agreement, dated ____________, 1995, among the Trustee, TCI Turner Preferred, Inc., United Cable Turner Investments, Inc., and Communication Capital Corp. (the "Trust Agreement"). The Shares are being held by the Trustee on the following terms and conditions:

                         Rights of Liberty Entity


          Liberty Entity, by its acceptances hereof, agrees to, accepts and ratifies all of the terms, conditions and covenants of the Trust Agreement. Liberty Entity shall possess and be entitled to rights of ownership in the Shares only to the limited extent provided in the Trust Agreement.

                             Voting Rights

          The Trustee, during the term of the Trust Agreement, is the owner of the Shares for all purposes provided for in the Trust
Agreement, and shall have all voting rights with respect to the Shares, and the right to take part in or consent to any corporate or Stockholder's actions of any kind, as provided in the Trust Agreement.

                       Restriction on Transfers


          This Trust Certificate is not transferable. The Shares of stock for which it was issued are not transferable during the term of the Trust Agreement, except as provided in the Trust Agreement.

                            Trust Agreement

          This Trust Certificate is governed in all respects by the Trust Agreement. In the event of any inconsistency between the terms and conditions of this Certificate and the Trust Agreement, the Trust Agreement shall control.

                        TRUSTEE:



Dated: __________________ ____________________________________
                                Gerald M. Levin